As filed with the Securities and Exchange Commission on August 18, 2000
                           Registration No. 333-34512
 ==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         (Amendment No. 3 to Form S-3 )


                       MAGNITUDE INFORMATION SYSTEMS, INC.
                 (Name of small business issuer in its charter)


                              --------------------


    Delaware                           7372                      75-2228828

 (State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                              ---------------------

                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
        (Address and telephone number of principal executive offices and place of business)

                                Steven D. Rudnik
                  401 State Route 24, Chester, New Jersey 07930
                                 (908) 879-2722
            (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a  post-effective  amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.

         If this form is a  post-effective  amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________.
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                    PROPOSED
               TITLE OF                                             MAXIMUM          MAXIMUM
               SECURITIES                     AMOUNT                OFFERING         AGGREGATE
                TO BE                          TO BE                PRICE PER        OFERING               AMOUNT
               REGISTERED                    REGISTERED             SHARE(1)         PRICE(1)            REGISTRATION FEE(1)
----------------------------------------------------------------------------------------------------------------------------------
              Common Stock                 19,482,086 shares          $ 1.91          $ 37,210,784          $11,276
              $.0001 par value per share
----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated Solely For The Purpose Of Computing The Registration Fee Required By Section 6(B) Of The Securities Act And Computed Pursuant To Rule 457(C) Under The Securities Act Based Upon The Average Of The High And Low Prices Of The Common Stock On April 5, 2000 As Reported On The Electronic Bulletin Board Over-The-Counter Market Maintained By The National Association Of Securities Dealers, Inc. (The ANASD@).


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH
     SECTION 8(A), MAY DETERMINE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.   ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   PROSPECTUS

                       MAGNITUDE INFORMATION SYSTEMS, INC.

                        4,802,332 SHARES OF COMMON STOCK
                                 ---------------
                        2,500,160 SHARES OF COMMON STOCK
                       UNDERLYING SERIES B PREFERRED STOCK
                                 ---------------
                        1,000,000 SHARES OF COMMON STOCK
                       UNDERLYING SERIES C PREFERRED STOCK
                                ----------------
                        5,926,412 SHARES OF COMMON STOCK
                   UNDERLYING COMMONG STOCK PURCHASE WARRANTS
                                -----------------
                        3,324,866 SHARES OF COMMON STOCK
                         UNDERLYING STOCK OPTION GRANTS
                                -----------------
                         194,926 SHARES OF COMMON STOCK
                          UNDERLYING CONVERTIBLE NOTES
                               ------------------
                         899,780 SHARES OF COMMON STOCK
                          UNDERLYING COMPANY OBLIGATION
                                 ---------------
                         833,610 SHARES OF COMMON STOCK
                        UNDERLYING SUBSCRIPTION AGREEMENT
                                 ---------------
         These shares of Common Stock, par value $.0001 per share, of Magnitude Information Systems, Inc. (the ACompany@ or "Magnitude@) covered by this prospectus have been issued or are issuable under currently exercisable warrants, convertible preferred stock , convertible notes, stock options, a Company "Obligation", explained at page 23 below, and under a subscription agreement. The common stock , warrants, convertible preferred stock, convertible notes, stock options, the Company Obligation and subscription agreement were issued and delivered by Magnitude to certain securityholders of Magnitude in private transactions during the past two years. Up to 19,482,086 shares of common stock covered by this prospectus and which have been either already issued or are issuable, may be sold from time to time by or on behalf of certain securityholders of Magnitude. See ASelling Securityholders@ at page 17. Only the Selling Securityholders identified in this prospectus are offering shares to be sold in the offering. Magnitude is not selling any shares in the offering. Magnitude's common stock is quoted on the Electronic Bulletin Board, over-the-counter market under the symbol "MAGY." On July 31, 2000, the average of the high and low prices reported for the common stock on the Electronic Bulletin Board was $1.05

         Magnitude will not receive any of the proceeds from the sale of the common stock by the Selling Securityholders. Magnitude will receive the proceeds from the cash exercise of any of the warrants and stock options. See AUse of Proceeds@. The selling stockholders may sell their shares from time to time throughout the offering through any legally available means, including through agents or brokers in public sales at market prices, directly or through agents in private sales at negotiated prices. They may also sell shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they comply with the requirements of Rule 144.

         You may contact Magnitude at Magnitude's principal executive offices located at 401 State Route 24, Chester, New Jersey 07930 or by phone at
(908)879-2722. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------
             THIS INVESTMENT INVOLVES CERTAIN HIGH RISKS. SEE "RISK
                         FACTORS" BEGINNING ON PAGE 10.
                                 ---------------
                 The date of this prospectus is August ___, 2000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference rooms located at 450 Fifth Street, N.W., Washington, DC 20549, and its public reference facilities in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

         This prospectus is part of a Form SB-2 registration statement that we filed with the SEC. This prospectus provides you with a general description of the securities that may be offered for sale, but does not contain all of the information that is in the registration statement. To see more detail, you should read the entire registration statement and the exhibits filed with the registration statement. Copies of the registration statement and the exhibits are on file at the offices of the Commission and may be obtained upon payment of the fees prescribed by the Commission, or examined without charge at the public reference facilities of the Commission described above.

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information.

         Neither Magnitude nor any selling securityholder is making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or in any other document incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents.

         Upon request, we will provide without charge a copy of our Annual, Quarterly and Current Reports we have filed electronically with the Commission as well as a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Magnitude Information Systems, Inc., 401 State Route 24, Chester, New Jersey 07930 (telephone: 908-879-2722).

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

                                 ---------------

                               PROSPECTUS SUMMARY


           THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS


                                   THE COMPANY

         Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc. .

         The Company's primary product is an integrated suite of proprietary software modules marketed under the name "ErgoManagerTM" which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

                                   BACKGROUND

         On June 24, 1997, the Company entered into an acquisition agreement whereby it acquired substantially all of the outstanding stock of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems.Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. The business combination took the form of a reverse acquisition. The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development during the year of the Company's proprietary ErgoManagerTM software product.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and certain royalty payments on OS' sales of the Proformix hardware products. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of its new software products. This development comes against the backdrop of the issuance of a patent by the US Patent and Trademark Office on the Company's patent application for certain design principles underlying its ErgoManagerTM software.

                                                   THE OFFERING



Securities offered         4,802,332 Shares of Common Stock, $.0001 par value.
                           2,500,160 Shares of Common Stock issuable upon conversion of Series B Preferred Stock. 1,000,000
                           Shares of Common Stock issuable upon the conversion of Series C Preferred Stock.5,926,412 Shares of
                           Common Stock issuable upon the exercise of Warrants.
                           3,324,866 Shares of Common Stock issuable upon the exercise of stock options. 194,926 Shares of Common
                           Stock issuable upon the conversion of convertible promissory notes. 899,780 Shares of Common Stock issuable upon the conversion of a Company Obligation.
                           833,610 Shares of Common Stock issuable upon conversion and exercise pursuant to Subscription
                           Agreement. See "Selling Securityholders" at page 17.

Selling Securityholders    The Selling Securityholders  are  identified  in
                           this prospectus at page 18 together with the maximum amount of Company Common Shares that each may sell either outright or upon conversion or exercise of rights under their respective preferred stock, warrants, stock options, Company Obligation or subsequent to consummation of the subscription agreement. See "Selling Securityholders" at page 17.

Plan of Distribution       Up to 19,482,086 Shares of Common Stock may be
                           offered and sold by the Selling Securityholders through agents or brokers, acting as principal,agent in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the Shares are then listed, pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices; through brokers or agents in private sales at negotiated prices; or by any other legally available means.

Offering Price             At prevailing market prices on the Electronic
                           Bulletin Board or on other exchanges on which the shares are then listed or at negotiated prices.

Use of Proceeds            The Company will not obtain any funds from the sale
                           of the Common Stock sold by the Selling
                           Securityholders.

Securities Outstanding     The Company is authorized to issue up to an aggregate
                           100,000,000 shares of Common Stock and 3,000,000 shares of preferred stock of which 15,479,163 Common
                           Shares were issued and outstanding at June 30, 2000, and of which an aggregate 379,317 Preferred Shares were outstanding at July 31, 2000. If the Selling
                           Securityholders exercise all of their rights to convert and/or exercise all of their preferred shares, warrants, stock options, convertible promissory notes, the Company Obligation and the exercise of such rights following the consummation of the Subscription Agreement, an additional
                           14,679,754 common shares, representing part of the shares being registered, will be outstanding, resulting in 30,158,917 total outstanding Common
                           Shares.  The Company has in reserve an additional
                           2,565,109 authorized preferred shares that it may issue in one or more series with such rights, preferences and privileges as may be determined by the Company's Board of Directors.

Risk Factors               An investment in the Company's Common Shares is
                           highly speculative and any purchasers will suffer substantial dilution per Common Share compared to the purchase price. The Company has suffered losses for the six month period ended June 30, 2000 of $1,594,527, losses of $2,391,948 during 1999 and
                           $2,530,909 during 1998. The Company will need additional funding. No person should invest in the Common Shares of the Company who cannot afford to risk the loss of his or her entire investment.
                           See "Risk Factors" at page 10.






                           FORWARD LOOKING STATEMENTS

         When  used in this  Prospectus,  the  words  or  phrases  "will  likely result," "are expected to," "will continue," "is anticipated," "estimate," "projected," "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including but not limited to economic conditions, changes in laws or regulations, the Company's history of operating losses, demand for its software products and services, newly developed technologies and software, regulatory matters, protection of technology, lack of industry standards, the ability to obtain contracts and licensing sales, the effects of competition and the ability of the Company to obtain additional financing. Such factors, which are discussed in "Risk Factors," "Business" and "Management's Discussion and
Analysis of Financial Condition and Results of Operations" and the notes to consolidated financial statements, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with undue reliance on any such forward-looking statements, which speak only as of the date made. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                  RISK FACTORS

         You should carefully consider the risks described below when evaluating your ownership of the Magnitude common stock. The risks and uncertainties described below are not the only ones Magnitude faces. Additional risks and uncertainties we are presently not aware of or that we currently consider immaterial may also impair Magnitude's business operations.

         If any of the following risks actually occurs, Magnitude's business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of the Magnitude common stock could decline significantly.

Substantial Losses - Lack of Profitability.

         We have a history of losses and if we do not achieve profitability we may not be able to continue our business in the future. We have incurred substantial operating losses since our inception, which has resulted in an accumulated deficit of approximately $11,298,013 as of December 31, 1999 of which approximately $7 million are attributable to its discontinued hardware product line. For the fiscal years ended December 31, 1999 and 1998, we incurred losses of $2,391,948 and $2,530,909, respectively. For the six month period ended, June 30, 2000, we had additional losses of $1,594,527. We have financed our operations primarily through the sales of equity and debt securities. Our expense levels are high and our revenues are difficult to predict. We anticipate incurring additional losses until we increase our client base and revenues. We may never achieve or sustain significant revenues or profitability. If we are unable to achieve increased revenues, we will continue to have losses and may not be able to continue our operations.

Additional Financing Requirements.

         We could be required to cut back or stop operations if we are unable to raise or obtain needed funding. Our ability to continue operations will depend on our positive cash flow, if any, from future operations or our ability to raise additional funds through equity or debt financing. In February, 2000 we received a firm commitment for private financing of $3.0 million of equity in order to obtain the working capital necessary to continue to finance our operations and execute our business plan. Although we anticipate that future revenues and our current cash balance will be sufficient to fund our current operations and capital requirements for the current fiscal year, we cannot give you any assurance that we will not need additional funds before such time. On July 18, 2000, we signed an agreement with Torneaux, Ltd., a Bahamian Island based company that may permit us to sell between $1.2 million and $4.2 million worth of our common shares, at our option and at discounts ranging from 9.5% to 12% of the average market price of our common shares, depending upon our successful registration of additional Company common shares under federal securities laws and depending upon the prevailing market price of our common stock. Other than this possibility to sell additional equity and obtain funds, we have no current arrangements for additional financing and we may not be able to obtain additional financing on commercially reasonable terms, if at all. We could be required to cut back or stop operations if we are unable to raise or obtain funds when needed.

Limited Operating History.

         We have a limited operating history as a software product company and have made only limited sales of our products. Our total revenues for software sales and licenses for the years ended December 31, 1999 and 1998 were approximately $260,703 and $72,486, respectively. For the six month period ended June 30, 2000 we have revenues of only $348,003.

Uncertainty of Market Acceptance.

         Our revenues depend on sales of our specialized software products and we are uncertain whether there will be broad market acceptance of these products. Our revenue growth for the foreseeable future is largely dependent upon increased sales of our ErgoManagerTMsuite of software products. Since the introduction of our ErgoManagerTM software products in November, 1998 and through December 31, 1999 revenue from our software products has been approximately $270,000 (prior to this time, we had sales of approximately $63,000 based upon a predecessor version of the ErgoManagerTM software}. For the six month period ended June 30, 2000, we had revenues from the sales of software product licenses of $329,342. Our future financial performance will depend upon the successful introduction and customer acceptance of our ErgoManagerTM software products as well as the development of new and enhanced versions of this product as well as other related software products that may be developed in the future. Revenue from products such as ErgoManagerTM depend on a number of factors, including the influence of market competition, technological changes in the ergonomic workplace market, our ability to design, develop and introduce enhancements on a timely basis and our ability to successfully establish and maintain distribution channels. If we fail to achieve broad market acceptance of our ErgoManagerTM products, it would have a material adverse effect on our business, operating results and financial condition.

Lack of Distribution Network and Strategic Relationships.

         Inability to enter into strategic relationships with indirect channel partners could have a material adverse effect on us. As part of our sales and marketing efforts, we are seeking to develop strategic relationships with indirect channel partners, such as original equipment manufacturers and resellers. We have limited financial, personnel and other resources to undertake extensive marketing activities ourselves. Therefore, our software products will depend on our ability to develop and maintain strategic marketing relationships with indirect channel partners and their ability to market and distribute our software products. If we are unable to enter into and maintain such arrangements or if such arrangements do not result in the successful commercialization of our software products, then this could have a material adverse effect on our business, operating results and financial condition.

 Possible Loss of Entire Investment.

                  The common stock offered hereby is highly speculative, involves a high degree of risk and should not be purchased by any person who cannot afford the loss of his entire investment. A purchase of our common stock in this offering would be unsuitable for a person who cannot afford to sustain such a loss.

Dependence Upon Key Personnel.

                  We are substantially dependent upon the continued services of Steven D. Rudnik, our President and Chief Executive Officer. The loss of the services of Mr. Rudnik through incapacity or otherwise would have a material adverse effect upon our business and prospects. To the extent that his services become unavailable, we will be required to retain other qualified personnel, and there can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms. We do, however, maintain key person life insurance on the life of Mr. Rudnik in the amount of $1 Million.

         In addition, we believes that our future prospects will depend in large part upon our ability to attract, train and retain highly-skilled technical, managerial, sales and marketing personnel. However, competition for personnel in the software industry is intense, and, at times, we have had difficulty locating candidates with appropriate qualifications within various desired geographic locations, or with certain industry-specific expertise. If our competitors increase their use of non-compete agreements, the pool of available technical personnel may further narrow in certain jurisdictions, even if the non-compete agreements are ultimately unenforceable. The failure to attract, train, retain and manage productive sales and sales support personnel would have a material adverse effect on our business, financial condition and results of operations.

         If we lose the services of one or more of our key employees, our business, operating results, financial condition or business prospects could be materially adversely affected. We have several programs in place to retain key personnel, including granting of stock options that vest annually over four or five years. A number of key employees have vested stock options with exercise prices lower than our current stock price. These potential gains provide these employees the economic freedom to explore personal objectives both within and outside of our Company, which may result in the loss of one or more key employees during the coming years.

         It is widely recognized that the software industry in which we compete is at or beyond a condition of full employment. We may not be able to attract, train and retain the personnel it requires to develop, market, sell and support new or existing software or to continue to grow. Also, to penetrate successfully key vertical markets, we must attract, train and retain personnel with industry-specific expertise.

Penny Stock Regulations

                The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks". The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (I) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith aswell as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of our securities to sell their securities in the secondary marketplace. Our common stock is currently considered a penny stock.

There is Intense Competition in the Industry

         The market for ergonomic application software is expected to become intensely competitive. Although we are not aware of any ergonomic software that competes with our ErgoManagerTM software products currently, competitors will certainly enter this marketplace. Although we believe our success will be due in part to our early entry into the computer workplace market, we expect other software product manufacturers to develop and sell similar products.

         Intense competition could lead to increased price competition in the market, forcing us to reduce prices. As a result, our gross margins may decline and we may lose our first-to-market advantage which, in turn, could have a material adverse effect on our business, financial condition and results of operations. In addition, we may be unable to compete successfully with any new competitors.

         The computer software industry and products developed for the computer workplace face intense competition. We will be at a competitive disadvantage in seeking to compete with other companies having more assets, larger technical staffs, established market shares and greater financial and operational resources than us. There can be no assurance that we will be able to meet the competition and operate profitably.

Magnitude Has Limited Protection of Intellectual Property and Proprietary Rights and May Potentially Infringe Third Party Intellectual Property Rights

         We consider certain aspects of our software and documentation to be proprietary, and rely on a combination of contract, patent, copyright, trademark and trade secret laws and other measures to protect this information. Outstanding applications may not result in issued patents and, even if issued, the patents may not provide any meaningful competitive advantage. Existing copyright laws afford only limited protection. We believe that the rapid pace of technological change in the computer software industry has made patent, trade secret and copyright protection less significant than factors such as:

o        knowledge, ability and experience of our  employees;
o        frequent software product enhancements; and
o        timeliness and quality of support services.

         Patent, trade secret and copyright protections may be inadequate, and our competitors may independently develop ergonomic software products that are substantially equivalent or superior to our software products. We do not believe that our software products, our trademarks or other proprietary rights infringe on the property rights of any third parties. However, third parties may assert infringement claims against us and our products. These assertions could require us to enter into royalty arrangements or could result in costly litigation.

Magnitude May Experience Product Liability Claims

         Although our license agreements contain provisions designed to limit our exposure to potential product liability claims, these provisions could be invalidated by unfavorable judicial decisions or by federal, state or local laws or ordinances. Although we have not experienced any product liability claims to date, use of our software in mission critical applications may create a risk that a third party may pursue a claim against us. Although we carry product liability insurance, if a product liability claim against us was successful, the resulting damages or injunctive relief could have a material adverse affect on our business, financial condition and results of operations.

Our Stock Price is Volatile and There is a Risk of Litigation

         The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

          o revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;
          o announcements of technological innovations by us or our competitors;
          o new products or the acquisition of significant customers by us or our competitors;
          o developments with respect to patents, copyrights or other proprietary rights by us or our competitors;
          o changes in recommendations or financial estimates by securities analysts;
          o conditions and trends in the software  industry  generally;
          o general market conditions and other factors.

         Further, the stock market has experienced in recent months and may continue in the future to experience extreme price and volume fluctuations that particularly affect the market prices of equity securities of high technology companies that often are not related to or are disproportionate to the operating performance of such companies. These broad market fluctuations, as well as general economic, political and market conditions have, and may continue to have, a material adverse effect on the trading price of our common stock. Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. We cannot assure you that there will not be lawsuits in the future or that future lawsuits will not have a material adverse effect on our business, financial condition and results of operations.

Rapid Technological Change; Dependence on New Products

         The market for software is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company must respond rapidly to developments related to operating systems and applicable programming languages. Such developments will require the Company to continue to make substantial product development investments. Any failure by the Company to anticipate or respond adequately to technological developments and customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenue.

         The Company's future success will depend on its ability to continue to enhance its current product line and to continue to develop and introduce new products that keep pace with competitive product introductions and technological developments, satisfy diverse and evolving customer requirements and otherwise achieve market acceptance. There can be no assurance that the Company will be successful in continuing to develop and market on a timely and cust-effective basis fully functional product enhancements or new products that respond to technological advances by others, or that its enhanced and new products will achieve market acceptance. In addition, the Company has in the past experienced delays in the development, introduction and marketing of new or enhanced products, and there can be no assurance that the Company will not experience similar delays in the future. Any failure by the Company to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, would have a material adverse effect on the Company's business, financial condition and results of operations. See "Patents and New Products" and "Research and Development" below.

There Could Be Adverse Effects of Potential Securities Issuances

         Of the 19,482,086 common shares offered in this prospectus, 4,802,332 of these Common Shares have already been issued to the Selling Securityholders. If the Selling Securityholders were to fully exercise their rights under their warrants, convertible notes, convertible preferred stock, stock options, subscription rights and the Company Obligation to purchase or convert into the remaining 14,679,754 common shares offered in this prospectus and then sell them, the market price of our common stock could be materially adversely affected. As of June 30, 2000, the substantial majority of the warrants, convertible notes and stock options had exercise prices below the current market price of our common stock.

Arbitrary Determination of Offering Price

The prices at which any of the Company Common Shares may be offered for sale by the Selling Securityholders will be determined by the then prevailing market prices of our Common Shares offered and sold on the Electronic Bulletin Board, over-the-counter market or on any other then applicable exchange where our Common Shares are traded, or may be at negotiated prices which, in all likelihood, will bare no relationship to the Company's assets, book value, net worth or other economic or recognized measure of value. All of the exercise and conversion prices and rates of the Company's outstanding warrants, stock options, convertible preferred stock, convertible promissory notes and the Company's Obligation were arbitrarily determined by us and, as well, bare no relationship to our assets, book value, net worth, or any other economic or recognized measure of value. These exercise prices or conversion rates should not be regarded as any indication of current or future market price for our Common Shares.

                                 USE OF PROCEEDS

         The Selling Securityholders will receive all of the net proceeds from the sale of any of the Company's Common Shares offered in this Prospectus. Magnitude will not receive any of the proceeds from any sale of the shares by the Selling Securityholders. Magnitude will receive the proceeds from the cash exercise of any of the warrants and stock options and intends to use any such cash proceeds received for general corporate purposes, which may include repaying indebtedness, making additions to its working capital, funding future acquisitions or for further developing its products and hiring additional personnel.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         The Company's Common Stock currently trades on the Electronic Bulletin Board, over-the counter market, under the symbol "MAGY". The following table sets forth, for the calendar quarters indicated, and for the last two years, the high and low sales prices for the Company's Common Stock:

                                       High/Ask            Low/Bid
1998
         First Quarter ...............  $5 7/8             $4 3/8
         Second Quarter ..............   5 7/8              3 3/4
         Third Quarter ...............   4 3/4              1 1/4
         Fourth Quarter ..............   2 5/8                3/4

1999
         First Quarter..............    $ 1.37             $ 0.41
         Second Quarter.............      0.81               0.53
         Third Quarter .............      1.09               0.55
         Fourth Quarter ............      0.76               0.42

2000
         First Quarter                  $  4.75            $ 0.42
         Second Quarter                    2.88              0.95


         As of June 30, 2000, there were approximately 238 shareholders of record for the Company's Common Stock. The number of record holders does not include shareholders whose securities are held in street name.

         The Company has not declared or paid, nor has it any present intention to pay, cash dividends on its Common Stock. The Company is obliged to pay cash dividends on its outstanding convertible preferred stock and, under certain circumstances, on its outstanding cumulative preferred stock. See "DESCRIPTION OF CAPITAL STOCK" - "The Series A Stock", "The Series B Stock" and "The Series C Stock", below.

                             SELLING SECURITYHOLDERS

         All of the common stock offered is either already issued or is issuable upon the exercise or conversion of Company warrants, stock options, convertible notes, convertible preferred stock, the Company Obligation and the Subscription Agreement issued or issuable by Magnitude to the Selling Securityholders.
Magnitude  may  from  time to time  supplement  or  amend  this  prospectus,  as required, to provide other information with respect to the Selling Securityholders.

The following table sets forth certain information regarding ownership of Magnitude's common stock by the Selling Securityholders as of June 30, 2000, including their names, and the number of shares of common stock owned by them and offered pursuant to this prospectus. The Selling Securityholders listed in the table do not necessarily intend to sell any of their shares. Magnitude filed the registration statement, which includes this prospectus, due to the registration rights granted to the Selling Securityholders, not because they had expressed an intent to immediately sell their shares. Holders of approximately 7,000,000 shares have agreed not to sell such shares for a period of one year.

Name of                                                No. of       Transaction
Selling                   Beneficial Holdings      Common Shares     Summary                % of Class
Securityholder           Before the Offering      Offered Hereby       Note    Exhibits    after Offering
---------------------------------------------------------------------------------------------------------
929595 Ontario Ltd.                760                   380           (9)       4.23          **
Abrams, P.                      11,400                 5,700           (9)       4.23          **
Alexander, I.                    3,376                 1,688           (9)       4.23          **
Angelastri, I.                 850,000               600,000           (6)       4.9;4.12      **
Angelastri, I.               (see above}             250,000          (10)                     **
Angelastri-Keller, S.          200,000               200,000           (6)       4.9;4.12      **
Aniso Stiftung                 404,664               404,664           (6)       4.9;4.12      **
Barbaro, R.D. in Trust          22,392                11,196           (9)       4.23          **
Benoliel, I.                     1,646                   823           (9)       4.23          **
Blue Fuel Corporation            2,306                 1,153           (9)       4.23          **
Brandstatter, A.                 2,306                 1,153           (9)       4.23          **
Brant Investment Ltd.           53,146                26,573           (9)       4.23          **
Burri, E.                      200,000               200,000          (13)       4.9;4.14      **
Carrel, R.                     500,100               333,400          (13)       4.15;4.18     **
Carrel, R.                   (see above}             166,700          (13)       4.9           **
Carter, G.                      14,819                14,819           (9)       4.23          **
Christoph, M.                  100,000               100,000           (6)       4.9;4.12      **
Coop Bank                       97,500                20,000           (6)       4.12           **
Corbett, W.&M.                 100,000               100,000          (14)       4.19          **
Cumming, F.                     33,619                 5,000          (10)                     **
Curtis, J.                       2,470                 1,235           (9)       4.23          **
Cynamon Holding Corp.            8,232                 4,116           (9)       4.23          **
Dean, M.                       100,000               100,000           (5)       4.3           **
Dellelce, P.                     1,646                   823           (9)       4.23          **
Duncan, J.                     510,000               500,000          (10)                     **
ES-LEA Holdings Ltd.            15,072                 7,536           (9)       4.23          **
Ferrier Lullin Bank&Trust        4,940                 2,470           (9)       4.23          **
Fiala, D.                       14,819                 14,819          (9)       4.23          **
Fireworks Creative Inc.            658                    329          (9)       4.23          **
GGD Associates                 275,000                275,000         (10)                     **
Gray, S.                       537,000                537,000          (5)       4.3           **
Groconi Holdings, Inc.           1,120                    560          (9)       4.23          **
Heuberger,                     200,000                200,000          (6)       4.9;4.12      **
Hinst, R. and S.               100,000                100,000          (5)       4.3           **
Jackson Hewitt Invest.Svc      400,000                400,000          (8)       4.3;4.13      **
Keenan, L.                       6,838                  3,419          (9)       4.23          **
Kesselring, R.                 555,500                555,500         (13)       4.9           **
Klaube, J.                     100,100                100,000         (10)                     **
Kroll, S.                      618,792                324,926          (3)       4.10;4.11    1.18%
Kroll, S.                     (see above)             119,866         (10)
Kutkrvicius, J.                  3,294                  1,647          (9)       4.23          **
Lalande, A.                        824                    412          (9)       4.23          **
Liebel, P.                       2,305                  2,305          (9)       4.23          **


Name of                                              No. of        Transaction
Selling                    Beneficial Holdings    Common Shares     Summary                 % of Class
Securityholder             Before the Offering    Offered Hereby     Note        Exhibits    after Offering
--------------------------------------------------------------------------------------------------------
Liechtensteinische Lbank        500,000               500,000        (13)        4.9;4.14        **
Liechtensteinische Lbank     (see above}            1,667,250        (13)        4.16;4.17       **
Logie, T.                         1,646                   823         (9)        4.23            **
Lu, L.                            1,646                   823         (9)        4.23            **
Luescher, D.                     40,000                40,000         (6)        4.9;4.12        **
Lynch, T.                         2,306                 1,153         (9)        4.23            **
Manis, W.                         6,586                 3,293         (9)        4.23            **
Martin, M.                    1,850,000             1,000,000         (7)        4.20          4.89%
Martin, M.                   (see above}              100,000        (10)                        **
Masionis, S.                      4,940                 2,470         (9)        4.23            **
Merhavia Construct.Ltd.           1,520                   760         (9)        4.23            **
Miller, P.                      300,000               300,000         (8)        4.3;4.13        **
MJE Partners                    210,000               210,000         (2)        4.1;4.2;4.3;4.4 **
Murphy, J.                       11,400                 5,700         (9)        4.23            **
Niro, G.                          1,646                   823         (9)        4.23            **
Paine Webber C/F G.She          420,000               420,000         (2)        4.1;4.2;4.3;4.4 **
Pisani, B.M.                    570,567               398,000         (4)        4.6;4.7       1.17%
Pisani, M.B.                     22,000                22,000         (4)         4.6;4.7        **
Print-O-Plast Ltd.                2,306                 1,153         (9)        4.23            **
Reiter, S.                          950                   950         (9)        4.23            **
Reman Partners AG               300,000               300,000        (13)        4.9;4.14        **
Rogivue, N.                     375,000               250,000        (13)        4.15;4.18       **
Rogivue, N.                  (see above}              125,000        (13)        4.9             **
Roni Excavating Ltd.              1,520                   760         (9)        4.23            **
Rudnik, S.                    2,302,558               150,000        (11)                        **
Rudnik, S.                   (see above}              749,780        (12)        4.21            **
Rudnik, S.                   (see above}            1,325,000        (10)                        **
Sal Investments Inc.             11,400                 5,700         (9)        4.23            **
Saperia, E.                       4,446                 2,223         (9)        4.23            **
Schuerch Asset MgmtGm           170,000               120,000         (6)        4.9;4.12        **
Schuerch, K.                    250,000               250,000        (10)                        **
Schuerch, U.                  1,208,500               800,000         (6)        4.9;4.12        **
Schuerch, U.                 (see above}               69,500        (13)        4.9             **
Schuerch, U.                 (see above}              139,000        (13)        4.15;4.18       **
Schuerch, U.                 (see above}              200,000        (10)                        **
Shear Holdings Ltd.                 950                   475         (9)        4.23            **
Shear, E.                         4,116                 2,058         (9)        4.23            **
Shemano, G.                     100,000               100,000        (14)        4.19;4.22       **
Sheppard, T.                      1,647                 1,647         (9)        4.23            **
Shulenberger, C.                  5,928                 2,964         (9)        4.23            **

Name of                                              No. of       Transaction
Selling                    Beneficial Holdings    Common Shares    Summary                  % of Class
Securityholder             Before the Offering    Offered Hereby     Note       Exhibits    after Offering

Siegel, H.                      931,000               831,000         (5)        4.3;4.4;4.5     **
Siegel, H.                   (see above}              100,000        (11)                        **
Solid Rock Corp..               222,000               222,000         (5)        4.3             **
Sprott Securities Ltd.           29,852                14,926         (9)        4.23            **
Stangel, G.                     366,500               111,000        (13)        4.15;4.18       **
Stangel, G.                  (see above}              200,000        (10)                        **
Stangel, G.                  (see above}               55,500        (13)        4.9             **
Stanley, T.                      14,819                14,819         (9)        4.23            **
Strasler, B.                      2,470                 2,470         (9)        4.23            **
Tarek, P.                         5,598                 2,799         (9)        4.23            **
Thomas, D.                       65,860                32,930         (9)        4.23            **
Trull, R.                       210,000               210,000         (2)        4.1;4.2;4.3;4.4 **
Twomey, L.                      210,000               210,000         (2)        4.1;4.2;4.3;4.4 **
Unternaehrer, S.              1,111,000             1,111,000        (13)        4.15;4.18       **
Ushter Holdings Inc.              1,300                   650         (9)        4.23            **
Vanity Software PublCo.           4,508                 2,254         (9)        4.23            **
Viviana Partners, L.P         1,260,000             1,260,000         (1)        4.8;4.9         **
Wagner, T.                       20,000                20,000         (6)        4.9             **
Ward, D.                        100,000               100,000         (5)        4.3             **
Watson, K.                        7,410                 3,705         (9)        4.23            **
Xonnel Holdings Ltd.             11,400                 9,223         (9)        4.23            **
Ziraldo, D.                       6,586                 3,293         (9)        4.23            **
                             19,029,876            19,482,086
**  less than 1 percent

Description of Selling Securityholders and Magnitude Transactions

(1) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of an institutional investor, such shares having been issued pursuant to his election to convert a convertible promissory note dated April 23, 1999, into 660,000 common shares of the Company; and 600,000 shares underlying a stock purchase warrant issued to the same investor concurrent with the convertible note. The Company's net proceeds from this transaction not including any proceeds that may accrue from exercise of the warrant, totaled $300,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. A copy of the note and the form of the warrant are attached hereto as Exhibits 4.8 and 4.9.

(2) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of four private investors, such shares having been issued pursuant to their election to convert convertible promissory notes issued during June 1999, into an aggregate 550,000 common shares of the Company; and 500,000 shares underlying stock purchase warrants issued to the same investors concurrent with the convertible notes. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $250,000. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements, notes and warrants are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4.

(3) Private Placement Pursuant to Section 4(2 The shares to be registered represent 130,000 already issued Common Shares and Common Shares underlying the current balance of a convertible promissory note dated April 26, 1999, issued to a private investor who was a Director of the Company, pursuant to a loan agreement of the same date as amended on May 3, 1999. The note originally amounted to $200,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. Copies of the loan agreement and note are attached hereto as Exhibits 4.10 and 4.11 .

(4) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of a private investor and his assignee, such shares having been issued pursuant to his election to convert a convertible promissory note dated May 28, 1999, into 220,000 common shares of the Company; and 200,000 shares underlying a stock purchase warrant issued to the same investor concurrent with the convertible note. The Company's net proceeds from this transaction not including any proceeds that may accrue from exercise of the warrant, totaled $100,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. Copies of the note and warrant are attached hereto as Exhibits 4.6 and 4.7 .

(5) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of a private investor and five transferees of the investor, one of whom , Mr. Ivano Angelastri, is a director of the Company, such shares having been issued pursuant to his election to convert several convertible promissory notes dating between June 1999 and November 1999 into a total of 990,000 common shares of the Company; and 900,000 shares underlying stock purchase warrants issued concurrent with the convertible notes. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $450,000. The securities were issued in reliance upon exemptions provided by Section 4(2) of the Securities Act, as a private transaction with an accredited investor. The form of the subscription agreements, notes and warrants are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 .

(6) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of nine private foreign investors who include Mr. Ivano Angelastri, a director of the Company, and one assignee, of which 1,252,332 shares were issued pursuant to private placement subscriptions entered into between the Company and such investors between October 1999 and December 1999, and 1,252,332 shares underlying stock purchase warrants issued to the same investors concurrent with the shares. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $626,166. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements and warrants are attached hereto as Exhibits 4.9 and 4.12 .

(7) Resignation Agreement of Former Chairman
The shares to be registered represent shares underlying 1,000,000 shares of Series C Senior Convertible Preferred Stock issued to the former chairman of the Company pursuant to the terms of his Resignation Agreement dated January 28, 2000 (see Exhibit to Registration Statement on Form S-8 filed with the
Commission January 31, 2000). Exhibit 4.20 refers to the Certificate of Designations for the Series C Senior Convertible Preferred Stock.

(8) Private Placement Pursuant to Section 4(2)
The Company is registering shares on behalf of two private investors, of which 400,000 shares were issued pursuant to private placement subscriptions entered into between the Company and such investors in January and February 2000, and 300,000 shares underlying stock purchase warrants issued to the same investors concurrent with the shares. The Company's net proceeds from these transactions not including any proceeds that may accrue from exercise of the warrants, totaled $200,000. The securities were issued pursuant to subscription agreements certifying these investors as accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements and warrants are attached hereto as Exhibits 4.3 and
4.13 .

(9) Shares Underlying Warrants Issued Pursuant to Acquisition
The shares to be registered underlie warrants issued to former shareholders of Vanity Software Publishing Corporation ("Vanity"), a Canadian software company. On April 30, 1998, the Company signed an agreement to acquire substantially all of the assets, subject to the assumption of certain liabilities, of Vanity in exchange for 224,000 restricted shares of the common stock of the Company and warrants to purchase an additional 224,000 shares at a price of $5.00 per share. Such warrants carried "piggy-back" registration rights. The major asset of Vanity was a proprietary ergonomic software package sold under the name ErgoBreak(TM) that the Company integrated into its own software products suite marketed under the ErgoManager(TM) label. The issuance of the aforesaid shares and warrants was made pursuant to exemptions provided by Section 4(2) of the Securities Act. Vanity subsequently offered to their shareholders which numbered approximately fifty, an exchange of their shares in Vanity into a ratably calculated number of units comprised of one common share of the Company and a warrant for the purchase of one common share of the Company at the price of US$5.00 each. Substantially all Vanity shareholders elected to accept this offer following which Vanity requested, and the Company agreed to, cancel the shares and warrant issued to Vanity and replace them with like securities issued in the name of the individual Vanity shareholders. The form of warrant issued to the former Vanity shareholders is attached hereto as Exhibit 4.23 .

(10) Shares Underlying Non-Statutory Stock Options
The  Company  is   registering   an  aggregate   3,324,866   shares   underlying
non-statutory stock options issued to certain present and past key employees, on behalf of such employees and their transferees, as follows:

a) Options for 1,325,000 shares, issued in 1998 to the current President and Chief Executive Officer of the Company;

b) Options for 100,000 shares, issued in 1997 and 1998 to the current Chief Financial Officer of the Company;

c) Options for 500,000 shares, issued in 1999 to the current Executive Vice President of the Company;

d) Options for 1,399,866 shares that were initially granted to a former President and Chief Executive Officer of the Company in 1998 and subsequently thereto, assigned to the named eight individual Selling Securityholders, one of whom is a director of the Company.


(11) Shares Issued in Lieu of Cash Compensation to Officers
The current President and Chief Executive Officer of the Company had previously agreed to accept 150,000 shares in lieu of cash remuneration during the period May through December 1999, whereby such stock award carried "piggy-back" registration rights. The current Vice President of Shareholder Relations had agreed to accept a certain number of shares in lieu of cash compensation of which 100,000 shares were to be issued on April 1, 2000, and whereby such stock award carries "piggy-back" registration rights.

(12) Shares Underlying a "Company Obligation" Owed to an Officer and Director In connection with the acquisition by the Company of Rolina Corporation in February 1998, the Company issued 155,556 Common Shares to the former principal of Rolina Corporation, Steven D. Rudnik who currently serves as the Company's President and Chief Executive Officer, which shares were subject to a put option exercisable by Mr. Rudnik at any time during the 90-day period commencing on February 1, 2000, pursuant to which if exercised, the Company would be obligated to purchase said 155,556 Company Common Shares for the purchase price of $2.41 per share. (the "Put Option"). In addition to receipt of the Put Option, the Company, pursuant to the terms of the business transaction, made payments to Mr. Rudnik of $125,000 and $100,000 following the closing and to secure its obligation under the Put Option, gave Mr. Rudnik a lien on the software that the Company acquired from his company. In order to exercise the Put Option, Mr. Rudnik was required to give written notice of the exercise to the Company during the mentioned 90-day period and upon the Company's payment at $2.41 per share, Mr. Rudnik would surrender the 155,556 shares of the Company's Common Stock. On March 25, 2000, Mr. Rudnik, gave notice to the Company of his exercise of the Put Option. Accordingly, the Company incurred the obligation to pay $374,889.96 to Mr. Rudnik pursuant to the Put Option for the 155,556 Common Shares. Pursuant to negotiations between the Company and Mr. Rudnik, a certain "Third Amendment to Agreement and Plan of Merger and First Amendment to Put Option"* was consummated in April, 2000, pursuant to which Mr. Rudnik agreed: (a) that the Company's obligation to pay the $374,889.96 for the 155,556 shares tendered under the Put Option would be deferred until March 31, 2002; (b) that the Company would pay Mr. Rudnik monthly interest on the Company's Obligation at the rate of 7% annually, commencing February 1, 2000; (c) that Mr. Rudnik would have the right to convert part or all of the Company's Obligation into shares of the Company's common stock at a conversion rate of $.50 per share; (d) that the Company would issue to Mr. Rudnik 150,000 shares of the Company's common stock, and; (e) that the Company would register a sufficient number of its common shares in this offering in order to accommodate the full exercise by Mr. Rudnik of the full amount of the potential conversion of the $374,889.97 and the 150,000 common shares included (the "Company Obligation"). *See Exhibit 4.21 attached hereto which contains all of the terms and conditions of this agreement.

(13) Private Placement Pursuant to Section 4(2)
The Company is registering a total 5,583,850 shares on behalf of eight private foreign investors pursuant to private placement subscriptions entered into between the Company and such investors, between January and March 2000. 500,000 of such shares have been issued outright; an aggregate 3,055,900 shares underlie conversion privileges accruing to a total of 305,590 shares of Series B Senior Convertible Preferred Stock issued to or subscribed for by certain of these investors; 500,000 shares underlie Company Common Stock Purchase Warrants for the purchase of common shares at $1.00 per share issued to certain of these investors; and 555,750 shares underlie Company Common Stock Purchase Warrants for the purchase of shares at $0.90 per share, subscribed to by certain of these investors. The common shares to be registered also include a total 972,200 shares underlying Company Common Stock Purchase Warrants for the purchase of shares at $0.90 per share, which warrants have been assigned to certain of the investors.

     With respect to the Company's Series B Senior Convertible Preferred Stock (the "Series B Shares") the Company issued 194,440 Series B Shares in March, 2000 to Selling Securityholders pursuant to subscription agreements and upon receipt of payment of the agreed upon subscription prices. On June 30, 2000 and on July 31, 2000 and in compliance with the terms of its subscription agreement with the Selling Securityholder, Liechtensteinische Lbank, pursuant to which the Company agreed to sell 111,150 Series B Shares and Company Common Stock Purchase Warrants, for 555,750 Common Shares, the Company issued an additional 55,576 Series B Shares and Common Stock Purchase Warrants for 277,880 to this Selling Securityholder. The Company is required under its subscription agreements with the Selling Securityholders who acquired the 194,440 Series B Shares and Company Common Stock Warrants as it is under the subscription agreement with this Selling Securityholder to register a sufficient number of common shares underlying the Series B Shares and the Company Common Stock Purchase Warrants purchasable under its subscription agreement. Pursuant to the subscription agreement with Liechtensteinische Lbank, the Company is required to issue an additional 55,574 Series B Shares and Common Stock Purchase Warrants for 277,870 Common Shares during the months of August and September, 2000, upon receipt of the subscription prices. As under the subscription agreements with the other
Selling Securityholders, the Company is obligated under its subscription agreement with this Selling Securityholder to register a sufficient number of its common shares to accommodate the full conversion of the entire 111,150 aggregate Series B Shares and the Company Common Stock Purchase Warrants for 555,750 Common Shares subscribed for within 30 days after their issuance. Each Series B Share is convertible into 10 common shares at the election of a Selling Securityholder and each of the Company Common Stock Purchase Warrants is exercisable to purchase 5 Company common shares at the exercise price of $.90 per share. The Company is registering the 1,667,250 common shares in this offering to accommodate the issuance and subsequent conversion or exercise of all of the 111,150 Series B Shares and the 111,150 Company Common Stock Purchase Warrants issued and to be issued pursuant to its subscription agreement with Liechtensteinische Lbank. The Company's net proceeds from these transactions, not including any proceeds that may accrue from the exercise of the warrants, will total $2,725,000, of which $2,275,166 have been received as of July 31, 2000. The securities were issued or will be issued pursuant to subscription agreements that contain certifications from these investors that they are accredited investors, and in reliance upon exemptions provided by Section 4(2) of the Securities Act. The form of the subscription agreements are attached hereto as Exhibits 4.14, 4.15 and 4.16 , and of the warrants as Exhibits 4.9 and
4.17. Exhibit 4.18 refers to the Certificate of Designations for the Series B Senior Convertible Preferred Stock.

(14)  Shares Underlying Warrants Issued for Services
The Company is registering an aggregate 200,000 shares underlying two stock purchase warrants issued pursuant to a consulting agreement with an unrelated party. A copy of the consulting agreement is attached as Exhibit 4.22.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Of the 15,479,163 shares of the Company's Common Stock outstanding as of June 30, 2000, 8,931,962 shares are freely tradable or eligible to be sold in the public market that exists for the Common Stock. In addition, upon the effectiveness of this Registration Statement: (1) 4,802,332 Common Shares; (2) 2,500,160 Common Shares underlying the Series B Preferred Stock, subject to the exercise of their conversion rights; (3) 1,000,000 Common Shares underlying the Series C Preferred Stock, subject to the exercise of their conversion rights;
(4) 5,926,412 Common Shares underlying the Company Common Stock Purchase Warrants, subject to the exercise of their purchase rights; (5) 3,324,866 Common Shares underlying stock options, subject to the vesting requirements of each individual  grant;  (6) 194,926  Common Shares  underlying  Company  convertible promissory notes, subject to the exercise of their conversion rights, (7) 899,780 Common Shares underlying the Company Obligation, subject to the exercise of the conversion right, and; (8) 833,610 Common Shares underlying a Subscription Agreement, subject to the exercise of the subscribed for convertible shares and warrants, shall become freely tradable by the Selling Securityholders. Furthermore, all of the remaining shares of Common Stock presently outstanding are restricted and/or affiliate securities as well as 118,298 Common Shares underlying the issued and outstanding Series A Senior Convertible Preferred Stock, 310,000 Common Shares underlying outstanding Warrants, and 1,884,000 Common Shares underlying outstanding stock options, which, if converted or exercised, as the case may be, all of which are not presently, but may in the future be sold into any public market that may exist for the Common Stock pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of this Common Stock in the public market could adversely affect the market price of the Common Stock.

         In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or the reported average weekly trading volume during the four calendar weeks preceding the sale; provided at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders could depress the market price of the Common Stock in the public market.

                              PLAN OF DISTRIBUTION

         This Prospectus and the registration statement in which it is included relates to the offer and sale of up to an aggregate 19,482,086 Common Shares by the Selling Securityholders. The Selling Securityholders may sell some or all of their shares at any time and in any of the following ways. They may sell their shares:

          o To underwriters who buy the shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time;

          o Through brokers, acting as principal or agent, in transactions, which may involve block transactions, on the Electronic Bulletin Board, over-the-counter market or on other exchanges on which the shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices;

          o Directly or through brokers or agents in private sales at negotiated prices; or

          o       By any other legally available means.

         The Selling Securityholders may, in some circumstances, be deemed "underwriters" of the Company Common Shares offered and sold in this Prospectus. Selling Securityholders may pay part of the proceeds from the sale of shares in commissions and other compensation to underwriters, dealers, brokers or agents who participate in the sales. Holders of approximately 7,000,000 shares have agreed not to sell such shares for a period of one year.

         Certain states may require shares to be sold only through registered or licensed brokers or dealers. In addition, certain states may require the shares to be registered or qualified for sale unless an exemption from registration or qualification is available and complied with.

Magnitude has agreed to contribute to payments the Selling Securityholders may be required to make under the Securities Act.

                                LEGAL PROCEEDINGS

         The Company is not a party in any legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES


The names and ages of all directors and executive officers of the Company are as follows:

  Name                 Positions                  Term  Served (Expires)

Steven D. Rudnik     Director (Chairman           Jan. 8, 1999  (2001)
                     of the Board)
                     President, Chief Executive   Feb. 2, 1998 (March 2, 2003)
                     Officer

Joerg H. Klaube      Vice President, Secretary,   Jul.31, 1997 (April 15, 2002)
                     Chief Financial Officer

John C. Duncan       Director                      May 17, 1999 (2001)
                     Executive Vice President      July 1, 1999  (July 1, 2004)

Steven L. Gray       Director                      May 18, 2000  (2001)

Ivano Angelastri     Director                      May 18, 2000   (2001)

Joseph J. Tomasek    Director                      Dec. 23, 1999 (2001)


         There are no family relationships among the Company's Officers and Directors.

         All Directors of the Company hold office until the next annual meeting of the shareholders and until successors have been elected and qualified. Executive Officers of the Company are appointed by the Board of Directors at meetings of the Company 's Directors and hold office until they resign or are removed from office.

Resumes:

         Steven D. Rudnik , Age 40 - President, Chief Executive Officer, and Director. Mr. Rudnik joined the Company in February 1998 with the acquisition of Rolina Corporation, co-founded by Mr. Rudnik in 1996 and at that time, was appointed President and CEO of Proformix Software. Mr. Rudnik was appointed President and Chief Executive Officer, and elected to the Board of the Company, in January 1999. Mr. Rudnik has extensive experience in software product development and an operational background in software companies extending over the past 20 years. In 1983, Mr.Rudnik joined Randall-Helms International, Inc. Over the next 13 years, he conceived and developed four independent families of stock market modeling software products aimed at the worldwide Institutional Investor market. Over this time, these product families generated over $25 million in sales, to more than 400 clients in 23 countries. Mr. Rudnik was Executive VP Development and Partner at the time Randall-Helms was sold in 1995.

         Joerg H. Klaube , Age 58 - Chief Financial Officer. Joined Magnitude, Inc. in December 1994 as Vice President Finance & Administration. From 1993 to 1994 he was Vice President Administration for Comar Technologies Inc., a computer retail firm, and from 1983 to 1993 Chief Financial Officer for Unitronix Corporation, a publicly traded software design and computer marketing firm. Prior to that, Mr.Klaube was employed for 16 years with Siemens Corp., the US subsidiary of Siemens AG, where he served most recently as Director of Business Administration for its Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds an MBA degree from Rutgers University.

         John C. Duncan , Age 42 - Executive Vice President. Until January 1999, Mr. Duncan was the Director of the Department of Industrial Relations (DIR) of the State of California. In that capacity, he was the principal advisor to Governor Pete Wilson on labor and employment issues and served in his cabinet.
Mr. Duncan was instrumental in California becoming the first state to enact ergonomic regulations to help protect workers from repetitive stress injuries. As Director of the California DIR, Mr. Duncan supervised the Cal/OSHA program and eleven other divisions of the State government, including the Labor Commissioner's Office and the Division of Workers Compensation. He was responsible for the supervision of 3,000 State employees and an annual budget of $220 Million.

         Steven L. Gray, age 51 years, is a resident of Venice, Florida. For the past 3-1/2 years, Mr. Gray has served as the President and is a shareholder of a private Florida corporation engaged in the retail distribution of nutritional products. This corporation has a customer base in nine countries. Prior to that time, Mr. Gray ran his own real estate development company, specializing in the design and construction of multi-family housing.

         Ivano Angelastri, age 37 years, is a resident of Zurich, Switzerland. Mr. Angelastri has served as Managing Director of T&T Capital Trading, a securities brokerage firm located in Zug, Switzerland, since January, 1999, offering to select and institutional clients financial advisory and portfolio management services. Prior to his current position, Mr. Angelastri served as Managing Director of Megan Services where he also performed financial advisory and portfolio management services.

         Joseph J. Tomasek , Age 53 - Director. Mr. Tomasek was appointed a director in February 2000. He has been engaged in the private practice of corporate and securities law in his own law firm for the last ten years.
Mr. Tomasek was appointed to serve as general counsel for the Company in 1999. In addition to his work with the Company, Mr. Tomasek represents several other clients in the United States and Europe in corporate finance matters.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         The Company is not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

         The following table summarizes the cash compensation paid or accrued and executive capacities during the past three fiscal years for the Company's Chief Executive Officer and for each executive officer whose aggregate cash remuneration exceeded $100,000.
                                                Restricted       Securities
                                                  Stock          Underlying
Name                 Year       Salary (1)        Awards          Options(2) (3)
----                ------     ----------        ------           -------

Steven D. Rudnik    1999        $  44,144        150,000           200,000
President and CEO   1998         $106,923                          750,000

Joerg H. Klaube     1999        $ 100,025            0              50,000
Vice President, CFO 1998        $  97,095            0              31,162
                    1997        $  80,008            0              68,838

Michael G. Martin   1999        $  46,382        150,000               0
Chairman, Director  1998         $139,527        150,000         1,285,000
President and CEO   1997        $ 108,347         60,000               0

Jerry Swon          1998        $    0           150,000           900,000
President and CEO
Director

John C. Duncan      1999        $ 88,500            0              540,000
Executive Vice President
Director

John M. Perry       1997       $ 80,008     75,000                  40,000
Executive Vice President
--------------------
(1)  The value of other non-cash compensation, except for the items listed under
     (2) and (4), that was extended to or paid for individuals named above did not exceed 10% of the aggregate cash compensation paid to such individual, or to all executive officers as a group.
(2)  See table for "Stock Options" below.
(3) During 1999, the Board of Directors approved a reduction in the exercise price of options previously granted to S.Rudnik, from $5.25 per share (95,235 shares) and $4.0385 per share (154,765 shares) to $1.00 per share.
(4) The Board of Directors of the Company awarded several stock grants as additional compensation for services during 1999, as follows:

Beneficiary                Position                  No. of Shares )*
-----------                --------                  ----------------
Michael G. Martin          Chairman                  150,000
Steven D. Rudnik           President, CEO            150,000
Jerry Swon                 Director                  150,000
Bruce L. Deichl            Director                  100,000

All such shares, with the exception of the shares granted to Steven D. Rudnik, were registered under the Securities Act on Form S-8. The shares for Mr. Rudnik have not yet been issued. The Company has recognized a liability in its books of $66,667 for future issuance of such shares.
)* the closing price for the Company's common stock at the time of the grants was approximately $0.70 per share.

Stock Options :

         The following table sets forth stock options granted during 1999 pursuant to the Company's 1997 Stock Option Plan, to executive officers, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:
------------------------------------------------------------------------------

               Number of Common   % of Total Options
               Shares Underlying  Granted to Employees    Exercise    Expiration
Name           Options Granted    in Fiscal Year          Price ($/Sh.)    Date
------------------------------------------------------------------------------

J. Duncan         100,000              13.4%             1.00          7/1/04
J. Klaube          50,000               6.7%             1.00          12/22/04

         The following table sets forth stock options granted during 1999 outside of the Company's 1997 Stock Option Plan to executive officers, directors, and beneficial owners of more than 10 percent of any class of equity securities of the Company:
-------------------------------------------------------------------------------

              Number of Common    % of Total Options
              Shares Underlying   Granted to Employees   Exercise    Expiration
Name          Options Granted     in Fiscal Year          Price ($/Sh.)  Date
--------------------------------------------------------------------------------

S. Rudnik )*      200,000             26.8%                1.00       11/19/08
J. Duncan          40,000              5.4%                1.00        4/23/06
S. Kroll           40,000              n/a                 1.00         5/4/06

)*  does  not  include   options  for  125,000  shares  issued  pursuant  to  an
anti-dilution clause in the Agreement and Plan of Merger for the acquisition of Rolina Corporation dated February 2, 1998.

1997 Stock Option Plan:

         The Company's 1997 Stock Option Plan, as filed with Information Statement pursuant to Section 14(c) with the Commission on July 1, 1997, and with Registration Statement on Form S-8 with the Commission on September 8, 1997, reserved 1,000,000 Common Shares for issuance of which 894,000 Common Shares are underlying outstanding stock option grants and 106,000 Common Shares remain available for future stock awards.

Compensation of Directors:

         The Company currently pays no outside directors' fees. Outside directors are awarded stock options for 40,000 shares each.

Employment Agreements

         In February 1998, the Company entered into an employment agreement with Steven D. Rudnik, its current President and Chief Executive Officer, to serve as President and Chief Executive Officer of its software business for a period of five years and one month. On January 8, 1999, and in the aftermath of the Company's divestiture of its hardware product line, his position and duties were expanded to those of President and Chief Executive Officer for the Company as a whole. Base salary under the agreement is $120,000 per year with annual increases determined by the Board of Directors. The agreement also calls for the grant of certain incentive and non-statutory stock options and eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. The agreement provides for severance compensation to be determined pursuant to a formula established therein to be paid to the officer if the employment agreement is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment

         In April 1996, Magnitude, Inc. entered into an employment agreement with Joerg Klaube, its current Vice President and Chief Financial Officer In July 1999, and in the aftermath of the Company's merger with Magnitude, Inc. his position and duties were expanded to those of Vice President and Chief Financial Officer for the Company as a whole. The agreement is for a term of three years, renewing by subsequent three year terms and currently expiring April 14, 2002. Pursuant to the agreement, the officer is to receive a salary of $100,000 per year subject to annual review by the Board of Directors, and an annual bonus as determined by the Board, as well as certain benefits. The agreement restricts the officer from competing with Magnitude, Inc. for a period of two years after the termination of his employment. The agreement provides for severance compensation pursuant to a formula established therein if the employment is not renewed upon expiration of the initial or any renewal term thereof, his employment is terminated by Magnitude, Inc. other than as permitted by the agreement, or if any successor to Magnitude, Inc. after a change of control or other reorganization of Magnitude, Inc. fails to assume the agreement.

         In July 1999, the Company entered into an employment agreement with John C. Duncan, its current Executive Vice President, to serve as Executive Vice President for a period of five years. Base salary under the agreement is $120,000 per year with annual increases and other incentives and bonuses determined by the Chief Executive Officer of the Company. The agreement also calls for the grant of a stock option for 100,000 shares of the common stock of the Company, and further stock options whose vesting is tied to the achievement of certain sales goals established in the agreement, and provides for eligibility for the Company's benefit programs. The Company will also provide reimbursement of ordinary and necessary business expenses. The agreement provides for severance compensation to be determined pursuant to a formula established therein to be paid to the officer if the employment agreement is not renewed by the Company. A non-competition/non-solicitation restriction applies for 24 months after termination of employment

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of June 30, 2000, the record and beneficial ownership of Common stock of the Company by each officer and director, all officers and directors as a group, and each person known to the Company to own beneficially, or of record, five percent or more of the outstanding shares of the Company:

Title         Name and Address of                        Amount and Nature of      Percent
of Class      Beneficial Owner          Title            Beneficial Ownership (1)  of Class
Common        Steven D. Rudnik, Pres., CEO, Director      2, 302,778 (2)            13.0 1%
Stock         John C. Duncan, Exec. VP, Director             510,000 (3)              3.19%
              Joerg H. Klaube, CFO,                          110,000 (4)               **
              Peter J. Buscetto, (Former Director)            56,667 (5)               **
              Paul Chernis, (Former Director)                 30,000 (3)               **
              Seymour Kroll     , (Former Director)          394,792 (6)              2.50%
              Howard G. Siegel, VP                         1,035,166 (7)              6.47%
              Joseph J. Tomasek, Director                     50,000 (3)               **
              Ivano Angelastri, Director                   1,050,000(11)              6.51%
              Steven Gray, Director                          537,000(12)              3.42%

              Address of all persons above:  c/o the Company.
              All Directors and Officers                   3,774,411                 21.78%
              as a Group (8 persons)

              Michael G. Martin                                    1,750,000 (8)     10.16%
              12 Tillman Ct., Bridgewater, NJ
              Schuerch Asset Management                            1,578,500 (9)      9.51%
              Tellstrasse 21, St.Gallen, Switzerland
              Viviana Partners, L.P.                               1,260,000 (10)     7.84%
              1 Sansome Str., San Francisco, CA
              Liechtensteinische                                     916,820(13)      5.68%
              Landesbank
              Zurich, Switzerland

** less than 1%
----------------------------
(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of March 28, 2000. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnote to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.
(2) Includes deferred compensation of 150,000 shares, options to acquire 1,325,000 shares and conversion rights for appr.750,000 shares..
(3)  Represents  options to acquire  the same  number of  shares.
(4)  Includes options to acquire 100,000 shares.
(5) Includes 22,222 shares held by an affiliate and options to acquire 20,000 shares.
(6) Includes options to acquire 129,866 shares and conversion rights for approx. 194,926 shares.
(7) Includes warrants for 424,000 shares and 104,166 shares issuable for past services..
(8) Includes options for 750,000 shares and preferred stock convertible into 1,000,000 shares.
(9)  Includes options and warrants for 1,023,900 shares.
(10) Includes warrants for 600,000 shares.

(11) Includes stock options to acquire 250,000 and warrants to purchase 400,000.
(12) Includes warrants to purchase 240,000 Common Shares.
(13) Includes 277,880 shares underlying convertible preferred stock and 388,940 underlying warrants.

                          DESCRIPTION OF CAPITAL STOCK

         Magnitude is currently authorized by its Certificate of Incorporation to issue an aggregate 103,000,000 shares of capital stock, including 100,000,000 shares of Common Stock, $.0001 par value per share of which 15,479,163 were issued and outstanding as of June 30, 2000 and 3,000,000 shares of Preferred Stock, $0.01 par value per share of which: 2,500 shares have been designated as Cumulative Preferred Stock, par value $0.0001 per share, of which 1 share was outstanding as of June 30, 2000; 300,000 shares have been designated as Series A Senior Convertible Preferred Stock (the "Series A Stock"), $0.001 par value per share of which 29,300 were issued and oustanding as of June 30, 2000; 350,000 shares have been designated as Series B Senior Convertible Preferred Stock (the "Series B Stock"), par value $0.001 per share, of which 222,228 shares were outstanding as of June 30, 2000, and; 120,000 shares have been designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") par value $0.001 per share of which 100,000 shares were outstanding as of June 30, 2000.

Common Stock

         The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to the rights and preferences of the holders of any outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends as are declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of the Company, holders of Common Stock have the right to a ratable portion of assets remaining after the payment of all debts and other liabilities of the Company, subject to the liquidation preferences, if any, of the holders of any outstanding Preferred Stock. Holders of Common Stock have neither preemptive rights nor rights to convert their Common Stock into any other securities and are not subject to future calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock may be subject to, and may be adversely affected by, the rights of the holders of shares of Preferred Stock that the Company may designate and issue in the future.

Preferred Stock

         The Board of Directors of the Company recently took action to create and authorize the issuance of (1) up to 300,000 shares of Preferred Stock designated as Series A Senior Convertible Preferred Stock of which 29,300 shares were issued and outstanding as of June 30, 2000 (the "Series A Stock"); (2) up to 350,000 shares of Preferred Stock designated as Series B Senior Convertible Preferred Stock (the "Series B Stock') of which 222,228 shares were outstanding as of June 30, 2000, and; (3) up to 120,000 shares of Preferred Stock designated as Series C Senior Convertible Preferred Stock (the "Series C Stock") of which 100,000 shares were outstanding as of June 30, 2000.

The Series A Stock

         The Series A Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series A Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series B Stock and Series C Stock, calculated against their liquidation price of $5.00 per share at the rate of 7% annually during the first year of their issuance, increasing thereafter in increments of 1/2 of 1% per year for the next six years when the interest rate is fixed at 10% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $5.00 per share of Series A Stock, on an equal basis with the holders of any Series B Stock and Series C Stock.

Magnitude has the right to redeem or buy back part or all of the Series A Stock three years after their issuance by paying to the holders the liquidation price ($5.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 15% of the liquidation price. Holders of the Series A Stock can convert their shares into Magnitude Common Stock at a conversion rate equal to 150% of the "market price" of Magnitude's Common Stock at the time of conversion. "Market price" is based upon the average bid and asked prices for Magnitude's Common Stock as quoted by the then stock exchange during the 20 consecutive trading day period immediately preceding the conversion.

The Series B Stock

         The Series B Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series B Stock are entitled to receive semi-annual cumulative dividends before any dividends are declared and paid upon the Common Stock, but on a par with the holders of any Series A Stock and Series C Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series B Stock, on an equal basis with the holders of any Series A Stock and Series C Stock. Magnitude has the right to redeem or buy back part or all of the Series B Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series B Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series B Stock at any time.

The Series C Stock

         The Series C Stock has no voting rights and their holders do not have a right to cast a vote on shareholder matters. The holders of Series C Stock are entitled to receive monthly cumulative dividends before any dividends are declared and paid upon the Common Stock, but on par with the holders of any Series A Stock and Series B Stock, calculated against their liquidation price of $9.00 per share at the rate of 7% annually. In the event of a liquidation, dissolution or winding up of the affairs of Magnitude and after payment of its debts and liabilities, the holders are entitled to be paid out of the remaining assets a liquidation price of $9.00 per share of Series C Stock, on an equal basis with the holders of any Series A Stock and Series B Stock. Magnitude has the right to redeem or buy back part or all of the Series C Stock three years after their issuance by paying to the holders the liquidation price ($9.00 per share), any accumulated but unpaid dividends and a payment (a "call premium") equal to 10% of the liquidation price. Holders of the Series C Stock can convert their shares into Magnitude Common Stock on the basis of 10 shares of Common Stock for one share of Series C Stock at any time.

Cumulative Preferred Stock
         The Company has designated 2,500 shares as "Cumulative Preferred Stock", of which as of June 30, 2000, one share is issued and outstanding. The Cumulative Preferred Stock is non-voting. Each share shall be entitled to receive out of the surplus or net profits of the Company, cumulative dividends thereon at the rate of $9,000 per year, payable quarterly, semi-annually, or annually, as and when declared by the Board of Directors. The Cumulative Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution and rights upon redemption, rank prior to all classes and series of Common Stock.

                                    BUSINESS
Background

         Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         On June 24, 1997, the Company, extended a stock exchange offer to the shareholders of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is now referred to as Magnitude, Inc.. At the time of this submission, holders of 98.5% of Magnitude, Inc. common stock have tendered their shares. The business combination which took the form of a reverse acquisition has been accounted for as a purchase.
As a result, the Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary ErgoManager(TM) software system.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and an ongoing contingent stream of royalty payments on OS' sales of the Proformix hardware products.

         The  Company is  currently  subject to the  reporting  requirements  of
Section 15(d) of the Securities Exchange Act of 1934. The Company has the authority to issue an aggregate of One Hundred Million (100,000,000) Common Shares, par value $.0001, and Three Million (3,000,000) Preferred Shares, par value $.01, of which at December 31, 1999, Two Thousand Five Hundred (2,500) were designated as Cumulative Preferred Shares, par value $.001 . On January 31, 2000, the Company filed amendments to its Certificate of Incorporation, designating from its "blank check" preferred stock pool 200,000 shares as Series A Senior Convertible Preferred Stock, par value $0.001; 350,000 shares as Series B Senior Convertible Preferred Stock, par value $0.001; and 120,000 shares as Series C Senior Convertible Preferred Stock, par value $0.001.

         As of June 30, 2000, there were outstanding 15,479,163 Common Shares, 1 Cumulative Preferred Share, 29,300 shares of Series A Stock, 222,228 shares of Series B Stock and 100,000 shares of Series C Stock.

Narrative Description of Business

       Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, manufacture, and marketing of accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic software product that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity and prevent repetitive stress injury in the computer-related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the completion of the initial release of the proprietary ErgoManager(TM) software system. The Company's business is now focused exclusively on the further development and promotion of these and other software products. The Company has applied for several patents for its products, and has recently received a Notice of Allowance from the U.S. Patent and Trademark Office on its application relative to certain core inventions within its ErgoManager(TM) system. The Company has not yet realized material revenues from licensing its software. With new products targeted at relatively new markets the Company currently must be considered an enterprise in transition.

         As the utilization of computers in the office has increased significantly in the last decade, so has the rate of health problems believed to be related to the use of computers. Computer ergonomics focuses on optimizing the design of technology involved in the utilization of computers in the office, and also attempts to affect the manner in which people interact with computers, so as to minimize the associated health risks. A successful technology delivery system positively impacts the cost of doing business by improving the comfort, productivity, job satisfaction and safety of the computer user, while reducing the costs of absenteeism and work related disability.

         Repetitive stress injury (RSI) is a classification of diseases caused by the excessive use of joints. It is a sub-classification of Cumulative Trauma Disorders (CTDs). One common form of RSI is Carpal Tunnel Syndrome (CTS) which can be caused by excessive typing, among other activities, and can be aggravated by deficient - in the ergonomic sense - equipment and inappropriate work habits. The carpal tunnel is a channel in the wrist where tendons and the median nerve connect the arm to the hand. Through excessive use, the tendons become swollen and pinch the nerve. RSI accounts for a large portion of work-related illnesses, and the incidence of RSI is expected to grow as the number of people operating keyboards increases. The impact of RSI is measured not only in the pain and suffering of its victims, but also in time lost from work and medical costs.

         The Company's proprietary software products are designed to help businesses deal with potentially preventable repetitive stress injuries, by real-time monitoring of keyboarding activities, pro-active dialog with at-risk employees, and strategic profiling and management of computer use throughout an organization.

         During 1996, the issues of repetitive stress injuries and the potential of liability to employers from the effects of carpal tunnel syndrome and other RSI's on employees were forcibly brought to the forefront of corporate consciousness through widely publicized suits involving a major computer maker. The US Bureau of Labor Statistics reported that already in 1995, there were approximately 70,000 cases of carpal tunnel syndrome and associated tendonitis, and that 25% of all injuries that result in lost work time are due to repetitive stress problems. They currently cost employers an estimated $20 billion a year in workers' compensation claims. The federal government estimates an additional $80 billion is lost in related costs such as absenteeism and reduced productivity. Increased awareness of the health risks and associated costs led the State of California to pass OSHA Title 8 which directs qualifying employers to establish and implement a program designed to minimize RSI's. Such program shall include work-site evaluation, control of exposures which have caused RSI's, and training of employees. The Company's proprietary software products deliver a comprehensive compliance tool. In a similar pursuit, the Clinton Administration, in January 2000, proposed that on a federal level, preventive guidelines be established, and the Occupational Safety and Health Administration plans to issue pertinent regulations this year. The RSI issues in the United States are mirrored in the rest of the developed world. The Company believes that the growing recognition of these trends will give rise to a rapidly expanding market for the Company's products.

The Industry

         The Company operates in only one business segment: the development, marketing, and licensing of risk aversion and productivity enhancement software products for the computerized workplace environment. More specifically, the Company licenses highly sophisticated and proprietary software that provides computer based training, work pacing and monitoring tools, as well as a computer workstation assessment tool.

         Potential customers for the Company's products are businesses of all sizes, as well as organizations and government departments and agencies that employ many staff in computer-related functions. The software industry in general is comprised of a remarkable variety of providers, ranging from small boutique-type designers to large international corporations. The industry is characterized by great dynamics, patterns of rapid growth and well-known success stories, but also by a high degree of volatility and risk. As such, the Company with its recent transition from the more stable environment of a supplier of ergonomic (hardware) accessories, to a software house addressing a specialized market, has entered new territory. Nevertheless, its chances for success, in management's opinion, are greatly enhanced by the timeliness of the introduction of its product into an increasingly receptive market, as described above.

         The Company operates primarily in the United States of America, however, has introduced a Portuguese language version of its software products for the Brazilian market, and is preparing other language versions. The Company has not yet derived any material revenues from the licensing or sale of its software products, either domestically or in foreign markets.

Products,  Patents, Trademarks

         The Company's current primary product is a suite of seven proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses deal with potentially preventable repetitive stress injury (RSI). The seven software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the package enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

         The system is highly customizable for management, staff and employees. All components operate on any PC or workstation running the Microsoft Windows operating system. The ErgoManager(TM) suite employs the International RULA (Rapid Upper Limb Assessment) standard for compliance with California OSHA Title
8. The seven modules are described as follows:

ErgoSure : A postural risk-assessment tool that records how an employee is working; it determines injury potential and suggests improvements. It also can be used to evaluate workstation alternatives prior to purchase.

ErgoSentry(TM) : Employing patent-pending algorithms that measure rest against work in real time, the non intrusive program informs users when to break from high-risk trends (thresholds definable by the user or corporate safety officer) when keyboarding or using a mouse. ErgoSentry also includes an "ErgoPak" video or slides that depict correct workstation setup, posture and repetitive stress-reducing exercises. Surveyor(TM) : An electronic surveyor used by management to gather macro-information about employee populations and to gain a clear understanding of equipment usage, discomfort and comfort patterns, workstation configurations and employee habits.

UserNotes(TM) : An easy, effective means for employees to report workplace discomfort so staff can address certain issues earlier, at lower cost and with greater likelihood of success. UserNotes encourages a proactive approach.

Guardian : Captures the frequency of mouse clicks and activation of individual keys, over time. It also can be used in a review process to assess attributes such as ease-of-use among competing applications. Guardian also is a good training tool. By measuring before-and-after results, Guardian can be used to determine the type of training program needed, measure each program's effectiveness and highlight needed improvements.

ErgoQuiz: An electronic testing system and awareness-building tool that measures employees' understanding of ergonomic principles.

ErgoManager(TM) Analyzer: A comprehensive report writer and analysis tool for manipulating, interpreting and evaluating the data collected in the ErgoSentry module - on the workstation-, department-, and company level.

         In addition to the trademarks shown above which are owned by the Company, Magnitude has applied for other product designators to be afforded trademark protection, and has filed US Patent Application for certain design principles underlying several of its proprietary software products, including a patent application for its newest product, a new class of usage tracking and data collection software that is directed towards e-commerce and a wide range of other Internet related applications. There can be no assurance, however, that such patents will be granted or, if granted, that a third party will not design products which perform the same or similar functions as the Company's products, using technology other than that covered by the Company's patents.

Patents and New Products

ErgoSentry - Patent Allowed:

         A patent was issued to the Company on May 16, 2000 by the United States Patent and Trademark Office. The patent covers various innovations including a proven approach that helps computer users manage their activity to improve productivity and reduce the risk of repetitive motion injuries

ErgoPal Introduced, Patent Pending:

         New patent-pending ErgoPal software -- a work pacing tool that helps users mitigate health risks and improve their productivity by gently alerting them to increases in stress and fatigue which are occurring before they realize it.

eFuel Announced, Patent Pending:

         New patent-pending technology powering consumable software, web-sites and deliverable content. eFuel can be used as an e-Commerce currency provided in exchange for user information on their computer usage both online and offline. Users build up rewards to apply towards product and service purchases.

Business Strategy

         The most important prospective customers for the Company's products are medium and large companies, organizations, and governmental departments and agencies that have a relatively large staff working in computer-related functions. These entities not only are more cognizant of the health risks and negative effect on productivity associated with many of the traditional tools of the computerized workplace and therefore tend to be more receptive to new remedial solutions and alternatives based on the science of Ergonomics, but also have a significant exposure in terms of legal liabilities if they fail to act addressing these potential risks. On an on-going basis, the increasing costs of Work Comp insurance creates a growing incentive to deal with the underlying causes.

         With its new proprietary ergonomic software the Company offers a comprehensive and effective tool for corporate clients to address the three major issues involved: (a) employee wellness, (b) cost containment and productivity enhancement, and (c) potential legal liabilities. While certain portions of the ErgoManager(TM) software suite have been previously marketed as individual modules, the release to the market, in November 1998, of an overall integrated solution in form of the ErgoManager(TM) system constituted a novel approach.

         Since that time, the product has been installed by a rapidly growing number of corporate and institutional clients. Typically, in view of the new-ness of product and market, such client initially purchases a license for a "pilot version" of the software, functionally complete but limited to a smaller number of users. After undergoing a process of familiarization and evaluation the client is expected to upgrade to the intended ultimate number of users which, by definition, should encompass all personnel exposed to the above described risks. Many tests and evaluations by third parties have confirmed to the Company's satisfaction that its product is mature, stable, and effective. It is with a high degree of confidence, therefore, that the Company expects many of the ongoing trial installations to lead to larger enterprise orders and, thereby, to the targeted revenue stream. The key to economic success therefore lies in a comprehensive marketing approach that carries the Company's message to the largest possible number of prospective clients. Since its own financial resources are limited, the Company embarked on a strategy to seek marketing partnerships with entities and individuals in the risk management industry. An important milestone was reached when the Company, in the fall of 1998 entered into a joint venture agreement with AON Ergonomic Services, a division of AON, one of the largest insurance services companies in the world, to market the ErgoManager(TM) system. This agreement was renewed and expanded in July 1999. In January 2000, Anderson Consulting LLP and the Company entered into an agreement whereby Anderson will include the Company's products in their prestigious "Ideas Exchange" showcase. This agreement is of special significance because it will introduce the Company to a potentially large audience of key corporate clients. During the second quarter, 2000, the Company entered into joint marketing and distribution agreements with Automated Systems, Inc.. ("ASI"), a well-known, high-level systems integrator based in Chicago, and Protegrity Services, Inc., one of the largest, privately held workers' compensation companies in the United States, serving approximately 18,000 business customers in 17 States.

         The Company intends to continue developing strategic marketing relationships with leading business consultants, to broaden its distribution channels to include tiered marketing arrangements, and to strengthen its direct sales force and support organization, thereby focusing on a marketing approach which emphasizes the advantages that accrue to a business from the unique combination of risk management and productivity enhancement tools provided by ErgoManager(TM).

Research and Development

         Since early 1998 the Company has invested considerable resources in the further development of the overall ErgoManager(TM) system and the integration of certain software assets acquired pursuant to the agreements with Rolina Corporation and Vanity Software Publishing Corporation (see "Narrative Description of Business"), and in further enhancements to the products. Also during this time, a complete set of new and necessary documentation and marketing collateral was created. In late summer, the first official version of ErgoManager(TM), Version 1.78, was released, followed in October 1998 by Version 2.12., and in April 1999 by Version 3.05. The Company has scheduled Version 4.0 for release later this year.

         The Company has expensed all expenditures related to the above efforts. Such expenses totaled $162,600 for the year ended December 31, 1999, and $130,460 for the year ended December 31, 1998.

Competition

         The market addressed by the Company's software products is presently served by a number of smaller software companies, none of which occupies a dominant position. These competitors, however, typically only target task complexes that are addressed by individual component parts of the Company's products, such as the ErgoSentry(TM) module, without offering a comparable breadth of function and integration in such areas as work-site evaluation, employee training and work pacing.

         The Company is not aware of any products that directly compete with its integrated software product suite that is marketed by the Company under the trade name ErgoManager(TM). While the Company believes that it currently has a strategic competitive advantage in ergonomic software, especially with regard to its patent-pending algorithms, there can be no assurance that competitors will not attempt to copy the Company's products or develop and successfully license similar products, to the Company's detriment.

Seasonality and Dependency

         The industry segment in which the Company does business is not seasonal. The Company's software related revenues until now have consisted primarily of smaller orders for pilot projects and field tests. The Company's future success is dependent upon its ability to follow up on such initial orders with enterprise-wide contracts where corporate clients introduce the Company's software products across the entire spectrum of computer workplaces throughout their company or certain divisions. There can be no assurance that the Company will succeed in doing so, or if it does succeed, that its business will generate enough revenues during the coming periods, in a timely manner and sufficient in scope, to finance and support the Company's planned future growth as expected by management.

License Agreements

         On December 1, 1997, the Company entered into a two year Software Distribution and Option Agreement with Cornell Ergonomics Inc., a Delaware corporation, pursuant to which it is licensed on an exclusive basis, to distribute and sub-license a certain software product known as "ErgoSure" which the Company currently markets in conjunction with its own proprietary software products. On January 15, 2000, the Company acquired full title and ownership to that product.

                                    EMPLOYEES

         As of June 30, 2000, the Company employed 18 persons, of whom six were primarily engaged in research and development and software support activities, seven were primarily engaged in sales and marketing, and five in general administrative and clerical functions. The Company has no collective bargaining agreements with its employees.

                                   PROPERTIES

         On March 15, 2000, the Company entered a five year lease for approximately 6,000 square feet of office space at 401 State Route 24, Chester, New Jersey, and relocated its operations during April, 2000. This lease agreement calls for monthly rental payments of $6,500 with nominal increases after years No. 2, 3, and 4.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS


Six Months Ended June 30, 2000, Compared to Six Months Ended June 30, 1999

Results of Operations:

         The first two quarters in 2000 showed a substantial relative increase in revenues over the corresponding quarters in 1999. Also, revenues for the second quarter in 2000 more than doubled from the first three months this year. Although in absolute terms, revenues have not yet grown to a level that will cover ongoing expenses management considers the sales results for the period significant insofar as they appear to validate the Company's marketing strategy of lowering entry barriers by closely cooperating with larger potential clients in introducing the proprietary ErgoManager(TM) software through pilot projects at selected worksites, thereby creating the necessary credibility and awareness of the product's unique potential in the areas of productivity enhancement and risk reduction with respect to repetitive stress injuries, in the office environment. Even though relatively time consuming, pilot projects involving smaller numbers of employees provide a potential client with an opportunity to test the software's utility and reliability, systems and network friendliness, and staff acceptance without incurring the perceived risk associated with an immediate enterprise-wide installation of a new product.

         During the last quarter, three companies and government agencies have converted from pilot programs to full deployment of the ErgoManager(TM) software, two of which, the insurance company 21st Century Insurance Co. and the California State Controller's Office, are located in the State of California which in 1998 pioneered legislation that requires businesses to monitor and manage employees who work on computers in order to mitigate health risks and which was followed by proposals for similar legislation, in the states of North Carolina and Washington and by the U.S. Federal OSHA. Although market acceptance of the Company's products, in management's opinion does not depend on the passing of such legislation, compliance motivation with respect to actual or proposed law constitutes an important element in the Company's marketing strategy.

         Revenues for the six months ended June 30, 2000, amounted to $348,003 compared to $110,180 for the same period in 1999, with all such revenues generated by the Company's wholly owned subsidiary Magnitude, Inc. from the licensing of the Company's proprietary ErgoManager(TM) software. Gross profits amounted to $263,349 for a 76% gross margin. Gross profits are burdened with a fixed charge for amortization of software investments. Software assets underlying the Company's products are being amortized on a straight line over 10 years, resulting in a level charge of approximately $12,000 per month to cost-of-goods-sold. Since variable product costs are low, the gross margin is expected to further increase as revenues grow. After deducting selling expenses and general and administrative expenses totaling $1,737,932 the Company realized an operating loss of $1,474,583, compared to an operating loss of $1,267,532 for the first six months in 1999. Non-operating expenses totaled $119,944 and include $132,843 net interest expense and $14,921 in miscellaneous income from royalty payments in connection with the 1998 divestiture of the former keyboarding systems product line. The net result for the period was a loss of $1,594,527 or $0.11 per share, compared to a loss of $1,309,623 or $0.17 per share for the same period last year.

         The two quarter's net result was strongly affected by the continuing expansion of marketing and sales operations resulting in a sharp increase of selling expenses, which almost doubled from the level a year ago. The Company is undertaking pioneering efforts in educating future customers and the business community at large about the merits of a pro-active stance in dealing with the growing level of health risks and potential liabilities associated with repetitive stress injuries in the computer workplace environment. Management believes that these efforts are justified by the potential rewards accruing from this "First to Market" approach which should lead to a strong competitive advantage and a sizable market share during the years to come. The Company will continue to invest in a comprehensive marketing campaign with the goal of accelerating the education of potential clients and promoting the name and products of the Company. This process, however, takes time and while management is confident of the ultimate success of its strategy it is not in a position to predict the timing with any degree of certainty.

         As part of its overall marketing plan, the Company negotiated several joint venture-, joint marketing-, and distribution agreements with, among others, AON Ergonomic Services (a division of insurance industry leader AON Corporation), The Speech Centre Training Group (U.K.) , CapitalReps (organization specializing in sales of computer products to the federal government). In January 2000, Anderson Consulting LLP and the Company entered into an agreement whereby Anderson will include the Company's products in their prestigious "Ideas Exchange" showcase. This agreement is of special significance because it will introduce the Company to a potentially large audience of key corporate clients. In order to take advantage of the wide reach of the Internet, the Company just completed a distribution agreement with a key e-commerce marketer - Big Planet Inc., whereby Big Planet will offer the Company's products directly to Internet users and through its vast network of independent distributors.

         During the second quarter, agreements were negotiated with Automated Systems, Inc. (ASI), the well known high level systems integrator headquartered in Chicago, and Protegrity Services, Inc., one of the largest privately held workers' compensation service companies in the United States, serving over 18,000 business customers in 17 states. These partnerships are expected to facilitate the Company's access to key prospects and accelerate market entry and acceptance for the Company's software products.

Liquidity and Capital Resources:

         As already reported for the prior fiscal year, the Company during 2000 continued receiving new equity investments through private placements with accredited investors and agreed with certain other investors to convert larger amounts of debt into equity. These transactions further improved the balance sheet of the Company and firmed up the Company's financial profile so that, at June 30, 2000 and in spite of the loss from operations, stockholders' equity increased to $826,314 compared to a deficit in excess of $2.2 Million at the end of the previous fiscal year. During the same time, the working capital deficit was reduced from $3,541,257 to $110,594.

         In February, the Company had obtained a firm commitment from a previous investor to act as placement agent for a capital raising effort to obtain new equity capital of $3 Million through private placement subscriptions by accredited investors. By June 30, 2000, the Company had received a total of $2.25 Million under this program. The remaining $.75 Million were originally also scheduled for the second quarter but have been rescheduled for transfer during the third quarter of this year. In addition, the Company received $200,000 pursuant to equity investments from other private investors. Aside from attracting new capital in the form of equity investments, the Company between January 1, 2000 and June 30, 2000 has converted an aggregate of $2,287,545 short-term debt into equity in form of common stock and convertible preferred stock and restructured a $374,890 short-term liability into a long-term convertible obligation. These financing transactions more than offset the negative cash flow from operations of approximately $1,705,000 during the first six months of the year. The Company has no bank debt.

         To further augment available financial resources, the Company on July 18, 2000, entered into a Common Stock Purchase Agreement with Torneaux Ltd., an investment fund headquartered in the Commonwealth of The Bahamas (the "Fund"), which provides for an Equity Draw Down facility which may be utilized by the Company at its option and whereby the Fund during a period of 14 months if and when called upon by the Company will purchase newly to be issued and registered common stock of the Company at discounts ranging from 9.5% to 12% of average market prices, up to an aggregate total amount of between $1.2 Million and $4.2 Million, depending upon certain market price and other criteria. Management believes that funds from the above described capital transactions will provide for adequate liquidity and financial resources sufficient to cover present and anticipated future operations during the current fiscal year.

Fiscal Year Ended December 31, 1999, Compared to Fiscal Year Ended December 31, 1998

         The selected financial information presented below under the captions "Statement of Operations" and "Balance Sheet" for the years ended December 31, 1999 and 1998 is derived from the audited financial statements of the Company and should be read in conjunction with the financial statements and notes thereto.

SELECTED FINANCIAL DATA

Balance Sheet                                            December 31,
                                                  1999               1998
                                            ---------------        ------------
         Total assets ..................... $   2,220,223         $  2,098,207
         Current liabilities ..............     4,465,413            2,718,240
         Long-term debt ...................        35,755            1,441,839
         Working capital (deficit) ........    (3,541,257)          (2,145,611)
         Shareholders' Equity (deficit) ...  $ (2,280,945)        $ (2,061,872)

Statement of Operations                        For The Year Ended December 31,
                                                 1999                     1998
                                            ------------------   ---------------
         Hardware revenues ................  $   2,850         $   2,853,969
         Software revenues ................     260,703               72,486
         Total revenues ...................  $  263,553        $   2,926,455
         Operating loss ...................  (2,642,989)          (2,588,762)

         Loss before extraordinary items ... (2,882,322)          (3,130,621)
         Net loss .......................... (2,391,948)          (2,530,909)

         Net loss per common share .........  $   (0.28)        $      (0.58)
         per share data ....................  8,486,443            4,324,292


Summary:

         Fiscal Year 1999 was a pivotal year of transition - the Company focused its efforts and resources on several key areas which management considers crucial with respect to the strategic positioning of Magnitude for future growth: (i) the further expansion and completion of its core software product, the ErgoManager(TM) software system, (ii) the development of strategic partnerships with several potential resellers and influencers, (iii) the introduction of key prospective clients to the ErgoManager(TM) product, (iv) the urgently required restructuring of the Company's balance sheet and addition of a substantial amount of new equity capital to finance ongoing and future development and marketing efforts, and (v) the conceptualization and initial design of new software products related to Internet and e-Commerce usage - two important growth markets. Management believes that it has succeeded in making significant progress in all five areas.

         The ErgoManager(TM) System:

         During the year, Version 3.05 was released and Version 4.0, to be released during the year 2000, was nearing completion. Numerous important feature enhancements and a new report writer module were finalized. The system as a whole has been extensively field tested during several dozen pilot programs at prospective customers' sites, and several customers have substantially expanded their usage of the software.


         Key Prospective Clients:

         At this time the Company focuses on introducing its ergonomic software products to the market. The most promising clients are medium size to large companies or organizations that (a) employ a large staff in the data entry or general computer related work environment, (b) are cognizant of the potential gains in productivity associated with preventive action and sensitive to the health risks and liability potential arising out of unattended workplace deficiencies, and (c) are prepared to make the necessary investments in a remedial and preventive solution such as offered by the ErgoManager(TM) System. During the second half of 1999, the Company succeeded in gaining acceptance for larger pilot programs, and in some cases the actual deployment of the software across entire departments, at several large corporate clients, among them well-known Fortune 500 companies.

         Recapitalization and Debt Restructuring:

         As explained in more detail below, starting with the latter part of 1999, management is making efforts to retain investor's confidence in the Company's future with the goal of obtaining new equity capital and reducing the Company's debt burden. These efforts are showing results in form of a significant relative improvement of the balance sheet of the Company.

         New Products:

         Several new product initiatives started in 1999 and are expected to link the Company's future to the Internet and e-Commerce marketplace. Among these are ErgoPal, eFuel(TM), and SmartErgonomics.com. Expected new equity capital will fund initial development efforts, however, management plans to attract additional funding dedicated specifically towards development and marketing efforts in these new areas.


Results of Operations for the Year Ended December 31, 1999:

         For the year ended December 31, 1999, the Company had gross revenues of $263,553 . While modest, this figure represents a significant increase in software-derived revenues (prior year $72,486), all of which was generated by the Company's wholly owned subsidiary Magnitude, Inc. These revenues are primarily composed of smaller orders for initial pilot projects. Conversion to enterprise-wide contracts is expected for several of these pilots. The sales cycle for larger projects involving software related products is relatively long, and the Company does not expect to realize significant new revenues before the second quarter of fiscal year 2000.

         Gross profits amounted to $92,732 for a 35% gross margin. Gross profits are burdened with a fixed charge for amortization of software investments. Software assets underlying the Company's products are being amortized on a straight line over 10 years, resulting in a level charge of approximately $12,000 per month to cost-of-goods-sold. Owing to the fact that variable cost-of-goods-sold expenses are in the vicinity of only 5%, the gross margin will sharply increase when revenues grow. After deducting selling expenses and general and administrative expenses of $2,735,721 the Company realized an operating loss of $2,642,989 (compared to an operating loss of $2,588,762 in 1998). Non-operating expenses totaled $239,333 and include $293,553 net interest expense and non-operating income of approximately $133,520 for royalties from the 1998 sale of the Company's hardware product line. A large extraordinary gain of $490,374 from the sale of net loss carry-forward tax credits pursuant to the new New Jersey Emerging Technology and Biotechnology Financial Assistance Act more than offset the interest expense, and the year concluded with a net loss of $2,391,948 or $0.28 per share, compared to a loss of $2,530,909 or $0.58 per share ($3,130,621 or $0.72 per share before an extraordinary gain from the sale of the Company's hardware product line) for the previous year.

         The fiscal year's results must be interpreted from the viewpoint of a young company that pioneers new products for emerging markets. These markets are now evolving and management believes that its "First to Market" approach will lead to a strong competitive advantage and a sizable market share during the months and years to come.

         To some extent, a severe capital shortage during the first nine months of the fiscal year affected the extent and pace at which the new software products could be introduced to the market. The working capital shortage in particular prohibited a more comprehensive marketing campaign which would have accelerated the education of potential clients. Education is of critical importance. This task will become easier for the Company as the general public becomes aware of the risks associated with poor posture and work habits in the computer work-place environment, and as the burden of informing the public is taken up by certain State and Federal agencies. In addition, as described below, the Company during the first quarter in 2000 has secured new capital investments that will provide for the funding of a comprehensive marketing plan.

Liquidity and Capital Resources:

         At December 31, 1999, the working capital deficit amounted to $3,541,257 as compared to a deficit of $2,227,516 at December 31, 1998. Current liabilities included approximately $3.7 Million short-term debt, the majority maturing during the second and third quarter of 2000. During the year and as a consequence of the absence of revenues, operations consumed $1,955,000 cash flow, financed primarily by the issuance of convertible debt with maturities averaging 14 months, and short-term loans, and to the extent of $525,000 by direct equity investments, all of these under private placement arrangements with accredited investors. The Company has no bank debt.

         Beginning in the fourth quarter of 1999, management has taken accelerated measures to redress the balance sheet and put the Company on a more solid financial footing. At the end of the year, negotiations are underway with several interested parties which when completed will result in new net equity investments in the form of cash under private placement arrangements totaling more than $2.5 Million. Parallel to attracting new capital in the form of equity investments, the Company seeks to convert significant amounts of short-term convertible debt maturing during 2000 into equity or long-term debt.

Fiscal Year Ended December 31, 1998, Compared to Fiscal Year Ended December 31, 1997

         The selected financial information presented below under the captions "Statement of Operations" and "Balance Sheet" for the years ended December 31, 1998 and 1997 is derived from the audited financial statements of the Company and should be read in conjunction with the financial statements and notes thereto.

         On July 2, 1997, the Company, then known as Whitestone Industries Inc., after divesting itself of substantially all operations, assets, and liabilities, extended an offer to all holders of the common stock of Magnitude, Inc. f/k/a Proformix, Inc. to exchange their shares into newly to be issued common stock of the Company. The business combination which took the form of a reverse acquisition has been accounted for as a Purchase. Subsequent to the exchange, the Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc., however, the operations of the newly combined entity are comprised solely of the operations of Magnitude, Inc. Therefore, the discussion ensuing below only pertains to the operations of Magnitude, Inc. for the prior fiscal year until the date of the acquisition of Magnitude, Inc. through the Company, and to the operations of the Company thereafter. The past results of operations for Whitestone Industries, Inc. are summarized as Discontinued Operations. All intercompany accounts and transactions have been eliminated in consolidation.

SELECTED FINANCIAL DATA
Balance Sheet                                               December 31,
                                                       1998              1997
                                                  ---------------   -----------
         Total assets ......................... $  2,138,453    $   1,152,250
         Current liabilities ..................    2,813,308        3,429,825
         Long-term debt .......................    1,316,839        1,719,435
         Working capital (deficit) ............   (2,227,516)      (2,806,682)
         Shareholders' Equity (deficit) ....... $ (1,991,694)   $  (3,997,010)

Statement of Operations                         For The Year Ended December 31,
                                                      1998               1997
                                                 ---------------    -----------
         Hardware revenues .................... $  2,853,969    $   3,125,009
         Software revenues ....................       72,486                -
         Total revenues ....................... $  2,926,455    $   3,125,009
         Operating loss .......................   (2,588,762)      (1,128,170)
         Loss before extraordinary items ......   (3,113,157)      (1,507,745)
         Net loss .............................   (2,530,909)      (1,507,745)

         Net loss per common share ...........  $      (0.58)   $       (0.76)
         Number of shares used in computing
         per share data ......................     4,324,292         2,094,724

 Results of Operations for the Year Ended December 31, 1998:

         For the year ended December 31, 1998, the Company had gross revenues of $2,926,455 (previous year $3,125,009), all of which was generated by its subsidiary Magnitude, Inc., primarily through its keyboarding systems business. A portion of $72,486 during 1998 was attributable to the licensing of the Company's proprietary software. There were no software revenues in 1997.

         Gross profits amounted to $1,336,015 for a 46% gross margin ($1,673,805 respectively 54% in 1997). After deducting selling expenses of $1,363,564 and general and administrative expenses of $2,561,213, the Company realized an operating loss of $2,588,762 (compared to an operating loss of $1,128,170 in 1997). Non-operating expenses aside from an item of $686,584 extraordinary income from the sale of the hardware business to Office Specialty and related royalty income (see Item 1 "Business") totaled $628,731 and include $342,010 net interest expense and charges of approximately $255,000 which account for the write-off of assets which were obsoleted with the sale of the hardware business and for the dissolution of previously capitalized deferred financing charges, the latter as the result of the early repayment of bank loans in connection with the Office Specialty transaction. The year concluded with a net loss of $2,530,909 or $0.58 per share, compared to a loss of $1,507,745 or $0.76 per share for the previous year.

         The fiscal year's results were primarily determined by a combination of slightly lower revenues, a decrease in the overall gross profit margin, and significant increases in general and administrative expenses. Sales of keyboard platforms and accessories continued at a strong pace throughout the first two quarters, however, were affected during the third quarter by a worsening shortage of working capital which brought about disruptions in the supply of materials and caused a curtailment of marketing activities. During the fourth quarter and in anticipation of the impending sale of the hardware product line, management dedicated most of the available resources towards the software business. Effective with the sale of the hardware business in November 1998 no further revenues were being generated from this product line, aside from royalties which amounted to $53,543 for the months of November and December and which are included in Non-operating Income. In the aftermath of the Office Specialty transaction, the Company's revenue base is being supplied solely by the licensing of the Company's proprietary software. The software business accounted for only $72,486 during 1998, however, is expected to grow significantly during 1999.

         Cost-of-goods sold include approximately $95,000 amortization of software assets. These assets which the Company acquired earlier in 1998 pursuant to the asset purchase agreements with Rolina Corporation and Vanity Software Publishing Inc. and which formed the basis for the further development, during the year, of the Company's proprietary Proformix EMS Software System, are being amortized on a straight line, 10-year, basis. Such software amortization and higher agency fees in connection with some hardware sales accounted for the decrease in the overall gross profit margin which otherwise would have tracked the prior year's result.

         During the year, the Company invested considerable resources in the further development and enhancement of its acquired software products, and the formation of new infrastructure for the new business sector. The Company hired product development and customer support staff and, starting with the fall of 1998, put in place a new sales organization dedicated to the software business. Related incremental expenditures, not including the outlays for the primary software assets acquired from Rolina and Vanity Software, totaled more than $800,000 , most of which are reflected in the financial statements as additional operating expenses. These expenditures which management categorizes as a front-end investment in the future of the Company, caused general and administrative expenses in total to increase by 63% over the level of the preceding year. However, the Company is in the process of divesting itself of unneeded infrastructure previously associated with the hardware business, and a cost savings trend is expected to take hold during the upcoming fiscal year.

The Software Business:

         In expectation that - on a going forward basis - the software business will account for most if not all of future revenues, management is giving special attention to the fact that this business distinguishes itself from the Company's traditional hardware business in certain important criteria:

(a)  Target  Clientele:  even more so than with the  keyboarding  products,  the
Company expects its client mix to gravitate towards larger companies and organizations. A likely consequence, initially, will be a concentration of sales into a smaller number of larger projects and increased volatility in its revenue stream.
(b) Sales Cycles: Software that has the potential of affecting a company's operations especially with respect to utilization of human resources is subjected to a possibly larger degree of test, scrutiny, and committee decision making than most other software products. Management therefore expects longer sales cycles which during the transition period until a break-even sales volume is achieved, will put additional strain on the Company's liquidity and financial resources. (c) Cost Structures: The software business to a significant degree is less capital intensive than the Company's traditional hardware business. Also, its overall cost structure is less sensitive to changes in volume. While this translates into improved predictability of future expenditures, it also burdens the Company with a certain level of quasi fixed expenses during the period when it is only beginning to realize cash flow from revenues. However, after passing the break-even point the Company will be the beneficiary of significant cash flows from any further revenue increases.

         In view of the above and of its limited financial resources the Company, at least during the upcoming quarters, will need to continue relying on outside financing to augment working capital until a sufficiently large revenue base has evolved. Management is working to secure such financing and fully expects to be able to successfully complete the transition to a specialized software house, with the goal of becoming the premier supplier of productivity enhancement software for the computer workplace, concentrating on areas such as worksite evaluation, employee training and work pacing.

Liquidity and Capital Resources:

         At December 31, 1998, the working capital deficit amounted to $2,227,516 as compared with a deficit of $2,806,682 at December 31, 1997. The relative increase in working capital was a direct consequence of financing activities and other transactions more closely described below, which more than offset the total of investments in the new software business and the losses incurred .

         Such activities fall into four areas: (1) the divestiture of the hardware business pursuant to the Asset Purchase Agreement with 1320236 Ontario Inc. in November 1998 (see Item 1 "Business") which generated approximately $1.3 million cash for the Company; (2) the conversion of certain current and past-due Company debt totaling approximately $340,000 into common equity at the rate of $1 per share; (3) the raising of new capital through placement of the Company's Common Shares with domestic investors under private placement arrangements, and with foreign investors under exemptions pursuant to Regulation S promulgated under the Securities Act of 1933, as amended, by way of which the Company received an aggregate $2,787,000 net in new equity capital against issuance of a total of 1,525,866 shares, consisting of $2,512,000 cash and $275,000 representing the conversion of subscription prepayments received prior to December 31, 1997; and (4) loans extended by a director and shareholder of the Company (see Item 12 "Certain Relationships").

         Cash received from the 1320236 Ontario Inc. transaction was used to retire outstanding bank debt in the amount of approximately $800,000 owed to the Company's principal lender Carnegie Bank, who held a security interest in the sold assets, and to pay down certain trade liabilities in the aggregate amount of approximately $500,000. Cash received from the financing transactions mentioned under (3) and (4) above was primarily used to partially finance the software purchases pursuant to the Rolina Corporation and Vanity Software Publishing Co. acquisitions, and to offset losses from operations. The equity issues as per (3) took place during the first and second quarter of 1998 and have been discussed in more detail in the Company's last report on Form 10-KSB and the quarterly 10-QSB reports filed during 1998, all of which are incorporated herein by reference.

         The Company currently has only very limited financial resources, and needs to augment working capital through outside financing. Management's efforts in this direction center around securing additional funding from a variety of sources including debt instruments and a liquidation of unused NOL's for which recent New Jersey tax legislation created a market. Until such can be completed which is expected to occur towards the beginning of the second quarter, certain members of the Company's management have agreed to provide for needed bridge funding.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


                  In January 2000 the former Chairman and the Company entered into an agreement pursuant to which he resigned as a director and officer. The agreement provided, among other things, for (i) the termination of his employment agreement; (ii) the conversion of cumulative preferred stock with a face value of $900,000 and a convertible promissory note in the amount of $351,060 into (a) 900,000 shares of common stock of the Company and (b) 100,000 shares of Series C Senior Convertible Preferred Stock with a face value of $900,000; (iii) a restrictive covenant for which the Company will pay a monthly fee in the amount of $5,555 over a 36-months term; and (iv) certain redemption privileges relating to the Series C Senior Convertible Preferred Stock.

         In February 2000, the President and Chief Executive Officer exercised a put option for 155,556 shares of common stock issued in connection with the 1998 acquisition by the Company of Rolina Corporation which exercise resulted in a $374,890 current liability to the Company. On March 31, 2000, the Company and the President agreed to convert this current liability payable into a long-term obligation maturing March 31, 2002 which among others provides for a right to the holder to convert such obligation into common stock of the Company.

         Between July and November 1999, an individual who in January 2000 joined the Company in the capacity of Vice President for Shareholder Relations, invested an aggregate $450,000 in the Company against issuance of convertible promissory notes and warrants for the purchase of 900,000 common shares. In February 2000, these promissory notes were converted into 900,000 common shares.

                                 TRANSFER AGENT

         The transfer agent for the Company is Securities Transfer Corporation, located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                                  ANNUAL REPORT

         The Company  intends to continue  its  practice  of  furnishing  annual
reports  to  its  shareholders   containing   financial  statements  audited  by
independent certified public accountants.

                       MAGNITUDE INFORMATION SYSTEMS, INC.
                          INDEX TO FINANCIAL STATEMENTS



MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES

         Unaudited Consolidated Financial Statements for the six months ended June 30, 2000 and June 30, 1999.

         Audited Consolidated Financial Statements as of December 31, 1999 and for the years ended December 31, 1999 and 1998.

         Audited Consolidated Financial Statements as of December 31, 1998 and for the years ended December 31, 1998 and 1997.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)

                                                                                     June 30, 2000


ASSETS
     Current Assets
     Cash  .............................................................        $        401,121
     Accounts receivable, net of allowance for
        doubtful accounts of 6,646 .....................................                 320,753
     Inventories .......................................................                   8,670
     Deferred tax asset.................................................                 201,470
     Prepaid expenses ..................................................                 446,313
                                                                                ---------------------
        Total Current Assets ...........................................               1,378,327
     Property, plant and equipment, net of accumulated
        depreciation of $165,084 .......................................                 129,627
     Software, net of accumulated amortization of
         $339,622 ......................................................               1,167,668
     Other assets ......................................................                  27,508
                                                                                     -------------
TOTAL ASSETS ...........................................................               2,703,130
                                                                                        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
     Accounts payable and accrued expenses .............................                 778,646
     Deferred revenue...................................................                  19,410
     Dividends payable .................................................                  47,935
     Prepayments received ..............................................                   5,000
     Loans and notes payable ...........................................                 630,992
     Current maturities long-term debt .................................                       0
     Current maturities lease obligations ..............................                   6,938
                                                                                    -------------
        Total Current Liabilities ......................................               1,488,921
     Long-term debt, less current portion ..............................                 374,890
     Lease obligations, less current portion ...........................                  13,005
                                                                                    -------------
TOTAL LIABILITIES ......................................................               1,876,816

STOCKHOLDERS' EQUITY
     Preferred Stock, $0.001 par value,  3,000,000 shares authorized:
     2,500 shares have been designated Cumulative Preferred Stock,
     of which 1 share is issued and outstanding ..............................                 0
     300,000 shares have been designated Series A Convertible Preferred Stock,
     350,000 shares have been designated Series B Convertible Preferred Stock,
     120,000 shares have been designated Series C Convertible Preferred Stock,
     of which a combined total 351,528 shares are issued and outstanding                     352
     Common Stock, $0.0001 par value, 100,000,000 shares authorized,
     15,479,163 shares are issued and outstanding.............................             1,548
     Contributed capital .....................................................            81,000
     Additional paid-in capital ..............................................        13,701,138
     Accumulated deficit .....................................................       (12,957,724)
                                                                                     ------------
TOTAL STOCKHOLDERS' EQUITY...............................                                826,314

TOTAL LIABILITIES AND EQUITY ....................................               $      2,703,130
                                                                                       ==========


                 See notes to consolidated financial statements

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                             Three Months Ended                Six Months Ended
                                                                  June 30,                          June 30,
                                                           2000              1999            2000               1999


                                                      -------------     -------------    -------------     -------------

Total Revenues..............................         $     247,981    $       65,673    $    348,003       $    110,180

     Cost of Goods Sold ....................                43,720            43,563          84,654             86,439
                                                     -------------     -------------     -------------    --------------

Gross Profit ...............................               204,261            22,110         263,349             23,741
     Selling expenses ......................               378,259           191,363         605,079            356,834
     General & administrative expenses .....               610,567           512,464       1,132,853            934,439
                                                       -----------      ------------      -------------    ------------

Operating Income (Loss) ....................              (784,565)         (681,717)     (1,474,583)        (1,267,532)

     Miscellaneous income ..................                     0            23,921          14,048             87,596
     Interest expense, net..................               (23,264)          (58,161)       (132,843)          (109,998)
     Miscellaneous expenses ................                (3,201)           (6,004)         (1,149)           (19,689)
                                                      ------------      -------------     ------------      ------------
Non-Operating Income (Expense) .............               (26,465)          (40,244)       (119,944)           (42,091)
                                                      -------------     -------------    -------------      -------------

Net Loss ...................................           $  (811,030)      $  (721,961)    $(1,594,527)      $ (1,309,623)
                                                      ==============    ==============    ============      =============

Loss per Common Share ......................           $     (0.05)      $     (0.09)    $     (0.11)      $      (0.17)
                                                       =============     =============    =============     =============
Weighted Average Number of
     Common Shares Outstanding .............            15,194,570         8,372,824      14,026,451          7,833,959


















                 See notes to consolidated financial statements

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                               Six Months Ended June 30,
                                                              2000                    1999
Cash Flows from Operating Activities
     Net income (loss) ..............................     $(1,594,527)          $ (1,309,623)
     Adjustments to net income (loss)
        Depreciation and amortization ...............          98,200                 92,819
        Stock and debt issued for expenses...........         191,667                      0
        Loss on disposition of certain assets .......           1,122                  1,934
        Dividend payments............................         (26,250)                     0
     Decreases (increases) in Assets
        Accounts receivable .........................        (260,275)                70,686
        Miscellaneous receivables....................          14,872                      0
        Inventories .................................             215                  8,827
        Prepaid expenses ............................         (57,432)              (116,171)
        Other assets ................................         (25,050)                  (450)
     Increases (decreases) in Liabilities
        Prepayments received.........................           5,000                      0
        Deferred revenue.............................          19,410
        Accounts payable and accrued expenses .......         (72,447)              (622,138)
                                                           --------------    -----------------
Net Cash Provided (Used) by Operating Activities           (1,705,495)            (1,874,116)

Cash Flows from Investing Activities
     Purchases of equipment and fixtures ............         (51,860)                (1,049)
     Disposition of equipment and fixtures ..........           3,358                      0
                                                            --------------    -----------------
Net Cash Provided (Used) by Investing Activities              (48,502)                (1,049)

Cash Flows from Financing Activities
     Proceeds from notes payable ....................               0                942,500
     Repayment of loans and notes ...................        (444,534)              (283,427)
     Repayment of long-term debt ....................              (0)               (39,000)
     Issuance of preferred stock.....................       1,800,083                      0
     Issuance of common stock ........... ...........         550,000              1,492,409
                                                           -----------          --------------
Net Cash Provided (Used) by Financing Activities            1,905,549              2,112,482
Net Increase (Decrease) in Cash .....................         151,552                237,317
Cash at Beginning of Period .........................         249,569                  9,403
                                                           -----------           ------------
Cash at End of Period ...............................  $      401,121         $      246,720
                                                        =================     ================










                 See notes to consolidated financial statements

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000

DESCRIPTION OF BUSINESS

         Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         The Company's primary product is an integrated suite of proprietary software modules marketed under the name ErgoManager(TM) which are designed to help individual computer users and businesses increase productivity and reduce the risk of potentially preventable repetitive stress injury (RSI). These software modules can be applied individually or together in a comprehensive ergonomic and early intervention program that seeks to modify a user's behavior by monitoring computer usage patterns over time and warning the user when to break a dangerous trend in repetitive usage of an input device, such as a keyboard or mouse. The product was developed to train people working on computers, monitor computer-use related activities and evaluate a user's risk exposure and propensity towards injury or loss of effectiveness in connection with his/her day-to-day work. Moreover, the software enables a company to not only address the issue of health risks involving employees and to minimize resulting potential liabilities, but delivers a powerful tool to increase overall productivity.

BACKGROUND

         On June 24, 1997, the Company, extended a stock exchange offer to the shareholders of Proformix, Inc., a Delaware corporation and manufacturer of ergonomic keyboarding systems. Proformix, Inc. in November 1998 changed its name to Magnitude, Inc. and is now referred to as Magnitude, Inc.. At the time of this submission, holders of 98.5% of Magnitude, Inc. common stock have tendered their shares. The business combination which took the form of a reverse acquisition has been accounted for as a purchase. As a result, the Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of Magnitude Information Systems, Inc.. The operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary ErgoManager(TM) software system.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and certain royalty payments on OS' sales of the Proformix hardware products.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000

         Magnitude Inc.'s wholly owned subsidiary, Corporate Ergonomic Solutions, Inc. (Ergonomics) was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1997, was formed primarily to market hardware products. Its operations during the last two years have not been significant.


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Principles of Consolidation
         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiaries, Magnitude, Inc. and Corporate Ergonomic Solutions, Inc.
         All significant intercompany balances and transactions have been eliminated.

     Inventories
         Inventory consists of finished goods which are stated at the lower of cost (determined by the first-in, first out method) or market.

     Depreciation and Amortization
         Property,  plant and  equipment are recorded at cost.  Depreciation  on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 3-10 years. Maintenance and repairs are charged to operations as incurred. Software assets are amortized on the straight line method over 10 years.

     Securities Issued for Services
         The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Income Taxes
         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal deferred tax asset for the year ended December 31, 1999. For state income tax purposes, a partial valuation allowance has been offset against the related state deferred tax asset for the year ended December 31, 1999.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Net Loss Per Share
         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share" is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition
         Revenue  from  the  licensing  of  proprietary   software  products  is
         recognized at the time of licensing provided that the resulting receivable is deemed probable of collection.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEFERRED TAX ASSET

         During 1999, the Company had filed an application with the New Jersey Economic Development Authority who administers the current New Jersey Tax Certification program pursuant to the New Jersey Emerging Technology and Biotechnology Financial Assistance Act to qualify for and be the beneficiary of this program which will permit a participant to liquidate its State NOL tax benefits against cash considerations. The Company has been accepted under this program and has been issued tax transfer certificates which will, upon liquidation, result in a cash benefit in the amount stated.


PREPAID EXPENSES

         Prepaid  expenses  include a position  of  $375,000  resulting  from an agreement in February 1998 with BNN Business News Network Inc., a nationwide media advertising and radio network company, whereby the Company purchased advertising time to be utilized on stations associated with Business News Network Inc., usable over a period of three years and aggregating $900,000 in retail value, against issuance of 150,000 new and restricted common shares. The services purchased were capitalized at the then fair market value of the stock issued, for a total of $375,000. The resulting asset will be amortized as utilized, over the time frame of the next fifteen months. As per the date of this report, no portion of this asset has been utilized. Management believes that the Company will derive economic benefits commensurate with the value of this asset. If management were to determine that it may not be able to economically utilize the entire amount during the time allotted, it will effect an accelerated amortization or write-down of this asset position.
                                       64

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following at June 30, 2000:
              Equipment                                                                  $       178,965
              Furniture and fixtures                                                              69,976
              Leasehold improvements                                                              45,770
                                                                                           --------------

                                                                                                 294,711

              Less accumulated depreciation                                                      165,084
                                                                                           --------------

                                        Total                                            $       129,627
                                                                                           ==============

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following at June 30, 2000:

              Accounts payable                                                           $       148,864

              Accrued interest                                                                   309,756

              Accrued commissions                                                                 17,712

              Accrued salaries and professional fees (payable in cash)                            57,196

              Accrued salaries and professional fees (payable in equity)                         154,986

              Miscellaneous accruals                                                              90,132
                                                                                            =============

                                    Total                                                $       778,646
                                                                                            =============


LOANS AND NOTES PAYABLE

     At June 30, 2000, Magnitude, Inc. and the Company had borrowings under short term loan agreements with the following terms and conditions:

         On December 4, 1996,  Magnitude,  Inc.  repurchased  the  equivalent  of 144,192  shares of its
         common stock and retired same against  issuance of a promissory  note  maturing  twelve  months   $        75,000
         thereafter  accruing  interest at 5% per annum and due  December 4, 1998.  This note is overdue at September 30, 1999 and no demand for payment has been made through today's date.

         Private  Placement  Offering:  During  February  through June 1995,  an  underwriter  acting as           425,000
         placement  agent,  on behalf of Magnitude,  Inc.,  in a private  placement  offering  placed an aggregate 16 units,  each  consisting of a $100,000,  12% promissory  note and 10,000 shares of
         Magnitude,  Inc.'s common stock.  The promissory notes were originally due on the earlier of 12 months from their  issuance or the  completion of a public or private  financing of either debt or equity  securities  of  Magnitude,  Inc. On April 30, 2000,  $1,075,000  of these notes were retired  against a combination  of cash  payments and issuance of common stock and  convertible preferred stock.  Two such notes totaling $425,000 remain outstanding.

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000

         LOANS AND NOTES PAYABLE  continued
         Discounted  present value of a non-interest  bearing $70,000  settlement with a former investor of  Magnitude,  Inc.  to be paid in  monthly  payments  commencing  July 1, 1997.  The  imputed
         interest rate used to discount the note is 8% per annum.                                         $  33,529

         Promissory  note issued to a former  member of the board of directors of the Company,  carrying interest at 12% p.a. and maturing July 2000,  convertible at the holder's option into shares of
         the  common  stock of the  Company  at the rate of $0.50  per  share.  The note was  originally     97,463
         issued for $200,000 with $37,537 since repaid,  and $65,000  having been  converted into common stock.
                                                                                                          --------------


                  Total                                                                                   $ 630,992
                                                                                                         ==============

LONG-TERM DEBT

        Pursuant to the  February 2, 1998,  Agreement  and Plan of Merger with Rolina  Corporation  (see   $ 374,890
        "Background")  the Company had issued  155,556  shares (the "Shares") of its common stock to the principal of Rolina  Corporation  who  currently  serves as the  Company's  President  and Chief
        Executive Officer,  and had issued a Put Option for such Shares at a price of $2.41 per share in accordance with the provisions contained therein,  with notice for exercise eligible to be given at any time after  February  1, 2000,  and before  5:00 p.m.  on the 90th day  thereafter.  This current liability was converted into a Company obligation  maturing March 31, 2002, and carrying interest at the rate of 7% per year payable  monthly.  The obligation  includes an option to the holder for conversion of the outstanding  principal into shares of the Company's common stock at the rate of $0.50 per share.



  INCOME TAXES

       At December 31, 1999, the Company had net operating loss carry forwards approximating $11,300,000 which expire between the years 2008 and 2013 and are subject to certain annual limitations.

  The Company's total deferred tax asset and valuation allowance at December 31, 1999 are as follows:
            Total deferred tax asset                                                                        $ 4,240,000
            Less valuation allowance                                                                          4,240,000
            Net deferred tax asset                                                                          $         -
                                                                                                         ================

              MAGNITUDE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000


COMMITMENTS AND CONTINGENCIES

   Lease Agreements
     Magnitude, Inc. currently leases office space which contained its former administrative offices pursuant to a lease agreement dated December 9, 1998. Such lease commences December 16, 1998 and expires on December 31, 2001 and requires monthly payments of $3,700 from December 16, 1998 to October 31, 1999 and $3,250 from November 1, 1999 to December 31, 2001. A portion of this space has been sublet, generating $950 per month in offsetting revenues.

     On March 15, 2000, the Company entered into a lease agreement for office space which is utilized for the Company's principal offices. Such lease commenced April 15, 2000 and expires on March 31, 2005 and requires monthly payments of $6,500 from April 15, 2000 through March 31, 2002; of $6,695 thereafter through March 31, 2003; of $6,896 thereafter through March 31, 2004; and of $7,103 thereafter through March 31, 2005.


RELATED PARTY TRANSACTIONS

      On March 31, 2000, the Company and its President and Chief Executive Officer agreed to convert a current liability payable to him in the amount of $374,890 into a Company obligation maturing March 31, 2002, which among others provides for a right to the holder to convert such obligation into common stock of the Company (see "Long-term debt").


CHANGES IN KEY PERSONNEL

      On May 18, 2000, during the Annual Meeting of Shareholders of the Company the stockholders voted to appoint Messrs. Steven Rudnik, John Duncan, Ivano Angelastri, Steven Gray, and Joseph Tomasek to serve as members of the Company's Board of Directors.


SUBSEQUENT EVENTS

      On July 18, 2000, the Company entered into a Common Stock Purchase Agreement with Torneaux Ltd., an investment fund headquartered in the Commonwealth of The Bahamas (the "Fund"), which provides for an Equity Draw Down facility which may be utilized by the Company at its option and whereby the Fund during a period of 14 months if and when called on by the Company will purchase newly to be issued and registered common stock of the Company at discounts ranging from 9.5% to 12% of average market prices, up to an aggregate total amount of between $1.2 Million and $4.2 Million, depending upon certain market price and other criteria. A copy of this Agreement and attachments is attached hereto as Exhibit 10.1.

Magnitude Information Systems, Inc. and Subsidiaries
                 Index to the Consolidated Financial Statements
                                December 31, 1999





                                                                    Page
                                                                    ----


Independent Auditors' Report.....................................     1

Financial Statements

     Consolidated Balance Sheet..................................     2

     Consolidated Statements of Operations.......................     3

     Consolidated Statement of Stockholders Equity (Deficit).....    4-5

     Consolidated Statements of Cash Flows.......................    6-7

     Notes to the Consolidated Financial Statements..............   8-17

[Letterhead of
                     Rosenberg Rich Baker Berman & Company ]








                          Independent Auditors' Report


To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1999 and the consolidated results of their operations and their cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

/s/Rosenberg Rich Baker Berman & Company
Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
March 24, 2000

              Magnitude Information Systems, Inc. and Subsidiaries
                           Consolidated Balance Sheet
                                December 31, 1999



        Assets
Current Assets
     Cash                                                                                                   $       249,569
     Accounts receivable net of allowance for doubtful accounts of $78,301                                           58,724
     Inventories                                                                                                      8,885
     Miscellaneous receivables                                                                                      16,627
     Deferred tax asset                                                                                             201,470
     Prepaid expenses                                                                                               388,881
                                                                                                                --------------
           Total Current Assets                                                                                     924,156

Property, plant and equipment, net of accumulated depreciation of $145,579                                           99,880
Software, net of accumulated amortization of $261,662                                                             1,193,728
Other assets                                                                                                          2,459
                                                                                                              ==============
           Total Assets                                                                                           2,220,223
                                                                                                              ==============
           Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
     Accounts payable and accrued expenses                                                                          806,265
     Accrued contingent liability                                                                                   374,890
     Dividends payable                                                                                                9,000
     Loans payable                                                                                                  754,541
     Notes payable                                                                                                1,475,000
     Current maturities of long-term debt                                                                         1,038,779
     Current maturities of capitalized lease obligations                                                              6,938
                                                                                                             --------------
           Total Current Liabilities                                                                              4,465,413
Long term debt, less current portion                                                                                 22,750
Obligations under capital leases, excluding current maturities                                                       13,005
                                                                                                             --------------
           Total Liabilities                                                                                      4,501,168
                                                                                                             --------------
Minority Interest                                                                                                         -

Stockholders' Equity (Deficit)
     Preferred stock Series A, $.01 par value, authorized 3,000,000 shares; issued and
       outstanding, 0 shares                                                                                              -
     Cumulative preferred stock, $.001 par value; 2,500 shares authorized, 10 shares
       issued and outstanding                                                                                             -
     Common stock, $.0001 par value, 30,000,000 shares authorized; 10,340,261 shares issued
       and outstanding                                                                                                1,034
     Contributed capital                                                                                             81,000
     Additional paid in capital                                                                                   8,935,034
     Accumulated deficit                                                                                       (11,298,013)
                                                                                                             --------------
           Total Stockholders' Equity (Deficit)                                                                 (2,280,945)
                                                                                                             --------------
           Total Liabilities and Stockholders' Equity (Deficit)                                             $     2,220,223


                                                                                                             ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Operations



                                                                                             Year Ended December 31,
                                                                                          ----------------------------------


                                                                                             1999               1998
                                                                                          ---------------     --------------




Net Sales

     Hardware Products                                                                  $          2,850    $     2,853,969
     Software                                                                                    260,703             72,486
                                                                                          ---------------     --------------
       Total Net Sales                                                                           263,553          2,926,455
                                                                                          ---------------     --------------
Cost of Good Sold
     Hardware Products                                                                             2,850          1,450,367
     Software                                                                                    167,971            140,073
                                                                                          ---------------     --------------
       Total Cost of Goods Sold                                                                  170,821          1,590,440

Gross Profit                                                                                      92,732          1,336,015
Selling, general and administrative expenses                                                   2,735,721          3,924,777
                                                                                          ---------------     --------------

(Loss) From Operations                                                                       (2,642,989)        (2,588,762)
                                                                                          ---------------     --------------
Other Income (Expense)
     Miscellaneous income                                                                        133,520             86,872
     Interest income                                                                                  -              1,384
     Miscellaneous expense                                                                      (40,542)          (182,385)
     Interest expense                                                                          (293,553)          (343,394)
     Loss on disposition of assets                                                              (38,758)          (104,336)
                                                                                          ---------------     --------------
       Total Other (Expense)                                                                   (239,333)          (541,859)
                                                                                         ---------------     --------------
(Loss) From Continuing Operations Before Provision for Income Taxes                          (2,882,322)        (3,130,621)

Provision for (Benefit from) Income Taxes                                                        490,374                  -
                                                                                          ---------------     --------------
(Loss) From Continuing Operations                                                            (2,391,948)        (3,130,621)
Discontinued Operations
    Gain on disposal of hardware line of business (net of $0 income tax
effect)                                                                                               -            599,712
                                                                                          ===============     ==============
Net (Loss)                                                                              $    (2,391,948)    $   (2,530,909)
                                                                                          ===============     ==============

Net (Loss) Per Common Share:
     (Loss) From Continuing Operations                                                  $          (.28)    $         (.72)
      Discontinued Operations                                                                          -                .14

     Net (Loss)                                                                         $          (.28)    $         (.58)
                                                                                          ---------------     --------------
Weighted Average of Common Shares Outstanding                                                  8,486,443          4,324,292
                                                                                          ===============     ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1999 and 1998


                                                      Convertible       Cumulative
                                                    Preferred Shares Preferred Shares  Common Stock



                                                     ------------  ---------------  ------------------
                                                     Shares Amount Shares   Amount   Shares    Amount
                                                     ------------- ----- ---------  ------------------


  Balances, January 1, 1999                            -   $    -     10  $     -   6,431,113 $  643
  Issuances of common stock granted for
  services performed                                   -        -      -        -   1,404,328    140
  Issuances of common stock pursuant to stock option
  exercise loan agreement                              -        -      -        -     535,000     53

  Issuance of common stock for conversion of loans
  and accrued interest                                 -        -      -        -     767,332     77

  Issuance of common stock pursuant to note penalty
  clause                                               -        -      -        -      60,000      6

  Contingent liability pursuant to put option
  agreement                                            -        -      -        -           -      -

  Exchange of the Company's common stock, one common
  share for 3.4676 common shares of Magnitude, Inc.    -        -      -        -       7,210      1

  Issuance of common shares pursuant to private
  equity placements                                    -        -      -        -   1,050,000    105

  Cancellation of previously issued common stock       -        -      -        -      (7,500)    (1)

  Issuance of common stock pursuant to anti-dilution
  clause                                               -        -      -        -      77,778      8

  Issuance of common stock to suppliers pursuant to
  grant                                                -        -      -        -      15,000      2

  Issuance of convertible debt with attached warrants  -        -      -        -           -      -

  Net loss, year ended December 31, 1999               -        -      -        -           -      -
                                                     ---- -------  -----  --------  ---------- ------
  Balances, December 31, 1999                          -  $     -     10  $     -   10,340,261 $1,034
                                                     ==== =======  =====  ========  ========== ======




See notes to the consolidated financial statements

                                                                                                     Total
                                                     Contributed    Additional     Accumulated      Stockholder
                                                       Capital       Paid in         Deficit         Equity





                                                ----------------- -------------- --------------   ---------------

  Balances, January 1, 1999                          $  81,000    $  6,832,728   $(8,906,065)    $ (1,991,694)
  Issuances of common stock granted for
  services performed                                         -       1,224,030             -        1,224,170
  Issuances of common stock pursuant to stock option
  exercise loan agreement                                    -         267,446             -          267,499

  Issuance of common stock for conversion of loans
  and accrued interest                                       -         383,590             -          383,667

  Issuance of common stock pursuant to note penalty
  clause                                                     -             (6)             -                -

  Contingent liability pursuant to put option
  agreement                                                  -       (374,890)             -        (374,890)

  Exchange of the Company's common stock, one common
  share for 3.4676 common shares of Magnitude, Inc.          -             (1)             -               -

  Issuance of common shares pursuant to private
  equity placements                                          -         524,895             -         525,000

  Cancellation of previously issued common stock             -               1             -               -

  Issuance of common stock pursuant to anti-dilution
  clause                                                     -              (8)            -               -

  Issuance of common stock to suppliers pursuant to
  grant                                                      -           5,249             -            5,251

  Issuance of convertible debt with attached warrants        -          72,000             -           72,000

  Net loss, year ended December 31, 1999                     -               -     (2,391,948)     (2,391,948)
                                                       --------     ----------   --------------  --------------
  Balances, December 31, 1999                        $  81,000      $8,935,034   $(11,298,013)     $2,280,945)
                                                      =========     ===========  ==============  ==============




See notes to the consolidated financial statements



                                       72A

              Magnitude Information Systems, Inc. and Subsidiaries
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1999 and 1998


                                                        Convertible            Cumulative
                                                     Preferred Shares       Preferred Shares          Common Stock


                                                    Shares       Amount     Shares     Amount       Shares       Amount
                                                    --------    ---------   --------  ---------  -------------   --------


Balances, January 1, 1998                                 -  $        -         10  $        -      2,898,507  $     290

Accrued Dividends on cumulative preferred shares
reversed                                                  -           -          -           -              -          -

Dividends on cumulative preferred shares waiver
reversed                                                  -           -          -           -              -          -

Issuances of common stock to domestic private
individuals pursuant to an exemption under Rule           -           -          -           -         79,722          8
506

Issuances of common stock to foreign investors
pursuant to Reg. S.                                       -           -          -           -      1,453,644        145

Exchange of the Company's common stock, one
common share for 3.4676 common shares of                  -           -          -           -         22,061          2
Magnitude, Inc.

Issuance of common stock for conversion of
accrued interest on private placement notes               -           -          -           -         10,411          1

Issuance of common stock in exchange for prepaid
advertising                                               -           -          -           -        150,000         15

Issuance of common stock pursuant to Rolina
Corporation merger                                        -           -          -           -        155,556         16

Issuance of common stock pursuant to Vanity
Software Publishing Corporation acquisition               -           -          -           -        224,000         22

Issuance of common stock granted for services
performed                                                 -           -          -           -      1,080,177        108

Issuance of common stock for conversion of loan
and accrued interest                                      -           -          -           -        342,000         34

Issuance of common stock pursuant to sales
incentive awards                                          -           -          -           -          5,035          1

Issuance of common stock in exchange for product
rights                                                    -           -          -           -         10,000          1


Net loss, year ended December 31, 1998                    -           -          -           -              -          -
                                                    --------   ---------   --------   ---------  -------------   --------


Balances, December 31, 1998                               -  $        -         10  $        -      6,431,113  $     643
                                                    ========   =========   ========   =========  =============   ========

See notes to the consolidated financial statement

                                                                                                          Total
                                                      Contributed     Additional      Accumulated       Stockholders
                                                        Capital         Paid in         Deficit            Equity
                                                                        Capital                          (Deficit)


                                                      ------------    ------------   ---------------   ---------------


Balances, January 1, 1998                           $     243,000   $   2,314,856  $    (6,555,156)  $    (3,997,010)

Accrued Dividends on cumulative preferred shares
reversed                                                        -               -            18,000            18,000

Dividends on cumulative preferred shares waiver
reversed                                                (162,000)               -           162,000                 -

Issuances of common stock to domestic private
individuals pursuant to an exemption under Rule                 -         199,992                 -           200,000
506

Issuances of common stock to foreign investors
pursuant to Reg. S.                                             -       2,586,855                 -         2,587,000

Exchange of the Company's common stock, one
common share for 3.4676 common shares of                        -             (2)                 -                 -
Magnitude, Inc.

Issuance of common stock for conversion of
accrued interest on private placement notes                     -          36,101                 -            36,102

Issuance of common stock in exchange for prepaid
advertising                                                     -         374,985                 -           375,000

Issuance of common stock pursuant to Rolina
Corporation merger                                              -         388,874                 -           388,890

Issuance of common stock pursuant to Vanity
Software Publishing Corporation acquisition                     -         559,978                 -           560,000

Issuance of common stock granted for services
performed                                                       -          29,892                 -            30,000

Issuance of common stock for conversion of loan
and accrued interest                                            -         341,199                 -           341,233

Issuance of common stock pursuant to sales
incentive awards                                                -             (1)                 -                 -

Issuance of common stock in exchange for product
rights                                                          -             (1)                 -                 -


Net loss, year ended December 31, 1998                          -               -       (2,530,909)       (2,530,909)
                                                      ------------    ------------   ---------------   ---------------

Balances, December 31, 1998                         $      81,000   $   6,832,728  $    (8,906,065)  $    (1,991,694)
                                                      ============    ============   ===============   ===============


See notes to the consolidated financial statement

                                       73A

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                              ----------------------------------
                                                                                                   1999               1998
                                                                                              ---------------    ---------------

     Cash Flows From Operating Activities
             Net Income (Loss)                                                              $    (2,391,948)   $    (2,530,909)

             Adjustments to Reconcile Net (Loss) to Net Cash (Used) by Operating
          Activities
                Depreciation and amortization                                                        183,053            266,589
                Common stock issued for various expenses                                             474,119                  -
                Loss on disposition of assets                                                         38,758            112,112
                Bad debt provision                                                                     4,109             94,287
                Forgiveness of debt                                                                        -           (32,893)

                New debt issued for interest expense                                                   5,400                  -

                Deferred tax (benefit)                                                             (201,470)                  -

                Inventory variance                                                                         -            132,890

                  Inventory writeoff                                                                  16,770                  -

                Return reserve provision                                                                   -             30,000

             Decreases (Increases) in Assets
                  Accounts receivable                                                                 46,416             50,956
                Miscellaneous receivables                                                             58,951           (54,743)
                  Inventories                                                                          1,134          (317,650)
                Prepaid expenses                                                                     (3,273)             36,996
                Other assets                                                                           2,652                414

             Increases (Decreases) in Liabilities

                Accounts payable and accrued expenses                                              (189,975)            403,405

                Trade acceptance payable                                                                   -           (44,860)
                                                                                              ---------------    ---------------
                  Net Cash (Used) by Operating Activities                                        (1,955,304)        (1,853,406)
                                                                                              ---------------    ---------------
     Cash Flows From Investing Activities
             Purchases of equipment, fixtures, and software                                          (6,486)          (569,857)

          Sales of property and equipment                                                                250            716,926
                                                                                              ---------------    ---------------
                  Net Cash Provided (Used) by Investing Activities                                   (6,236)            147,069
                                                                                              ---------------    ---------------
     Cash Flows From Financing Activities
             Repayment of notes payable                                                                    -           (25,000)
             Proceeds from long-term debt                                                            300,000            342,000
             Proceeds from long-term debt with detachable warrants                                   800,000                  -
             Repayment of long-term debt                                                            (50,474)          (750,577)
             Repayment of capital lease obligations                                                  (7,747)            (7,229)
             Repayment of officer loans payable                                                            -           (85,000)
             Proceeds from loans payable                                                             726,181                  -
             Repayment of loans payable                                                             (91,254)          (275,000)
             Proceeds from issuance of common stock                                                  525,000          2,512,000
                                                                                              ---------------    ---------------
                  Net Cash Provided by Financing Activities                                        2,201,706          1,711,194
                                                                                              ---------------    ---------------
     Net increase in Cash                                                                            240,166              4,857
     Cash at beginning of period                                                                       9,403              4,546
                                                                                               ===============    ===============
     Cash at end of period                                                                  $        249,569   $          9,403
                                                                                              ===============    ===============
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
             Interest Paid                                                                  $        153,313   $        245,916
                                                                                              ===============    ===============
             Taxes Paid                                                                     $          6,600   $          4,320
                                                                                              ===============    ===============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flows

                                                                                                      Year Ended December 31,
                                                                                               ----------------------------------

                                                                                                   1999                1998
                                                                                               --------------     ---------------

 Schedule of non-cash investing and financing activities
 In connection with the retirement of $36,102 of accrued  interest on a promissory
    note, 10,411 common shares were issued                                                                 $         36,102
                                                                                                             ===============

 Capitalized lease obligations incurred for use of equipment                                               $         26,376
                                                                                                             ===============
 In  connection   with  the   acquisition  of  a  20%  equity  interest  in  Input
 Technologies LLC, $60,000 of accounts receivable were written off                                         $         60,000
                                                                                                             ===============

 In connection with the Rolina  Corporation  merger,  secured payment  obligation
    Incurred                                                                                               $        100,000
                                                                                                             ===============
 In connection  with the obtaining of prepaid  advertising,  150,000 common shares
    were issued                                                                                            $        375,000
                                                                                                             ===============
 In connection  with the Rolina  Corporation  merger,  155,556  common shares were
    issued                                                                                                 $        388,890
                                                                                                             ===============
 In  connection  with the  Vanity  Software  Publishing  Corporation  acquisition,
    224,000 common shares were issued                                                                      $        560,000
                                                                                                             ===============
 In  connection  with the issuance of common  stock,  72,677 shares were issued as
    consideration for past services                                                                        $         30,000
                                                                                                             ===============
 In  connection  with the  retirement  of a $316,849  promissory  note and accrued
    interest thereon, 342,000 common shares were issued                                                    $        341,233
                                                                                                             ===============
 In  connection   with  the   disposition  of  a  20%  equity  interest  in  Input
    Technologies  LLC,  $20,392 of  accounts  payable and  accrued  expenses  were
    written off                                                                         $        20,392
                                                                                          ==============
 In connection  with the trade-in of capitalized  lease  equipment for operating lease equipment, $17,975 of capitalized lease obligations were written off $
    17,975
                                                                                          ==============
 In  connection  with the Rolina  Corporation  merger  agreement,  a put option on
    155,556 shares at $2.41 was set up as an accrued contingent liability               $       374,890
                                                                                          ==============
 In  connection  with the  retirement  of a $100,000  promissory  note and accrued
    interest thereon, 202,332 common shares were issued                                 $       101,166
                                                                                          ==============
 In connection  with a stock option  exercise,  535,000  common shares were issued against  the  cancellation  of loans and notes  totaling  $261,604  along with
    accrued interest thereon.                                                           $       267,500
                                                                                          ==============
 In connection  with the  retirement of promissory  notes  totaling  $256,959 plus
    accrued interest thereon, 565,000 common shares were issued                         $       282,500
                                                                                          ==============
 In connection with the issuance of a promissory note totaling  $119,735 , $29,735
    of accrued interest on various notes was incorporated into a new note.              $        29,735
                                                                                          ==============
 In  connection  with the issuance of common stock,  1,419,328  common shares were
    issued for past services                                                            $       721,619
                                                                                          ==============
 In connection with the issuance of 1,000,000  common shares during the year ended
    December 31, 1998,  $276,230 for past  services was relieved;  notes  totaling
    $134,295  with  accrued  interest  of  $19,692  were  retired,  and  loans and
    advances of $77,585 were retired during the year ended December 31, 1999.           $       507,802
                                                                                          ==============

See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         Magnitude Information Systems, Inc. (the "Company") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         The Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company. However, the operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc. The remaining 1% of Magnitude, Inc. stockholders hold a minority interest which is valued at $0.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in the form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary EMS Software System.

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and on ongoing contingent stream of royalty payments on OS' sales of the Magnitude hardware products. The Agreement with OS also provided for the retirement of the Company's then existing bank debt out of the proceeds of the transaction.

         Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'s ergonomic keyboard platform products and accessories, its business was primarily centered around the design, development, manufacture, and marketing of research-based ergonomic accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic software product. that was being marketed under the name "ErgoSentry", and the subsequent acquisition in May 1998 of substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity in the computer related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the release to the market of the proprietary "EMS (Ergonomic Management System)" software system. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continuted)
     Nature of Organization - (continued)
         Magnitude Inc.'s wholly owned subsidiary, Corporate Ergonomic Solutions, Inc. (Ergonomics) was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1998, was formed primarily to market Proformix's hardware products which has since been disposed of. Prior to that, its operations had not been significant. It's operations during 1998 and 1999 have not been significant.

     Principles of Consolidation
         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiaries, Magnitude, Inc. and Corporate Ergonomic Solutions, Inc. All significant intercompany balances and transactions have been eliminated.

     Inventories
         Inventory consists of finished goods related to the Company's former hardware product line which are stated at the lower of cost (determined by the first-in, first out method) or market. The sale of the Company's hardware product line resulted in a loss on disposal of inventory of $74,736 in 1998.

     Depreciation and Amortization
         Property,  plant and  equipment are recorded at cost.  Depreciation  on equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred. Software assets acquired pursuant to the Rolina and Vanity agreements are amortized on the straight line method over 10 years. Repairs and maintenance which do not extend the useful lives of the related assets are expensed as incurred.

     Securities Issued for Services
         The Company accounts for stock, stock options and stock warrants issued for services and compensation by employees under the intrinsic value method. For non-employees, the fair market value of the Company's stock on the date of stock issuance or option grant is used. Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the services rendered or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees' for employees under the intrinsic value method. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Income Taxes
         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, for Federal income tax purposes, the benefit for income taxes has been offset entirely by a valuation allowance against the related federal deferred tax asset for the year ended December 31, 1999. For state income tax purposes, a partial valuation allowance has been offset against the related state deferred tax asset for the year ended December 31, 1999.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continuted)

     Net Loss Per Share
         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share," is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition
         Revenue from hardware product sales is recognized at the time of shipment provided that the resulting receivable is deemed probable of collection. Revenue from software sales is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF BUSINESS AND CREDIT RISK
     The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

     The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

INVENTORIES
     Inventories consisted of the following at December 31, 1999:

              Finished goods                                                                                    $          8,885
                                                                                                                  ---------------

                                                                                                                $          8,885
                                                                                                                  ===============

PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment consist of the following at December 31, 1999:

              Equipment                                                                                        $         134,619
              Furniture and fixtures                                                                                      65,070
              Leasehold improvements                                                                                      45,770
                                                                                                                 ----------------

                                                                                                                         245,459

              Less accumulated depreciation                                                                              145,579

                                                                                                                 ----------------

                                                                                                               $          99,880
                                                                                                                 ================

 Depreciation expense charged to operations was $37,514 and $107,928 in 1999 and 1998, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements


ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consisted of the following at December 31, 1999:

         Accounts payable                                                                                  $              154,103
         Accrued interest                                                                                                 342,994
         Accrued commissions                                                                                               43,222
         Accrued returns                                                                                                   35,718
         Accrued legal settlement                                                                                          20,000
         Accrued professional fees                                                                                         72,698
         Accrued taxes                                                                                                      4,300
         Accrued payroll                                                                                                   98,268
         Miscellaneous accruals                                                                                            14,962
         Accrued warranties                                                                                                20,000
                                                                                                              --------------------

                                                                                                           $              806,265
                                                                                                              ====================

LOANS PAYABLE
     The Company and Magnitude, Inc. had borrowings under short term loan  agreements with the following terms and conditions at December 31, 1999:

         Pursuant  to  three  promissory  notes  signed  throughout  1995 and  1996,  an  investor  advanced
               Magnitude,  Inc. a total of $90,000  payable upon demand with  interest at 12% per annum.  In
               July, 1999 these  obligations and accrued  interest  thereon  totaling $29,735 were converted into a new  promissory  note for  $119,735  dated August 9, 1999 payable upon 30 days written notice not to begin before  January 2, 2000 of which  $60,000 has been  repaid.  The note has
               been subsequently converted into common shares.                                                  $         59,735

         On December 4, 1996,  Magnitude,  Inc.  repurchased  500,000 shares of its common stock and retired same  against  issuance of a promissory  note  maturing  twelve  months  thereafter  accruing interest  at 5% per annum and due  December  4, 1998.  This note is overdue at  December  31,
               1999 and no demand for payment has been made through the date of our report.                               75,000

          Note dated February 11, 1999 issued to the board  chairman,  principal due May 31, 2000,  accruing interest at a rate of 10% per annum resulting from advances  totaling $351,060 during February and March 1999.  This note is secured by all of  Magnitude  Inc.'s  assets and property and is
              guaranteed by the Company.  The note has been subsequently converted into common shares.                   351,060

          Pursuant to a  promissory  note dated April 26,  1999,  a member of the Board of  Directors of the
              Company  advanced the sum of $200,000 which is due June 26, 2000 and accruing  interest at the rate of 12% per annum,  convertible  at the holders  option into shares of the common stock of
              the Company at the rate of .50(cent)per share.  Repayments of $31,254 have been made on the note.          168,746

         Pursuant to the Rolina  Corporation  Agreement & Plan of Merger dated  February 2, 1998 the Company was to deliver to its current  Chairman  and CEO of the Company,  $100,000  eight months from the closing date. This  indebtedness  has been recast as a promissory  note maturing  October
               1, 1999 and accruing  interest at 10% per annum. In  consideration of the  indebtedness,  the current  Chairman and CEO has a lien on certain software  products owned by the Company.  The
               note has been subsequently repaid by the Company in full.                                                 100,000
                                                                                                                  ---------------


                  Total                                                                                         $        754,541

                                                                                                                 ===============

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

NOTES PAYABLE

       Private Placement Offering

         A private offering was completed in June 1995 resulting in Magnitude, Inc. selling a total of sixteen (16) units and receiving net proceeds of $1,364,061 after deducting private placement agent's commission and legal fees amounting of $235,939. In connection therewith, Magnitude, Inc. issued 160,000 shares of its $.001 common stock at par. The total amount of such current notes outstanding at December 31, 1999 was $1,475,000. The Company has subsequently extended an offer to convert such notes into a portion of common shares or convertible preferred shares. As of March 24, 2000, the holders of $1,050,000 worth of notes have agreed to accept partial repayment of approximately 30% of the note balance on April 30, 2000 and convert the remaining balance into common shares or convertible preferred shares.

LONG-TERM DEBT

       Long-term debt as of December 31, 1999 is comprised of the following:

             Convertible  promissory  notes issued to seven  individual  private accredited investors accruing interest at 7% and maturing from June
             23, 2000 through January 20, 2001. The notes
             provide  the  holders  with the option to convert  part or all of the  outstanding  principal   $     1,028,000
             amounts into shares of the common stock of the Company at the rate of $0.50 per share.


             Discounted present value of a non-interest  bearing $70,000 settlement with a former investor of  Magnitude,  Inc. to be paid in 24 equal monthly  payments  commencing  July 1, 1997.  The
             imputed interest rate used to discount the note is 8% per annum.                                         33,529
                                                                                                               --------------
                                                                                                                   1,061,529
               Total
                   Less current maturities                                                                         1,038,779
                                                                                                               --------------
                   Long-term debt, net of current maturities                                                 $        22,750
                                                                                                               ==============

        Total maturities of long-term debt are as follows:

          Year Ending December 31,

                    2000                                                                     $      1,038,779

                    2001                                                                               22,750
                                                                                               ---------------

                                                                                             $      1,061,529
                                                                                               ===============

  ACCRUED CONTINGENT LIABILITY

        Pursuant to the February 2, 1998, Agreement and Plan of Merger with Rolina Corporation (see "Nature of Organization), the Company has issued 155,556 shares of its common stock to the principal of Rolina Corporation who currently serves as the Company's President and Chief Executive Officer, and has issued a put option for such shares at a price of $2.41 per share in accordance with the provisions contained therein, with notice for exercise eligible to be given at any time after February 1, 2000, and before 5:00 p.m. on the 90th day thereafter. In view of the relative proximity of the exercise period of the option and the fact that the market price for the Company's shares currently is significantly lower than the option put price, the entire amount has been recognized as an accrued contingent liability.

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

CAPITALIZED LEASE OBLIGATIONS

       The Company leases office equipment under non-cancelable capital lease agreements expiring between October 26, 2002 and October 27, 2002. The capital lease obligations have been recorded at the present value of future minimum lease payments, discounted at an interest rate of 7.00%. The capitalized cost of equipment at December 31, 1999 amounted to $18,023 net of accumulated depreciation of $8,353.

       The following is a schedule of minimum lease payments due under capital leases at December 31, 1999:


  Year Ending December 31,
  2000                                                      $          8,211
  2001                                                                 7,579
  2002                                                                 6,316
                                                              ---------------
  Total minimum capital lease payments                                22,106
  Less amounts representing interest                                   2,163
                                                              ---------------
  Present value of net minimum capital lease payments                 19,943
  Less current maturities of capital lease obligations                 6,938
                                                              ---------------
  Obligations under capital leases, excluding current
  maturities                                                $         13,005
                                                              ===============

INCOME TAXES

  The income tax provision is comprised of the following:

                                               Year Ended December 31,
                                           -----------------------------------
                                                 1999                1998
                                           ---------------     ---------------
  State current provision                 $        490,374    $              -
  State deferred provision                      -                   -
                                           ---------------     ---------------
                                          $        490,374    $              -
                                           ===============     ===============

  In 1998, the State of New Jersey enacted legislation allowing emerging technology and/or biotechnology companies to sell their unused New Jersey Net Operating Loss ("NOL") Carryover and Research and Development Tax Credits ("R&D Credits) to corporate taxpayers in New Jersey. During 1999, the Company entered into an agreement under which it retained a third party broker to identify a buyer for its NOL Carryover. The total anticipated net proceeds of this transaction ($497,238) were recorded as a current deferred tax asset ($201,470) and a tax benefit of $295,768 in the accompanying financial statements.

  Due to limitations placed by the State of New Jersey on the total amount of NOL Carryover and R&D Credits eligible to be sold in any one year, the sale of only a portion of the Company's NOL Carryover ($295,768 was completed in 1999). The receipt of these funds was recorded as a reduction to the non-current deferred tax asset in the accompanying financial statements. The sale of the remaining balance of the Company's NOL Carryover is anticipated by the end of the third quarter of 2000.

  The Company's total deferred tax asset and valuation allowance are as follows:
                                                         December 31,
                                              ---------------------------------
                                                   1999                1998
                                              ----------------    -------------
     Total deferred tax asset, noncurrent  $     4,240,000     $    (3,560,000)
     Less valuation allowance                   (4,240,000)         (3,560,000)
                                              ----------------    -------------
     Net deferred tax asset, noncurrent    $         -         $         -
     -----------------------------------------================    -------------

              Magnitude Information Systems, Inc. and Subsidiaries
                 Notes to the Consolidated Financial Statements

INCOME TAXES - (Continued)
       The differences between income tax benefits in the financial statements and the tax benefit computed at the combined state and U.S. Federal statutory rate of 40% are as follows:

                                                Year Ended December 31,
                                          ------------------------------------
                                                1999                1998
                                          ----------------    ----------------
   Tax benefit                                 (40%)               (40%)
   Valuation allowance                          40%                 40%
                                          ----------------    ----------------
   Effective tax rate                            -                   -
                                          ================    ----------------

       At December 31, 1999, the Company has available approximately $10,600,000 of net operating losses to carryforward and which may be used to reduce future federal taxable income and expire between December 31, 2007 and 2019.

       At December 31, 1999, the Company has available approximately $2,800,000 of net operating losses to carryforward and which may be used to reduce future state taxable income which begin to expire through December 31, 2006.

401(k) PLAN

       The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution of which the match may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $9,592 and $16,095 for the years ended December 31, 1999 and 1998, respectively.

STOCK OPTION PLANS

       In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

       In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

STOCK OPTION PLANS - (Continued)
                                                                                        Qualified and Non-Qualified
                                                                                       Shares Under Option December 31,
                                                                                      ----------------------------------
                                                                                      ---------------
                                                                                             1999               1998
                                                                                      ---------------    ---------------
Outstanding, beginning of year                                                              981,468            586,144
Granted during the year                                                                     605,000            501,162
 Forfeited during the year                                                                (791,468)          (105,838)
                                                                                     ===============    ===============
Outstanding, end of year (at prices ranging from $1.00 to $4.50                             795,000            981,468
    per share)
                                                                                     ===============    ===============
 Eligible, end of year for exercise (at prices ranging from $1.00 to                        470,000            292,597
    $4.50 per share)
                                                                                     ===============    ===============


     At December 31, 1999 and 1998, the weighted average exercise price and weighted average remaining contractual life is $1.13 and $2.56 per share and 4 years 9 months and 5 years 4 months, respectively.

     At December 31, 1999, there were 343,424 shares reserved for future grants.

WARRANTS

     The Company issued common stock purchase warrants as follows:

------------------------------------------------------------------------------------------------------------------------------
                                               Exercise
          Date of Grant          No. of        Price Per               Exercise Term Vesting Rights
                                 Shares          Share
                                                                                        Start                   Expiration

     May 1, 1997                    10,000 $          5.00   May 1, 1997               April 30, 2000            Upon Issue
     May 1, 1998                   224,000            5.00   May 1, 1998               April 30, 2003            Upon Issue
     June 10, 1999                 200,000            1.00   June 10, 1999             June 10, 2003             Upon Issue
     June 21, 1999                 200,000            1.00   June 21, 1999             June 21, 2003             Upon Issue
     June 23, 1999                 300,000            1.00   June 23, 1999             June 23, 2003             Upon Issue
     June 25, 1999                 200,000            1.00   June 25, 1999             June 25, 2003             Upon Issue
     July 13, 1999                 100,000            1.00   July 13, 1999             July 13, 2003             Upon Issue
     July 20, 1999                 100,000            1.00   July 20, 1999             July 20, 2003             Upon Issue
     July 22, 1999                 150,000            1.00   July 22, 1999             July 22, 2002             Upon Issue
     July 28, 1999                 150,000            1.00   July 28, 1999             July 28, 2006             Upon Issue
     August 19, 1999               100,000            1.00   August 19, 1999           October 4, 2003           Upon Issue
     August 30, 1999               100,000            1.00   August 30, 1999           October 4, 2003           Upon Issue
     September 7, 1999             100,000            1.00   September 7, 1999         October 4, 2003           Upon Issue
     September 21, 1999             50,000            1.00   September 21, 1999        October 4, 2003           Upon Issue
     October 4, 1999                50,000            1.00   October 4, 1999           October 4, 2003           Upon Issue
     October 8, 1999               400,000            1.00   October 8, 1999           October 8, 2004           Upon Issue
     November 8, 1999               50,000            1.00   November 8, 1999          November 8, 2003          Upon Issue
     November 16, 1999             100,000            1.00   November 16, 1999         November 16, 2003         Upon Issue
     November 20, 1999             100,000            1.00   November 20, 1999         November 20, 2003         Upon Issue
     December 28, 1999             100,000            1.00   December 28, 1999         December 28, 2004         Upon Issue
     December 30, 1999             602,332            1.00   December 30, 1999         December 30, 2004         Upon Issue


     At December 31, 1999, there were 3,386,332 shares eligible for exercise at prices ranging from $1.00 to $5.00 per share, of which 1,600,000 eligible shares are callable at $2.00 per share.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements


COMMITMENTS AND CONTINGENCIES
     Lease Agreement
         Magnitude, Inc. leases its administrative offices pursuant to a lease agreement dated December 9, 1998. Such lease commenced December 16, 1998 and expires on December 31, 2001 and requires monthly payments of $3,700 from December 16, 1998 to October 31, 1999 and $3,250 from November 1, 1999 to December 31, 2001. Under the lease agreement, Magnitude, Inc. is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:


                                      Year Ending December 31,

                                           2000       $       39,000

                                           2001               39,000
                                                      ---------------

                                               Total   $      78,000
                                                       ===============

         In March 2000, the Company entered into a five year lease agreement and will be relocating its administrative offices. The Company is attempting to identify a subtenant with respect to its existing lease obligation. The new lease payment will be $6,500 payable monthly with nominal increases to the base rent in years three through five.

         Included in general and administrative expenses is rent expense which amounted to $64,125 and $103,580 for the years ended December 31, 1999 and 1998, respectively.

       Licensing Agreement
         On August 29, 1997, the Company signed a letter of intent to acquire Cornell Ergonomics ("Cornell") a software developer of a unique ergonomic assessment tool. This agreement was subsequently revised on December 1, 1997 through a Software Distribution and Option Agreement whereby the Company obtained a two-year exclusive license to distribute and sub-license a certain software product. The Company also has the exclusive right, under certain circumstances, to purchase either the assets of Cornell or all of the issued and outstanding capital stock of Cornell. In January 2000 the Company purchased all of the issued and outstanding capital stock of Cornell.

       Employment Agreements
         The Company has entered into employment agreements with certain key personnel which provide for a base salary, yearly bonuses in common stock and/or options of the Company and other benefits. Termination of the agreements may be made by either party with advance notice.

RELATED PARTY TRANSACTIONS

         In November 1998, the Company entered into a consulting agreement with an individual who subsequently, in January 1999, joined the Company's board of directors, and pursuant to which the Company issued 1,000,000 shares of common stock. Such shares were registered on Form S-8 on December 22, 1998. During the first quarter of 1999, this individual, pursuant to the consulting agreement, obtained the release of approximately $436,000 of the Company's liabilities.

         Between December 30, 1998, and March 31, 1999, a director and principal shareholder extended working capital loans aggregating $395,560 to the Company, of which a portion of $351,060 was the subject of a promissory note bearing interest at the rate of 10% per annum During the same time, this director and shareholder exercised options to purchase 450,000 shares of the common stock of the Company, and was issued an additional 565,000 shares, against a combination of cash payments and cancellation of debt owed by the Company in the aggregate amount of $507,500.

              Magnitude Information Systems, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements

MAJOR CUSTOMERS

       For the year ended December 31, 1998, the Company had a major customer, sales of hardware products to which represented approximately 38% of the Company's revenues. The Company had an accounts receivable balance due from this customer of $35,730 at December 31, 1998. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

FAIR VALUE OF FINANCIAL INSTRUMENTS

       Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:
           The carrying amount approximates fair value because of the short term maturity of these instruments.

       Limitations
           Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

SUBSEQUENT EVENTS

       Changes in Key Personnel
         In January 1999, the Chairman of the Board of Directors resigned. In connection with this individual's resignation, $350,000 of the $900,000 principal amount cumulative preferred shares held by this individual were exchanged for 700,000 shares of common stock of the Company. The remaining principal balance of $550,000 along with a promissory note totalling $351,060 were exchanged for a $900,000 principal amount of a new series of convertible preferred shares which have rights of 7% per annum dividend payments to be made monthly. In connection with a termination agreement dated January 28, 2000 a restrictive covenant and confidentiality agreement was executed whereby the Company agreed to pay this individual a monthly fee in the amount of $5,555 over the 36 month term of that agreement along with this individual's health and term life insurance for an 18 month period.

         Conversion of Debt

         As of March 24, 2000, the Company converted approximately $1,643,235 of debt into 2,777,116 common shares and 90,287 preferred shares of the Company.

         Equity Placements

         As of March 24, 2000, the Company had received $200,000 pursuant to private equity placements under which 400,000 shares of common stock was issued. In addition the Company received $1,990,900 pursuant to a firm commitment equity financing transaction under which shares of common stock and a new series of convertible preferred shares with detachable common stock purchase warrants will be issued.

 Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Index to the Consolidated Financial Statements
                                December 31, 1998









                                                                         Page


       Independent Auditors' Report..............................         1

       Financial Statements

       Consolidated Balance Sheet................................         2

       Consolidated Statements of Operations.....................         3

       Consolidated Statement of Stockholders Equity (Deficit)...        4-5

       Consolidated Statements of Cash Flows.....................        6-7

       Notes to the Consolidated Financial Statements............       8-21

                                  Letterhead of
                      Rosenberg Rich Baker Berman & Company
                                380 Foothill Road
                          Bridgewater, New Jersey 08807



                          Independent Auditors' Report


To the Board of Directors and Stockholders of Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc and Subsidiaries)


We have audited the accompanying consolidated balance sheet of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the two years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magnitude Information Systems, Inc. and Subsidiaries as of December 31, 1998 and the consolidated results of their operations and their cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the Consolidated Financial Statements, as of December 31, 1998, the Company has a negative working capital position and has experienced net losses and negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. The consolidated financial statements do not include ant adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classifications of liabilities that might be necessary should the Company be unable to continue in operation.

/s/ Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
April 7, 1999

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                           Consolidated Balance Sheet
                                December 31, 1998

           Assets

Current Assets

     Cash                                                                                                   $         9,403
     Accounts receivable net of allowance for doubtful accounts of $109,421                                         109,249
     Inventories                                                                                                     26,789
     Miscellaneous receivables                                                                                       54,743
     Prepaid expenses                                                                                               385,608
                                                                                                             --------------
           Total Current Assets                                                                                     585,792
Property, plant and equipment                                                                                       148,283
Investment in Input Technologies - at cost                                                                           60,000
Software, net of accumulated amortization of $116,123                                                             1,339,267
Other assets                                                                                                          5,111
                                                                                                             ==============
           Total Assets                                                                                           2,138,453
                                                                                                             ==============
           Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
     Accounts payable and accrued expenses                                                                        1,673,742
     Dividends payable                                                                                                9,000
     Loans payable                                                                                                  369,730
     Current maturities of notes payable                                                                            550,000
     Current maturities of long-term debt                                                                           195,010
     Current maturities of capitalized lease obligations                                                             15,826
                                                                                                             --------------
           Total Current Liabilities                                                                              2,813,308
Notes payable, less current portion                                                                               1,025,000
Long term debt, less current portion                                                                                262,000
Obligations under capital leases, excluding current maturities                                                       29,839
                                                                                                             --------------
           Total Liabilities                                                                                      4,130,147
                                                                                                              --------------
                                                                                                                         -
Minority Interest
Stockholders' Equity (Deficit)
     Preferred stock Series A, $.01 par value, authorized 3,000,000 shares; issued and                                   -
       outstanding, 0 shares
     Cumulative preferred stock, $.001 par value; 2,500 shares authorized, 10 shares                                     -
       issued and outstanding
     Common stock, $.0001 par value, 30,000,000 shares authorized; 6,431,113 shares issued                              643
       and outstanding
     Contributed capital                                                                                             81,000
     Additional paid in capital                                                                                   6,832,728
     Accumulated deficit                                                                                         (8,906,065)
                                                                                                              --------------
           Total Stockholders' Equity (Deficit)                                                                  (1,991,694)
                                                                                                             --------------
           Total Liabilities and Stockholders' Equity (Deficit)                                                   2,138,453
                                                                                                             ==============

              See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                      Consolidated Statements of Operations




                                                                                               Year Ended December 31,
                                                                                          ----------------------------------

                                                                                               1998               1997
                                                                                          ---------------     --------------



Net Sales                                                                               $      2,926,455    $     3,125,009
Cost of goods sold                                                                             1,590,440          1,451,204
                                                                                          ---------------     --------------
Gross Profit                                                                                   1,336,015          1,673,805
Selling, general and administrative expenses                                                   3,924,777          2,801,975
                                                                                         ---------------     --------------
(Loss) From Operations                                                                       (2,588,762)        (1,128,170)
                                                                                         ---------------     --------------
Other Income (Expense)
     Miscellaneous income                                                                        86,872             90,977
     Interest income                                                                              1,384                  -
     Lawsuit settlement                                                                         (10,000)                 -
     Miscellaneous expense                                                                     (172,385)                 -
     Interest expense                                                                          (343,394)          (338,038)
     Loss on disposition of assets                                                             (104,336)          (132,514)
                                                                                          ---------------     --------------
       Total Other (Expense)                                                                   (541,859)          (379,575)
                                                                                          ---------------     --------------
(Loss) From Continuing Operations Before Provision for Income Taxes                          (3,130,621)        (1,507,745)
Provision for Income Taxes                                                                            -                  -
                                                                                          ---------------     --------------
(Loss) From Continuing Operations                                                            (3,130,621)        (1,507,745)
Discontinued Operations

Gain on disposal of hardware line of business (net of $0 income tax effect)                     599,712                  -
                                                                                         ===============     ==============
Net (Loss)                                                                              $    (2,530,909)    $   (1,507,745)
                                                                                         ===============     ==============

Net (Loss) Per Common Share:
     (Loss) From Continuing Operations                                                  $         (.72)     $         (.76)
      Discontinued Operations                                                                       .14                  -
                                                                                          ---------------     --------------
     Net (Loss)                                                                         $          (.58)    $         (.76)
                                                                                        ===============       ==============
Weighted Average of Common Shares Outstanding                                                 4,324,292          2,094,724
                                                                                         ===============      ==============








            See notes to the consolidated financialstatements.

  Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc. and Subsidiaries) Consolidated Statement of Stockholders' Equity (Deficit) for the Years Ended December 31, 1998 and 1997


                                                       Convertible                     Cumulative
                                                    Preferred Shares             Preferred Shares                Common Stock
                                                          Shares        Amount       Shares      Amount       Shares        Amount
                                                          --------      ------       ------      ------       ------        ------
     Balances, January 1, 1997                                 -  $         -          10  $        -      3,417,655  $    3,418
Dividends on cumulative preferred shares                       -            -           -           -              -           -
Dividends on cumulative preferred shares waived                -            -           -           -              -           -
Issuances of common stock for services performed               -            -           -           -      1,210,000       1,210

Issuances of common stock pursuant to stock                    -            -           -           -        701,343         702
option exercise per consulting agreement
Issuance of common stock for conversion of                     -            -           -           -        281,539         282
accrued interest on private placement notes
Issuance of common stock pursuant to                           -            -           -           -      2,900,000       2,900
cons.agreement
         Subtotal - Magnitude, Inc.                            -            -          10           -      8,510,537       8,512
Exchange of Magnitude, Inc. preferred stock for                -            -        (10)           -              -           -
preferred stock of the Company
Recapitalization pursuant to reverse acquisition:              -            -           -           -              -           -
Exchange of Magnitude, Inc. common shares 3.4676               -            -           -           -    (8,266,757)     (8,267)
to 1 common share of the Company
Magnitude, Inc. common shares not tendered and
accounted for as a minority interest                           -            -           -           -      (243,780)       (245)
         Subtotal - Magnitude, Inc.                            -            -           -           -              -           -
Opening common and preferred stock of the Company              -            -      35,036           -         43,064           4
prior to the exchange with Magnitude, Inc.
Cancelation of the Company's preferred stock                   -            -    (35,036)           -              -           -
Issuance of common stock  to Royal Capital, Inc.               -            -           -           -        313,600          32
Fractional shares canceled                                     -            -           -           -           (18)           -
 Exchange of the Company's common stock, one  common
share for 3.4676 common shares of Magnitude, Inc.              -            -           -           -      2,384,000         238
Exchange of the Company's preferred stock for                  -            -          10           -              -           -
preferred stock of Magnitude, Inc.
         Subtotal - the Company                                -            -          10           -      2,740,646         274
Issuance of common stock to President pursuant to grant        -            -           -           -         60,000           6
Issuance of common stock to domestic private                   -            -           -           -         28,611           3
individuals pursuant to an exemption under Rule 506
Issuance of common stock to foreign                            -            -           -           -         69,250           7
investors pursuant to Reg. S.
Net loss, year ended December 31, 1997                         -            -           -           -              -           -
     Balances, December 31, 1997                               -  $         -          10  $        -      2,898,507  $      290
                                                         ========   ==========   =========   =========   ============   =========


               See notes to the consolidated financial statements.

                                       90A

Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc. and Subsidiaries) Consolidated Statement of Stockholders' Equity (Deficit) for the Years Ended December 31, 1998 and 1997

                                                                                                         Total
                                                                        Additional                    Stockholders'
                                                         Contributed     Paid in      Accumulated       Equity
                                                          Capital        Capital        Deficit         (Deficit)

                                                          ---------     -----------     ---------      -----------

     Balances, January 1, 1997                           162,000  $   1,361,108  $   (4,957,411)  $   (3,430,885)
Dividends on cumulative preferred shares                       -              -          (9,000)          (9,000)
Dividends on cumulative preferred shares waived           81,000              -         (81,000)                -
Issuances of common stock for services performed               -         44,790                -           46,000

Issuances of common stock pursuant to stock                    -        216,636                -          217,338
option exercise per consulting agreement
Issuance of common stock for conversion of                     -        281,250                -          281,532
accrued interest on private placement notes
Issuance of common stock pursuant to                           -        (2,900)                -                -
cons.agreement
         Subtotal - Magnitude, Inc.                      243,000      1,900,884      (5,047,411)      (2,895,015)
Exchange of Magnitude, Inc. preferred stock for                -              -                -                -
preferred stock of the Company
Recapitalization pursuant to reverse acquisition:              -              -                -                -
Exchange of Magnitude, Inc. common shares 3.4676               -          8,267                -                -
to 1 common share of the Company
Magnitude, Inc. common shares not tendered and
accounted for as a minority interest                           -            245                -                -
         Subtotal - Magnitude, Inc.                      243,000      1,909,396      (5,047,411)      (2,895,015)
Opening common and preferred stock of the Company              -            (4)                -                -
prior to the exchange with Magnitude, Inc.
Cancelation of the Company's preferred stock                   -              -                -                -
Issuance of common stock  to Royal Capital, Inc.               -           (32)                -                -
Fractional shares canceled                                     -              -                -                -
 Exchange of the Company's common stock, one  common
share for 3.4676 common shares of Magnitude, Inc.              -          (238)                -                -
Exchange of the Company's preferred stock for                  -              -                -                -
preferred stock of Magnitude, Inc.
         Subtotal - the Company
Issuance of common stock to President pursuant to grant  243,000      1,909,396      (5,047,411)      (2,895,015)
Issuance of common stock to domestic private                   -            (6)                -                -
individuals pursuant to an exemption under Rule 506            -        128,747                -          128,747
Issuance of common stock to foreign                            -        276,993                -          277,000
investors pursuant to Reg. S.
Net loss, year ended December 31, 1997                         -             -       (1,507,745)      (1,507,745)
     Balances, December 31, 1997                        $ 243,000  $  2,314,856  $   (6,555,156)  $   (3,997,010)
                                                          =========  ============   ============   ==============

               See notes to the consolidated financial statements.


                                      90B

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
            Consolidated Statement of Stockholders' Equity (Deficit)
                     Years Ended December 31, 1998 and 1997



                                                               Convertible                Cumulative
                                                           Preferred Shares             Preferred Shares            Common Stock
                                                          Shares       Amount       Shares      Amount       Shares          Amount
                                                         --------      ------       ------      ------       ------          ------
Balances, January 1, 1998                                        -   $        -        10 $        -         2,898,507    $     290
Accrued Dividends on cumulative preferred shares                 -            -         -          -                 -            -
reversed
Dividends on cumulative preferred shares waiver                  -            -         -          -                 -            -
reversed
Issuances of common stock to domestic private                    -            -         -          -            79,722            8
individuals pursuant to an exemption under Rule 506
Issuances of common stock to foreign investors                   -            -         -          -         1,453,644          145
pursuant to Reg. S.
Exchange of the Company's common stock, one common               -            -         -          -            22,061            2
share for 3.4676 common shares of Magnitude, Inc.
Issuance of common stock for conversion of accrued               -            -         -          -            10,411            1
interest on private placement notes
Issuance of common stock in exchange for prepaid                 -            -         -          -           150,000           15
advertising
Issuance of common stock pursuant to Rolina                      -            -         -          -           155,556           16
Corporation merger
Issuance of common stock pursuant to Vanity Software             -            -         -          -           224,000           22
Publishing Corporation acquisition
Issuance of common stock granted for services performed          -            -         -          -         1,080,177          108
Issuance of common stock for conversion of loan and              -            -         -          -           342,000           34
accrued interest
Issuance of common stock pursuant to sales incentive             -            -         -          -             5,035            1
awards
Issuance of common stock in exchange for product rights          -            -         -          -            10,000            1
                                                                 -            -         -          -                 -            -
Net loss, year ended December 31, 1998
                                                                 -   $        -        10 $        -         6,431,113    $     643
Balances, December 31, 1998
                                                          =========    =========   =======  =========       ==========     ========



               See notes to the consolidated financialstatements.

                                      91A

Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc. and Subsidiaries) Consolidated Statement of Stockholders' Equity (Deficit) for the Years Ended December 31, 1998 and 1997

                                                                                                         Total
                                                                        Additional                    Stockholders'
                                                         Contributed     Paid in      Accumulated       Equity
                                                          Capital        Capital        Deficit         (Deficit)

                                                          ---------     -----------     ---------      -----------
                                                     $      243,000  $   2,314,856  $   (6,555,156)  $    (3,997,010)

Balances, January 1, 1998
Accrued Dividends on cumulative preferred shares                  -              -          18,000            18,000
reversed
Dividends on cumulative preferred shares waiver             (162,000)            -         162,000                 -
reversed
Issuances of common stock to domestic private                      -        199,992              -           200,000
individuals pursuant to an exemption under Rule 506
Issuances of common stock to foreign investors                     -      2,586,855              -         2,587,000
pursuant to Reg. S.
Exchange of the Company's common stock, one common                 -            (2)              -                 -
share for 3.4676 common shares of Magnitude, Inc.
Issuance of common stock for conversion of accrued                 -         36,101              -            36,102
interest on private placement notes
Issuance of common stock in exchange for prepaid                   -        374,985              -           375,000
advertising
Issuance of common stock pursuant to Rolina                        -        388,874              -           388,890
Corporation merger
Issuance of common stock pursuant to Vanity Software               -        559,978              -           560,000
Publishing Corporation acquisition
Issuance of common stock granted for services performed            -         29,892              -            30,000
Issuance of common stock for conversion of loan and                -        341,199              -           341,233
accrued interest
Issuance of common stock pursuant to sales incentive               -            (1)              -                 -
awards
Issuance of common stock in exchange for product rights            -            (1)                -               -
                                                                   -              -      (2,530,909)      (2,530,909)
Net loss, year ended December 31, 1998
                                                        $       81,000  $   6,832,728  $   (8,906,065)  $ (1,991,694)
Balances, December 31, 1998
                                                           =============   ============   ============== ==============



               See notes to the consolidated financialstatements.




                                      91B

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                      Consolidated Statements of Cash Flows


                                                                                                 Year Ended December 31,
                                                                                            ---------------------------------------

                                                                                                  1998                  1997
                                                                                            -----------------     -----------------

     Cash Flows From Operating Activities

             Net Income (Loss)                                                          $      (2,530,909)    $      (1,507,745)

             Adjustments to Reconcile Net (Loss) to Net Cash (Used) by Operating
          Activities
                Depreciation and amortization                                                      266,589               268,155
                Loss on disposition of assets                                                      112,112               132,514
                Bad debt provision                                                                  94,287                   370
                Forgiveness of debt                                                               (32,893)                90,977

              Inventory variance                                                                   132,890                     -

              Return reserve provision                                                              30,000                     -

             Decreases (Increases) in Assets
                Accounts receivable                                                                 50,956               144,674
              Miscellaneous receivables                                                           (54,743)                     -
                Inventories                                                                      (317,650)                11,139
                Prepaid expenses                                                                    36,996                11,337
                Other assets                                                                           414               (1,127)

             Increases (Decreases) in Liabilities

                Accounts payable and accrued expenses                                              403,405               170,117

                Trade acceptance payable                                                          (44,860)                44,860

                Advances payable                                                                         -               275,000
                                                                                          -----------------     -----------------

                  Net Cash (Used) by Operating Activities                                      (1,853,406)             (359,729)
                                                                                          -----------------     -----------------

     Cash Flows From Investing Activities
             Purchases of equipment, fixtures, and software                                      (569,857)              (56,372)

          Sales of property and equipment                                                          716,926                     -
                                                                                          -----------------     -----------------

                  Net Cash Provided (Used) by Investing Activities                                 147,069              (56,372)
                                                                                          -----------------     -----------------

     Cash Flows From Financing Activities
             Repayment of notes payable                                                           (25,000)                     -
             Proceeds from long-term debt                                                          342,000                     -
             Repayment of long-term debt                                                         (750,577)             (148,950)
             Repayment of capital lease obligations                                                (7,229)               (7,660)
             Repayment of officer loans payable                                                   (85,000)              (30,000)
             Proceeds from loans payable                                                                 -                25,000
             Repayment of loans payable                                                          (275,000)              (25,000)
             Proceeds from issuance of common stock                                              2,512,000               605,750
                                                                                          -----------------     -----------------

                  Net Cash Provided by Financing Activities                                      1,711,194               419,140
                                                                                          -----------------     -----------------

     Net increase in Cash                                                                            4,857                 3,039

     Cash at beginning of period                                                                     4,546                 1,507
                                                                                          -----------------     -----------------
     Cash at end of period                                                              $            9,403    $            4,546
                                                                                          =================     =================

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

             Interest Paid                                                              $          245,916    $          142,875
                                                                                          =================     =================

             Taxes Paid                                                                 $            4,320    $              425
                                                                                          =================     =================


               See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                      Consolidated Statements of Cash Flows

                                                                                               Year Ended December 31,
                                                                                          ----------------------------------

                                                                                             1998                1997
                                                                                          ------------      ----------------

     Schedule of non-cash financing activities
          Inconnection  with the retirement of $36,102 of accrued  interest on a promissory note, 10,411 common shares were issued
                                                                                      $      36,102     $               -
                                                                                         ============      ================
          Capitalized lease obligations incurred for use of equipment
                                                                                        $      26,376     $               -
                                                                                          ============      ================
          Inconnection  with the  acquisition of a 20% equity  interest in Input
            Technologies LLC, $60,000 of accounts receivable were written off
                                                                                        $      60,000     $               -
                                                                                          ============      ================
          In  connection  with  the  Rolina  Corporation   merger,   secured
          payment obligation incurred
                                                                                        $     100,000     $               -
                                                                                          ============
                                                                                                            ================
          Inconnection  with the issuance of common  stock,  281,539  Magnitude,
            Inc.  shareswere  issued as  consideration  for accrued  interest on
            $1,175,000 of private placement notes
                                                                                        $                 $         281,539
                                                                                          ============      ================
          Promissory  note  issued  in  connection   with  retirement  of  other
            promissory  notesand  the  repayment  of  a  past  due  subordinated debenture

                                                                                        $                 $         316,849
                                                                                          ============      ================
          In connection  with the issuance of common stock,  75,000  Magnitude,
          Inc. shares were issued as consideration for past services
                                                                                        $                 $          46,000
                                                                                                            ================
                                                                                          ============
          In connection with a stock option exercise,  34,676 Magnitude,  Inc. shares were issued in connection with a reduction in accrued expenses
                                                                                        $                 $          17,338
                                                                                          ============      ================
          In connection  with the obtaining of prepaid  advertising,  150,000  common shares were issued
                                                                                        $     375,000     $
                                                                                          ============      ================
          In connection  with the Rolina  Corporation  merger,  155,556 common shares were ssued
                                                                                        $     388,890     $
                                                                                          ============      ================
          Inconnection   with  the  Vanity   Software   Publishing   Corporation
            acquisition, 224,000 common shares were issued
                                                                                        $     560,000     $
                                                                                          ============      ================
          Inconnection  with the issuance of common  stock,  72,677  shares were issued as consideration for past services
                                                                                        $      30,000     $
                                                                                          ============      ================
          Inconnection  with the  retirement of a $316,849  promissory  note and accrued interest thereon, 342,000 common shares were issued
                                                                                        $     341,233     $
                                                                                          ============      ================








               See notes to the consolidated financial statements.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         Magnitude Information Systems, Inc. (the "Company" or "Magnitude") was incorporated as a Delaware corporation on April 19, 1988 under the name Fortunistics Inc. On March 4, 1993, the Company changed its name to Whitestone Industries, Inc. On July 14, 1997, the Company changed its name to Proformix Systems, Inc., and on November 18, 1998, the Company changed its name to Magnitude Information Systems, Inc.

         On June 16, 1997, Royal Capital, Inc. ("Royal"), a New Jersey Corporation, entered into an agreement with the Company, then known as Whitestone Industries, Inc., and its then president, whereby Royal (i) acquired 100,000 shares of the Company's preferred stock held by the President and (ii) acquired the voting proxy of 1,120,000 (pre-split) shares of common stock. The consideration paid to the President was $100,000. Thus, Royal obtained a voting majority of the Company's capital stock.

         On June 24, 1997, the Company, Royal, and Proformix, Inc., a company incorporated in the State of Delaware in October 1991, entered into an acquisition agreement as a consequence of which the Company on July 2, 1997, submitted a stock exchange offer to the shareholders of Proformix, Inc. Proformix, Inc. in November, 1998 changed its name to Magnitude, Inc. and is hereafter referred to as Magnitude, Inc. In order to enter into the aforesaid agreement, the Company's then Board of Directors authorized a 137: 1 reverse split of its outstanding shares of common stock, and spun off the shares of its wholly owned subsidiary Golden Bear Entertainment Corporation to its then current shareholders in the form of a stock dividend. This distribution effectively eliminated all assets and liabilities from the books of the Company prior to the acquisition of Magnitude, Inc.

         The exchange offer to the Magnitude, Inc. shareholders gave them the choice to exchange their shares of the common stock in Magnitude, Inc. into newly to be issued common stock of Whitestone at the rate of
         3.4676 shares of Magnitude, Inc. common stock to 1 share of Whitestone common stock, and to holders of Magnitude Cumulative Preferred Stock, to exchange their shares into newly to be issued Cumulative Preferred Stock of Whitestone at the rate of 1 to 1. The exchange transaction resulted in the former Magnitude, Inc. shareholders owning approximately 90% of the combined entity. Holders of approximately 98% of Magnitude, Inc. common stock have agreed to the stock exchange and tendered their common shares in exchange for Whitestone common shares. The remaining 2% of Magnitude, Inc. stockholders hold a minority interest which is valued at $0.

         For accounting purposes, the acquisition has been treated as an acquisition of Whitestone by Magnitude, Inc. and a recapitalization of Magnitude, Inc. The historical financial statements prior to July 2, 1997 are those of Magnitude, Inc. Proforma information is not presented since the combination is considered a recapitalization. Subsequent to the exchange, the Company and Magnitude, Inc. remain as two separate legal entities whereby Magnitude, Inc. operates as a subsidiary of the Company, however, the operations of the newly combined entity are currently comprised solely of the operations of Magnitude, Inc.

         On February 2, 1998, the Company entered into an Agreement and Plan of Merger with Rolina Corporation, a privately held New Jersey software developing firm, and on April 30, 1998, into an Asset Purchase Agreement with Vanity Software Publishing Co., a Canadian developer of specialized software, whereby the Company, in return for payments in form of cash and equity, acquired the rights to certain software products and related assets, with such software products subsequently forming the basis for the further development, during the year, of the Company's proprietary Proformix EMS Software System.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

         On November 18, 1998, the Company and its wholly owned subsidiary Magnitude, Inc. entered into an Asset Purchase Agreement and several related agreements with 1320236 Ontario Inc. ("OS"), a publicly traded Canadian designer, manufacturer and distributor of office furniture based in Holland Landing, Ontario, Canada, pursuant to which OS acquired Magnitude, Inc.'s hardware product line comprised of the Company's ergonomic keyboard platform products and accessories, and all related inventory and production tooling and warehousing assets, and all intellectual property rights including the Proformix name, against a cash consideration and on ongoing contingent stream of royalty payments on OS' sales of the Proformix hardware products. The Company will continue to market its proprietary software under the Proformix label. The Agreement with OS also provided for the retirement of the Company's then existing bank debt, out of the proceeds of the transaction.

         Until November 18, 1998, when the Company sold its hardware product line comprised of Magnitude, Inc.'sergonomic keyboard platform products and accessories, its business was primarily centered around the design, development, manufacture, and marketing of research-based ergonomic accessory products for the computerized workplace. In parallel, and beginning with the February 1998 acquisition by the Company of Rolina Corporation, an early stage software business which had developed an ergonomic  software  product  that was  being  marketed  under the name
         "ErgoSentry",   and  the   subsequent   acquisition   in  May  1998  of
         substantially all of the assets of Vanity Software Publishing Corporation, a Canadian software firm, which also included a certain ergonomic software package known as "ErgoBreak", the Company engaged in the development of a unique suite of software packages designed to increase productivity in the computer related work environment which include the before mentioned "ErgoSentry" and "ErgoBreak" products. These efforts resulted, in November 1998, in the release to the market of the proprietary "Proformix EMS (Ergonomic Management System) software system. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

         Magnitude Inc.'s wholly owned subsidiary, Corporate Ergonomic Solutions, Inc. (Ergonomics) was incorporated in the State of New Jersey during October 1992. Ergonomics, which commenced operations in September 1998, was formed primarily to market Proformix's hardware products which has since been disposed of. Prior to that, its operations had not been significant.

     Going Concern Uncertainty
         The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has negative working capital of $2,227,516 as of December 31, 1998. Additionally, the Company generated net losses from operations of $3,130,621 and $1,507,745 along with negative cash flows from operations of $1,853,406 and $359,729 for the years ended December 31, 1998 and 1997, respectively. A large portion of accounts payable and accrued expenses are either overdue or otherwise beyond original terms. The Company has negotiated extended payment terms with key suppliers, and entered into several pay-out agreements with other creditors.

         These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

         The Company's plans to overcome these difficulties, include raising funding through debt, new equity capital or a combination of both. Management has provided for bridge funding of which approximately $500,000 has been subsequently received.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Principles of Consolidation
         The consolidated financial statements include the accounts of Magnitude Information Systems, Inc. and its subsidiaries, Magnitude, Inc. and Corporate Ergonomic Solutions, Inc. All significant intercompany balances and transactions have been eliminated.

     Inventories
         Inventory consists of finished goods which are stated at the lower of cost (determined by the first-in, first out method) or market. The sale of the Company's hardware product line resulted in a loss on disposal of inventory of $74,736.

     Depreciation and Amortization
         Property, plant and equipment are recorded at cost. Certain molds were being depreciated using the units of production method based upon an estimated useful life of 1,000,000 units. During 1997, the company changed the estimated useful life of these molds to 300,000 units. The effect of this change in estimate increased the Company's net loss for 1997 by $169,073. As part of the OS Asset Purchase Agreement, molds with a remaining net book value of $312,258 and equipment with a remaining net book value of $6,110 were sold. Depreciation on remaining equipment, furniture and fixtures and leasehold improvements is computed on the straight line method over the estimated useful lives of such assets between 5-10 years. Maintenance and repairs are charged to operations as incurred.

     Hardware
         System design costs and software acquisition costs are amortized on a straight-line basis over an estimated useful life of 10 years. As part of the OS Asset Purchase Agreement, hardware system design costs with a remaining net book value of $57,920 were sold. Deferred finance charges are amortized using the straight line method over a period of 4-5 years. Remaining charges of $19,495 after retirement of the Company's then existing bank debt as part of the OS Asset Purchase Agreement were written off.

     Securities Issued for Services
         The Company accounts for stock options issued for services by reference to the fair market value of the Company's stock on the date of stock issuance or option grant. Compensation expense is recorded for the fair market value of the stock issued, or in the case of options, for the difference between the stock's fair market value on the date of grant and the option exercise price.

     Securities Issued for Services, Continued
         Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 123, "Accounting for Stock-based Compensation". The statement generally suggests, but does not require, employee stock-based compensation transactions be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. As permitted by the statement, the Company has elected to continue to follow the requirements of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", which does not require compensation to be recorded if the consideration to be received is at least equal to the fair value at the measurement date. The adoption of SFAS No. 123 does not have a material impact on the financial statements.

     Investment
         Investment in Input Technologies LLC is accounted for under the cost method.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

     Income Taxes
         The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company's income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has incurred net operating losses for financial-reporting and tax-reporting purposes. Accordingly, the benefit for income taxes has been offset entirely by a valuation allowance against the related deferred tax asset for the year ended December 31, 1998.

     Net Loss Per Share
         Net loss per share, in accordance with the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share", is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the period. Common Stock equivalents have not been included in this computation since the effect would be anti-dilutive.

     Revenue Recognition
         Revenue from hardware product sales is recognized at the time of shipment provided that the resulting receivable is deemed probable of collection. Revenue from software sales is recognized at the time of licensing provided that the resulting receivable is deemed probable of collection.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

CONCENTRATIONS OF BUSINESS AND CREDIT RISK
     The Company maintains cash balances in several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances in these accounts may, at times, exceed the federally insured limits.

     The Company provides credit in the normal course of business to customers located throughout the U.S. The Company performs on going credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

INVENTORIES
     Inventories consisted of the following at December 31, 1998:


              Finished goods                                                                                    $         26,789
                                                                                                                  ---------------

                                                                                                                $         26,789
                                                                                                                  ===============

PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment consist of the following at December 31, 1998:

              Equipment                                                                                        $         195,903
              Furniture and fixtures                                                                                      66,093
              Leasehold improvements                                                                                      45,770
                                                                                                                 ----------------

                                                                                                                         307,766

              Less accumulated depreciation                                                                              159,483
                                                                                                                 ----------------

                                                                                                               $         148,283
                                                                                                                 ================

     Depreciation expense charged to operations was $107,928 and $237,189 in 1998 and 1997, respectively.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES
     Accounts payable and accrued expenses consisted of the following at December 31, 1998:


         Accounts payable                            $         782,863

         Accrued interest                                      283,722

         Accrued commissions                                    97,532

         Accrued returns                                        30,000

         Accrued legal settlement                               20,000

         Accrued professional fees                             130,000

         Deferred royalties                                     91,531

         Accrued payroll                                       188,014

         Miscellaneous accruals                                 70,080
                                                        ---------------

                                                     $       1,693,742
                                                        ===============

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements

LOANS PAYABLE
     Magnitude, Inc. had borrowings under short term loan agreements with the following terms and conditions at December 31, 1998:


          Pursuant  to three  promissory  notes  signed  throughout  1995 and
          1996,  an  investor  advanced  Magnitude, Inc. a total of $90,000
          payable upon demand with interest at 12% per annum.                        $         90,000

          On December 4, 1996,  Magnitude,  Inc.  repurchased  500,000 shares of its common stock andretired same against issuance of a promissory note maturing twelve months thereafter  accruing interest at
          5% per annum and due  December 4, 1998.  This note is overdue at
          December  31, 1998 and no demand for payment has been made through
          April 7, 1999                                                                        75,000

          On  December  31,  1998,  the  Company's   board  chairman  issued  a
          short-term   loan  to  the Company                                                   80,000

          Pursuant to a promissory  note dated  January 22, 1996,  an officer of the Company  advanced the sum of $64,730  which is due upon demand and accruing interest at the rate of 12% per annum.
                                                                                               24,730

          Pursuant to the Rolina Corporation Agreement & Plan of Merger dated
          February 2, 1998 the Company was to deliver to Steven D. Rudnik
          $ 100,000 eight  months  from the closing  date.  Such amount is overdue and as a result Mr. Rudnik has a lien on certain software
          products.                                                                           100,000
                                                                                          ---------------
                  Total                                                              $        369,730
                                                                                          ===============

NOTES PAYABLE
       Private Placement Offering
         During February through June 1995, an underwriter acting as placement agent offered on behalf of Magnitude, Inc. in a private placement offering a minimum of five (5) and a maximum of twenty (20) units. The first 5 units were offered on a "best efforts all or none" basis and the remaining 15 units on a "best efforts" basis. Each unit consisted of a $100,000, 12% promissory note and 10,000 shares of Magnitude, Inc.'s common stock. The promissory notes were originally due on the earlier of 12 months from their issuance or the completion of a public or private financing of either debt or equity securities of Magnitude, Inc. whereby, if such financing was for less than the principal amount of said notes, then the principal amount of said notes were to be repaid on a pro-rata basis. These notes were subsequently extended for an additional 6 months, and further by an additional 9 months. In May 1997 a restructuring agreement caused the reclassification of $1,175,000 of these notes to long-term debt. These notes were extended and modified to (i) mature by April 30, 2000, (ii) change from 12% to 8%, (iii) convert all interest accrued until April 30, 1997 into shares of common stock of Magnitude, Inc. and (iv) paying future interest in cash an a quarterly basis. Two such notes, however, totaling $200,000 were extended and modified to (1) mature in dates ranging from January 1, 1999 through April 30, 2000, (ii) change from 12% to 8%, (iii) converted all interest accrued until April 30, 1997 into shares of common stock, (iv) paying future interest in cash on a quarterly basis,
         (v) reverts to 12% for failure to make interest payment when due, with observance of a two-week cure period, (vi) balance becomes due and payable immediately for failure to make principal payments when due, with observance of a two-week cure period, and (vii) balance convertible into common stock of Magnitude Inc. One of those notes for $150,000 also grants 10,000 common stock purchase warrants with a exercise price of $5.00 expiring April 30,2000. The remaining $450,000 of non-restructured notes are included in current liabilities and are in default as of December 31, 1998.

         The private offering was completed in June 1995 resulting in Magnitude, Inc. selling a total of sixteen (16) units and receiving net proceeds of $1,364,061 after deducting private placement agent's commission and legal fees amounting of $235,939. In connection therewith, Magnitude, Inc. issued 160,000 shares of its $.001 common stock at par. The total amount of such notes outstanding at December 31, 1998 was $1,575,000, of which $550,000 is current.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                        Notes to the Financial Statements


LONG-TERM DEBT

       Long-term debt as of December 31, 1998 is comprised of the following:

            Note to the board  chairman,  principal due January 15, 2000  accruing  interest at a rate of 10%
              per annum.  This note is secured by all of Magnitude Inc.'s assets and property                    $       262,000

            Note to the board  chairman of the Company  issued in place of accrued  royalties,  principal due
              April 14,  1998  accruing  interest  at a rate of 5% per  annum.  This note is  overdue  and no
              demand for payment has been made through April 7, 1999                                                     111,007

            Discounted  present value of a non-interest  bearing $70,000 settlement with a former investor of
              Magnitude,  Inc. to be paid in 24 equal monthly  payments  commencing July 1, 1997. The imputed
              interest rate used to discount the note is 8% per annum.                                                    33,529

            Discounted  present value of a non-interest  bearing  $176,000  settlement with former counsel of
              Magnitude,  Inc. to be paid in 24 monthly  payments  commencing  September 1, 1997. The imputed
              interest rate used to discount the note is 8% per annum.                                                    50,474
                                                                                                                   --------------

              Total                                                                                                      457,010
                  Less current maturities                                                                                195,010
                                                                                                                   --------------
                  Long-term debt, net of current maturities                                                      $       262,000
                                                                                                                   ==============

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                        Notes to the Financial Statements


LONG-TERM DEBT, Continued

       Total maturities of long-term debt are as follows:

         Year Ending December 31,

                   1999                                                                  $        195,010

                   2000                                                                            262,000
                                                                                            ---------------

                                                                                          $        457,010
                                                                                            ===============


CAPITALIZED LEASE OBLIGATIONS

       The Company leases office equipment under non-cancelable capital lease agreements expiring between January 19, 2001 and October 27, 2002. The capital lease obligations have been recorded at the present value of future minimum lease payments, discounted at interest rates of 7.00% to 8.643%. The capitalized cost of equipment at December 31, 1998 amounted to $32,590 net of accumulated depreciation of $17,014.

       The following is a schedule of minimum lease payments due under capital leases at December 31, 1998:


              Year Ending December 31,
                     1999                                                                    $         19,307
                     2000                                                                              16,456
                     2001                                                                               9,798
                     2002                                                                               6,316
                                                                                               ---------------
                     Total minimum capital lease payments                                              51,877
                     Less amounts representing interest                                                 6,212
                                                                                               ---------------
                     Present value of net minimum capital lease payments                               45,665
                     Less current maturities of capital lease obligations                              15,826
                                                                                               ---------------
                     Obligations under capital leases, excluding current maturities          $         29,839
                                                                                               ===============

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                   Notes to Consolidated Financial Statements



  INCOME TAXES

       At December 31, 1998, The Company has net operating loss carry forwards approximating $8,900,000 which expire between the years 2008 and 2013 and are subject to certain annual limitations.

       The Company's total deferred tax asset and valuation allowance at December 31, 1998 are as follows:

            Total deferred tax asset                    $       3,560,000
            Less valuation allowance                            3,560,000
                                                          ----------------
            Net deferred tax asset                      $               -


  401(k) PLAN

       The Company adopted the qualified Magnitude, Inc. sponsored 401(k) plan covering substantially all full time employees under which eligible employees may elect to contribute, within statutory limits, a percentage of their annual compensation. The Company matches up to 50% of the employee's contribution which may not exceed 3% of the employee's total compensation for the plan year. Contributions to the plan were $16,095 and $17,800 for the years ended December 31, 1998 and 1997, respectively.

  STOCK OPTION PLANS

       In April 1996, Magnitude, Inc. adopted its 1996 Stock Incentive Plan ("the 1996 Plan"). The 1996 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for authorization of up to 480,000 shares. Pursuant to the above described stock exchange offer on July 2, 1997, all options under the 1996 Plan were converted into shares of the Company at a rate of 3.4676 shares of Magnitude, Inc. to 1 share of the Company.

       In September 1997, the Company adopted its 1997 Stock Incentive Plan ("the 1997 Plan"). The 1997 Plan provides that certain options granted thereunder are intended to qualify as "incentive stock options" (ISO) within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The initial plan and subsequent amendments provided for the grant of options for up to 1,000,000 shares. The purchase price per share of common stock deliverable upon exercise of each ISO shall not be less than 100% of the fair market value of the common stock on the date such option is granted. If an ISO is issued to an individual who owns, at the time of grant, more than 10% of the total combined voting power of all classes of the Company's common stock, the exercise price of such option shall be at least 110% of the fair market value of the common stock on the date of grant and the term of the option shall not exceed five years from the date of grant. The purchase price of shares subject to non-qualified stock options shall be determined by a committee established by the Board of Directors with the condition that such prices shall not be less than 85% of the fair market value of the common stock at the time of grant.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements
                           STOCK OPTION PLANS (cont.)

                                                                                              Qualified and Non-Qualified
                                                                                            Shares Under Option December 31,
                                                                                            ----------------------------------
                                                                                                 1998               1997
                                                                                            ---------------    ---------------
       Outstanding, beginning of year                                                              586,144                  -
       Granted during the year                                                                     501,162            596,144
       Exercised during the year at $1.73 per share                                                      -           (10,000)
       Forfeited during the year                                                                (105,838)                  -
                                                                                            ===============    ===============
      Outstanding, end of year (at prices ranging from $1.00 to $4.50 per share)                   981,468            586,144
                                                                                            ===============    ===============
        Eligible, end of year for exercise (at prices ranging from $1.00 to
           $4.50 per share)                                                                        292,597            283,144
                                                                                            ===============    ===============


     At December 31, 1998 and 1997, the weighted average exercise price and weighted average remaining contractual life is $2.56 and $3.36 per share and 5 years 4 months and 6 years 4 months, respectively.

     At December 31, 1998, there were 157,118 shares reserved for future grants.

WARRANTS

      The Company issued common stock purchase warrants as follows:
  ------------------------------------------------------------------------------------------------------------

                                              Exercise Price
                                  No. of            Per                         Exercise Term
                                                                ----------------------------------------------
           Date of Grant          Shares           Share
                                                                        Start                Expiration           Voting Rights
  --------------------------------------------------------------------------------------------------------------------------------
       May 1, 1997                   10,000 $            5.00      May 1, 1997             April 30, 2000          Upon Issue
  --------------------------------------------------------------------------------------------------------------------------------
       August 14, 1997               55,929              4.09      August 14, 1997         August 14, 1999         Upon Issue
  --------------------------------------------------------------------------------------------------------------------------------
       May 1, 1998                  224,000              5.00      May 1, 1998             April 30, 2003          Upon Issue
  --------------------------------------------------------------------------------------------------------------------------------

     At December 31, 1998, there were 289,929 shares eligible for exercise at prices ranging from $4.09 to $5.00 per share.

COMMITMENTS AND CONTINGENCIES
     Lease Agreement
       Magnitude, Inc. leases its administrative offices pursuant to a lease agreement dated December 9, 1998. Such lease commences December 16, 1998 and expires on December 31, 2001 and requires monthly payments of $3,700 from December 16, 1998 to October 31, 1999 and $3,250 from November 1, 1999 to December 31,1999. Ergonomics leases office space pursuant to a lease agreement dated November 1, 1997. Such lease expired November 1, 1998. It is currently leased on a month-to-month basis and requires monthly payments of $600. Under such lease agreements, Magnitude, Inc. is required to make future minimum lease payments as follows in addition to a pro-rata share of certain operating expenses:

                         Year Ending December 31,
                    ---------------------------------
                              1999                   $        43,500

                              2000                            39,000

                              2001                            39,000
                                                       --------------
                                  Total              $       121,500
                                                       ==============

         Included in general and administrative expenses is rent expense which amounted to $103,580 and $96,544 for the years ended December 31, 1998 and 1997, respectively.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements


COMMITMENTS AND CONTINGENCIES, Continued

         Two lawsuits were instituted against Magnitude, Inc. by a stockholder of Magnitude, Inc.

             One suit asserts that the stockholder had a consulting agreement with Magnitude, Inc. pursuant to which Magnitude, Inc. had agreed to pay $125,000 a year for five years and that Magnitude, Inc. has defaulted in performance of its obligations.

             The stockholder has also initiated suit along with other shareholder members of his family alleging damages because Magnitude, Inc. acted inconsistent with the best interest of its stockholders. Other miscellaneous claims were asserted in that suit.

             It is Magnitude, Inc.'s position that both of these suits are without merit, however, a verbal settlement had been reached with the plaintiffs in both cases pursuant to which all claims would be dismissed upon Magnitude, Inc. making six monthly payments totaling $20,000 commencing November 1, 1998. This potential liability has been recorded by Magnitude, Inc. No payments have yet been made by Magnitude, Inc. since it has not received from the plaintiff's attorneys the necessary settlement documents. The settlement may also be contingent upon approval by a bankruptcy court since the stockholder has filed a petition of reorganization.

             An additional suit was bought against Magnitude, Inc. by a claimant for legal fees. The suit was settled upon the agreement by the Company (guaranteed by an officer of the Company) to pay a total of $176,000 consisting of an initial payment of $20,000 and the balance in equal monthly installments of $6,500 each over a period of 24 months, commencing September 1, 1997. In addition, the Company and the officer agreed that in the event any payment was in default, they each would consent to judgement for the total legal fees demanded of $238,564 less any payments made to that point.
             The Company was not in default as of December 31, 1998.

       Licensing Agreement
             On  August  29,  1997,  the  Company  signed a letter  of intent to acquire Cornell Ergonomics ("Cornell") a software developer of a unique ergonomic assessment tool. This agreement was subsequently revised on December 1, 1997 through a Software Distribution and Option Agreement whereby the Company obtained a two-year exclusive license to distribute and sub-license a certain software product. The Company also has the exclusive right, under certain circumstances, to purchase either the assets of Cornell or all of the issued and outstanding capital stock of Cornell.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements



COMMITMENTS AND CONTINGENCIES, Continued

       Employment Agreements
         In July of 1997 the Company entered into an employment agreement with Magnitude, Inc.'s President, to serve as the Company's President and Chief Executive Officer for a period of five years. Base salary under the agreement is $108,000 per annum with annual increases determined by the Board of Directors. The agreement also calls a first year bonus of 140,000 shares of the Company's stock, and 200,000 shares in any year thereafter in which the Company's after tax net profits exceed $1,000,000 for each of its first three full fiscal years during the employment term beginning with calendar year 1998. The agreement was amended to replace the stock bonuses with nonqualified options to purchase up to 750,000 shares at a purchase price of $1 and up to 535,000 shares at a price of $.50. Eligibility for benefit programs, with the exception of any key employee stock option plan, and a fully paid medical/hospitalization policy is provided under the agreement. The Company will also provide reimbursement of ordinary and necessary business expenses and a monthly car allowance. A noncompetition/nonsolicitation restriction applies for 36 months after termination of employment. The agreement provides for severance compensation equal to three months of base salary if employment is terminated by the Company for cause.

         The Vice President and Chief Financial Officer of Magnitude, Inc. entered into an employment agreement on April 15, 1996. The agreement is for a term of three years expiring April 14, 1999. Pursuant to the terms of the agreement, the officer is to receive an annual salary of $100,000 subject to annual review by the Board of Directors with the first such review at September 1, 1996, and an annual bonus as determined by the Board. Pursuant to the agreement, Magnitude, Inc. would pay the premiums on a $400,000 life insurance policy for the benefit of individuals designated by the officer. The agreement restricts the officer from competing with Magnitude, Inc. for a period of two years after the termination of his employment under certain circumstances. The agreement provides for severance compensation to be determined pursuant to a formula established therein to be paid to the officer if his employment with Magnitude, Inc. is not renewed upon expiration of the initial or any renewal term thereof, his employment is terminated by Magnitude, Inc. other than as permitted by the agreement, or any successor to Magnitude, Inc. after a change of control or other reorganization of Magnitude, Inc. fails to assume the agreement.

       Consulting Agreements
         On May 12, 1997, the Company's subsidiary Magnitude, Inc. entered into a financial and marketing consulting agreement with Royal Capital, Inc. ("Royal"), whereby Royal would act as a consultant to the company. In consideration of such services, Royal was granted, in addition to other consideration, options to purchase 692,122 common shares of the Company or any succeeding or acquiring entity at exercise prices ranging from $1.04 to $5.62 per share of the Company. Through December 31, 1998, options to acquire 192,256 shares of the Company were exercised at a price of $1.04 per share. Through April 7, 1999, an aggregate of approximately $2,787,000 in additional equity has been raised pursuant to Royal's efforts.

         On May 12, 1997, the Company's subsidiary Magnitude, Inc. entered into an agreement with a management consultant. In consideration of such services, whereby, in addition to other consideration, the consultant was awarded options equal to 43,258 shares of the Company of which 33,258 remain unexercised at December 31, 1998.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements



RELATED PARTY TRANSACTIONS


         During July 1997 one of the Company's board members advanced the Company $100,000 as evidenced by two 8% promissory notes which were subsequently agreed to be converted to common shares pursuant to the filing of an Offering Memorandum offering shares pursuant to an exemption provided by Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended. The Company, however, decided not to consummate such offering, and instead pursued an offering under Rule 506 of Regulation D promulgated under the Securities Act of 1933 under which the notes were converted to 22,222 common shares and warrants in May 1998. During November and December 1997, one investor advanced the Company $175,000 which was to be used for the purchase of common stock pursuant to the filing of a Private Placement offering shares to qualified investors pursuant to an exemption provided by Regulation S promulgated under the Securities Act of 1933, as amended. On January 26, 1998, 87,500 shares of common stock were issued to this investor.

         In November 1998, a director and principal shareholder extended a working capital loan of $262,000 to the Company, secured by the assets of the Company, against issuance of a promissory note bearing interest at the rate of 10% per annum.

         In November 1998, the Company entered into a consulting agreement with an individual who subsequently, in January 1999, joined the Company's board of directors, and pursuant to which the Company issued 1,000,000 shares of common stock. Such shares were registered on Form S-8 on December 22, 1998. During the first quarter of 1999, this individual pursuant to the consulting agreement obtained the release of approximately $436,000 of the Company's liabilities.

         Between December 30, 1998, and March 31, 1999, the director and principal shareholder extended working capital loans aggregating $395,560 to the Company, of which a portion of $351,060 was covered by a promissory note bearing interest at the rate of 10% p.a. During the same time, this director and shareholder exercised options to purchase 450,000 shares of the common stock of the Company, and was issued an additional 565,000 shares, against a combination of cash payments and cancellation of debt owed by the Company, in the aggregate amount of $507,500.

              Magnitude Information Systems, Inc. and Subsidiaries
               (formerly Proformix Systems, Inc. and Subsidiaries)
                 Notes to the Consolidated Financial Statements




MAJOR CUSTOMERS

       For the year ended December 31, 1998, the Company had a major customer, sales of hardware products to which represented approximately 38% of the Company's revenues. The Company had an accounts receivable balance due from this customer of $35,730 at December 31, 1998. With the sale of the hardware product line, the Company's business is now focused exclusively on the further development and marketing of these software products. As such, the Company currently must be considered an enterprise in transition, because it has not yet realized material revenues from licensing its software.

FAIR VALUE OF FINANCIAL INSTRUMENTS

       Cash, accounts receivable, accounts payable, accrued expenses, notes payable, long-term debt and capitalized lease obligations:
           The Carrying amount approximates fair value because of the short term maturity of these instruments.

       Limitations:
           Fair value estimates are made at a specific point in time, based on relevant information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

SUBSEQUENT EVENTS

       Changes in Key Personnel
         In January 1999, Steven D. Rudnik was appointed President and CEO of the Company, taking over the position previously occupied by Jerry Swon.

                                19,482,086 Shares

                       Magnitude Information Systems, Inc.
                                  Common Stock
                                 --------------

                                   PROSPECTUS
                                 --------------

                                 ________, 2000

              NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR TO ANY PERSON TO WHOM IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS
                                                                     Page
Where You Can Find More Information................................... 5
Prospectus Summary.................................................... 6
Risk Factors.......................................................... 10
Use of Proceeds....................................................... 16
Market for Company's Common Equity &
    Dividend Policy................................................... 16
Selling
Securityholders....................................................... 17
Shares Eligible for Future Sale....................................... 26
Plan of Distribution ................................................. 27
Legal Proceedings..................................................... 27
Management ........................................................... 28
Principal Shareholders................................................ 33
Description of Capital Stock.......................................... 35
Business.............................................................. 37
Management's Discussion and Analysis.................................. 46
Certain Transactions.................................................. 56
Financial Statements.................................................. 57

UNTIL ________________, 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

 PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24.  INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

         As permitted by the Delaware General Corporation Law, Magnitude has included in its Certificate of Incorporation a provision to eliminate the personal liability of it's directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the Bylaws of Magnitude require the Company to (i) indemnify the officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and
(ii) advance expenses to the officers and directors as incurred in connection with proceedings against them for which they may be indemnified. Magnitude has entered into indemnification agreements with the officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the companies, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Magnitude believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         Magnitude understands that the staff of the Securities and Exchange Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Magnitude will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

SEC registration fee                        $ 11,276.00
Legal fees and expenses                       15,000.00
Accounting fees and expenses                   2,500.00
Miscellaneous expenses                         1,000.00
         Total                              $ 29,776.00


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Fiscal Year 2000

         During fiscal year 2000 and through the six month period ended June 30, 2000, the Company placed the following unregistered securities with accredited or institutional investors:

         70,000 shares of Common Stock pursuant to the conversion of $35,000 in convertible promissory notes, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act;

         27,788 shares of Series B Senior Convertible Preferred Stock to a foreign investor pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $250,092 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate of 10 common shares for 1 preferred share. The preferred shares are callable by the Company under certain terms and conditions.

         260,000 shares of Common Stock pursuant to the conversion of an aggregate $130,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         3,407 shares of Common Stock to one outside consultants and suppliers for services rendered;

         118,000 shares of Common Stock to the principals of two privately held companies, Internet Ergonomic Technologies, Inc. and Cornell Ergonomics, Inc., purchased by the Company in January 2000, which companies owned certain software assets which have been made part of and integrated into the Company's proprietary ErgoManager(TM) software system

         100,000 shares to an officer of the Company pursuant to the terms of his employment agreement;

         77,976 shares of Common Stock to three outside consultants and suppliers for services rendered;

         14,445 shares of Common Stock to a director and shareholder of the Company pursuant to a 1997 transaction approved by the Board of Directors of the Company;

16,854 shares of Common Stock to an employee in lieu of salary, for services rendered;

         2,120,000 shares of Common Stock pursuant to the conversion of an aggregate $1,060,000 in convertible promissory notes, issued in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         160,000 shares of Common Stock to seven private investors who had previously subscribed for certain convertible debt, such shares issued pursuant to the terms of the pertinent subscription agreement, and in reliance upon exemptions provided under Section 4(2) of the Securities Act;

         400,000 shares of Common Stock to two individual investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $200,000 in cash;

         500,000 shares of Common Stock to three individual foreign investors pursuant to private placement subscriptions under Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $250,000 in cash;

         194,440 shares of Series B Senior Convertible Preferred Stock to five individual foreign investors pursuant to private placement subscriptions under
Section 4 (2) of the Securities Act, which resulted in the receipt by the Company of $1,750,000 in cash, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable semi-annually, (ii) conversion at the holders' option into shares of Common Stock at a conversion rate equivalent to $0.90 per share, and (iii) callable by the Company under certain terms and conditions;

         100,000 shares of Series C Senior Convertible Preferred Stock to the former chairman of the Company pursuant to the terms of a Resignation Agreement entered into between the Company and this individual, whereby such shares, among other things, have the following rights and privileges: (i) 7% annual preferential dividend, payable monthly, (ii) conversion at the holders' option into 1,000,000 shares of Common, and (iii) callable by the Company under certain terms and conditions.

Fiscal Year 1999

         During fiscal year 1999, the Company placed the following unregistered securities with accredited and institutional investors:

         1,250,332 shares of Common Stock to seven individual foreign investors pursuant to private placement subscriptions under Section 4(2) of the Securities Act, which resulted in the receipt by the Company of $625,000 in cash;

         60,000 shares of Common Stock to an investor who had previously subscribed for certain convertible debt, pursuant to the terms of the pertinent subscription agreement, issued in reliance upon exemptions provided under
Section 4(2) of the Securities Act.

         On September 1, 1999, the Company issued 7,210 shares of its common stock to a shareholder of Magnitude, Inc., f/k/a Proformix, Inc. in exchange for his 25,000 shares in Proformix, Inc., pursuant to the terms of the Company's stock exchange offer of July 2, 1997.

         During the second and third quarters of 1999 the Company received an aggregate $1,225,000 in cash against issuance of convertible promissory notes in the same aggregate amount, to eight individual accredited private investors pursuant to transactions under Section 4 (2) of the Securities Act, all of them maturing at 14 months from date of issuance, convertible at the holders' option into shares of the common stock of the Company at the rate of $0.50 /share, and carrying interest at rates between 7% and 12% p.a. A portion of such notes was accompanied by stock purchase warrants for the purchase of an aggregate 1,450,000 shares at $1 per share, with such warrants being callable by the Company under certain circumstances, if and when the market price reaches $2 per share.

         565,000 shares of Common Stock to a director and principal shareholder in exchange against cancellation of promissory notes and interest thereon in the aggregate value of $282,500;

         77,778 shares of Common Stock to the former principal of Rolina Corporation and current President of the Company, pursuant to a Non-Dilution clause in the February 2, 1998 Agreement and Plan of Merger with Rolina Corporation;

         54,100 shares of Common Stock to three Magnitude, Inc. consultants and providers of services to the Company.

Fiscal Year 1998

         During fiscal year 1998, the Company placed the following unregistered securities with accredited and institutional investors:

         70,000 shares of Common Stock to a creditor of the Company pursuant to that party's exercise of an option to convert debt into common stock, at $1.00 per share;

         7,500 shares of Common Stock to two individuals who had invested in the Company pursuant to a 506 Offering Memorandum;

         56,000 shares of Common Stock to two outside consultants as compensation for services rendered;

         272,000 shares of Common Stock to a creditor of the Company pursuant to that party's exercise of an option to convert debt into common;

         14,419 shares of Common Stock to Proformix, Inc. shareholders pursuant to the Company's acquisition of Proformix, Inc. and its subsequent exchange offer to Proformix, Inc. shareholders. The Company issued these shares pursuant to Section 4(2) of the Securities Act;

         5,035 shares of Common Stock to independent sales representatives and clients as awards for outstanding sales performance for the Company's products.

         224,000 shares of Common Stock to Vanity Software Publishing Corporation (see "Acquisition of Vanity Software Publishing Corporation" in the Notes to Financial Statements included herein). The issuance of the aforesaid shares was made pursuant to Section 4(2) of the Securities Act;

         22,000 shares of Common Stock and warrants to purchase 22,000 shares at a price of $4.50 per share, to one of the Company's board members in return for an investment of $100,000 under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended;

         70,972 shares of Common Stock to Proformix, Inc. shareholders pursuant to the Company's acquisition of Proformix, Inc. and its subsequent exchange offer to Proformix, Inc. shareholders. The Company issued these shares pursuant to Section 4(2) of the Securities Act;

         15,000 shares of Common Stock to an outside consultant as compensation for services rendered, with an agreement that the Company register such shares through a Registration Statement on Form S-8.

         150,000 shares of Common Stock to an entity which provides a platform for advertising the Company's products. The Company received as consideration advertising credits equivalent to $900,000 in retail value. The issuance of the aforesaid shares was made pursuant to Section 4(2) of the Securities Act;

         50,000 shares of Common Stock at a purchase price of $2.00 per share to an individual pursuant to a private placement under Section 4(2) of the Securities Act.

         100,644 shares of Common Stock to a management consulting firm pursuant to their exercise of a stock option at $1.7338 per share. The stock option was granted for services rendered, and the shares were issued pursuant to Section 4(2) of the Securities Act;

         887,500 shares of Common Stock issued to foreign entities, thereby raising $1,550,000 in gross proceeds, pursuant to Regulation S of the Securities Act;

         155,556 shares of Common Stock pursuant to Section 4(2) of the Securities Act, to the principal of Rolina Corporation in the course of that entity's acquisition by the Company.

Fiscal Year 1997

         During fiscal year 1997, the Company placed the following unregistered securities with accredited and institutional investors:

         Pursuant to an Offering Memorandum dated August 14, 1997, the Company issued a total of 28,611 shares of Common Stock at a purchase price of $4.50, and 28,611 warrants for the purchase of Common Stock exercisable at $4.50 per share, thereby raising $128,750 in gross proceeds. The aforesaid offering of securities was exempt pursuant to Regulation D of the Securities Act of 1933, as amended ("Securities Act"), and Rule 506 promulgated thereunder.

         26,387 shares of Common Stock to Proformix, Inc. shareholders pursuant to the Company's acquisition of Proformix, Inc. and its subsequent exchange offer to Proformix, Inc. shareholders. The Company issued these shares pursuant to Section 4(2) of the Securities Act;

         465,500 shares of Common Stock issued to foreign entities, thereby raising $862,000 in gross proceeds, pursuant to Regulation S of the Securities Act;

         In July 1997, the Company issued 173,600 unregistered shares of its Common Stock to designees of a management consulting firm against a grant of 313,597 shares to this firm for services rendered, pursuant to a resolution of the Company's Board of Directors of June 16, 1997.

         Between July and September 1997, the Company issued an aggregate of 1,143,562 unregistered shares of its Common Stock to holders of common stock of Proformix, Inc. pursuant to a stock exchange offer extended by the Company on July 2, 1997.

          Between July and October 1997, the Company issued 345,000 unregistered shares of its Common Stock to designees of a management consulting firm against a grant of 836,313 shares to this firm pursuant to a consulting agreement of May 8, 1997, and in September 1997 the Company issued 179,600 unregistered shares of its Common Stock to designees of this consulting firm against an equity investment of $200,000 made by it in May, 1997.
         In September 1997 the Company issued 1,869 unregistered shares of its Common Stock to a consultant for services rendered.

ITEM 27. EXHIBITS INDEX

SEC No.                                                  Document

2.2 Agreement and Plan of Merger with Rolina Corporation and Steven D. Rudnik, and Employment Agreement with Steven D. Rudnik, both of the date February 2 , 1998, as filed as Exhibit to the Company's report on Form 10-KSB for the year ended December 31, 1998. Incorporated herein by reference.
3        (i) Articles of  Incorporation  and  Amendments  thereto,  incorporated
         herein  by  reference   to  Exhibits  of  previous   filings  with  the
         Commission.
3 (ii) Bylaws of the Company, incorporated herein by reference to Exhibits of previous filings with the Commission.
4.1*     Term Sheet
4.2*     Form of Subscription Agreement
4.3*     Form of Common Stock Purchase Warrant
4.4*     Form of Convertible Promissory Note
4.5*     Form of Subscription Agreement
4.6*     Form of Convertible Grid Promissory Note
4.7*     Form of Common Stock Purchase Warrant
4.8*     Form of Convertible Promissory Note
4.9*     Form of Common Stock Purchase Warrant
4.10*    Loan Agreement with S.Kroll
4.11*    Form of Convertible Promissory Note
4.12*    Form of Subscription Agreement
4.13*    Form of Subscription Agreement
4.14*    Form of Subscription Agreement
4.15*    Form of Subscription Agreement
4.16*    Form of Subscription Agreement
4.17*    Form of Common Stock Purchase Warrant

4.18* Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series B Senior Convertible Preferred Stock.
4.19*    Form of Common Stock Purchase Warrant
4.20+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series C Senior Convertible Preferred Stock
4.21*    Agreement with S.Rudnik, re: convertible debt
4.22*    Consulting agreement with G.Shemano
4.23     *   Form of Common Stock Purchase Warrant
4.24+ Amendment to the Company's Certificate of Incorporation as filed with the State of Delaware on January 31, 2000, and amended on March 20, 2000, designating a new class of Series A Senior Convertible Preferred Stock.
5.1x     Legal opinion and consent of Joseph J. Tomasek, Esq.

10.1* Resignation Agreement dated July 21, 1999, between J. Swon and B. Deichl and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on August 3, 1999.
10.2* Resignation Agreement dated January 28, 2000, between M. Martin and the Company, incorporated herein by reference to the Exhibit of Form S-8 filed with the Commission on January 31, 2000.

10.3 Employment Agreement, dated April 15, 1996 between the Company and Joerg Klaube, incorporated herein by reference and previously filed as an Exhibit to the Company's Form 10-KSB for the fiscal year ended December 31, 1997 with the Commission.

10.4 Employment Agreement, dated July 1, 1999 between the Company and John C. Duncan.

23.1x    Independent Auditors' Consent

27.      Financial Data Schedules
-------
+Documents incorporated by reference to Magnitude's Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 1999 with the Securities and Exchange Commission on March 30, 2000. *Previously filed as exhibits to the Registration Statement on Form S-3 with the Commission on April 11, 2000.
x To be filed by Amendment.


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



ITEM 28.  UNDERTAKINGS

         A. UNDERTAKING PURSUANT TO RULE 415

         The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement; (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of this offering.

         B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. UNDERTAKING IN RESPECT OF INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         D. UNDERTAKING PURSUANT TO RULE 430A

         The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of the prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective. (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant, MAGNITUDE INFORMATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chester, State of New Jersey, on August 18, 2000

                   MAGNITUDE INFORMATION SYSTEMS, INC.


                   By:  s/Steven D. Rudnik
                        -----------------------------------------------
                        Steven D. Rudnik, President and Chief Executive Officer

                   By:  s/Joerg H. Klaube
                        -----------------------------------------------
                        Joerg H. Klaube, Chief Financial Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven D. Rudnik, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form SB-2, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                   TITLE                                   DATE

s/Steven D. Rudnik                          President and                               August 18, 2000
Steven D. Rudnik                            Chief Executive Officer
                                            (Principal Financial Officer)

s/Joerg H. Klaube                            Chief Financial Officer
Joerg H. Klaube                             (Principal Financial Officer)               August 18, 2000

s/John C. Duncan                             Executive Vice President
John Duncan                                  and Director                               August 18, 2000

s/Steven L. Gray                             Director                                   August 18, 2000
Steven L. Gray

s/Ivano Angelastri                           Director                                   August 18, 2000
Ivano Angelastri

s/Joseph J. Tomasek                          Director                                   August 18, 2000
Joseph J. Tomasek

                                                            EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 15th day of April, 1996, by and between Joerg Klaube, residing at 4 Claire Drive, Bridgewater, New Jersey 08807 (hereinafter referred to as the "Employee") and Proformix, Inc., a Delaware corporation with principal offices located at 50 Tannery Road, Unit 8, Branchburg, New Jersey 08876 (hereinafter referred to as the "Company).

                              W I T N E S S E T H :

     WHEREAS, the Company is engaged in the design, marketing, manufacturing and distribution of ergonomically designed keyboard trays, peripheral items, and accessories designed to alleviate and prevent certain computer-related health disorders; and

     WHEREAS, Employee is currently serving as the Vice President- Chief Financial Officer of the Company and the Company desires to retain the services of the Employee in such capacity as a valuable member of the Company's management team; and

     WHEREAS, the Employee desires to continue in his present employment with the Company as Vice President - Chief Financial Officer and to enter into this Agreement, for such purposes, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee.

     NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:


                                    ARTICLE I

                                   EMPLOYMENT

     Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Employee, and the Employee hereby accepts such continued employment in his capacity as Vice President - Chief Financial Officer. In this capacity, Employee with report to the President of the Company and to the Board of Directors.

                                   ARTICLE II

DUTIES

                   (A) The Employee shall, during the terms of his employment with the Company, and subject to the direction and control of the President of the Company and its Board of Directors, perform such duties and functions related to the position of Vice President - Chief Financial Officer as he may be called upon to perform by the President and/or the Company's Board of Directors during the term of this Agreement.


                   (B) The Employee agrees to devote all of his business time and best efforts to the performance of his duties for the Company and to render such services for any subsidiary corporations of the Company or Parent.

(C) The Employee shall perform, in conjunction with the Company's Senior Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

(i) Those duties attendant to the position with the Company for which he is hired;

(ii)     Corporate development;

(iii)                 Formulation   of  the   Company's   business   plans   and
                      implementation of such plans subject to the direction of the Board of Directors.

(iv) Promotion of the relationships of the Company and its subsidiary corporations with their respective employees, customers, suppliers and others in the business community.

(D) Employee shall be based at the Company's headquarters located in Branchburg, New Jersey, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company.

                                   ARTICLE III

                                  COMPENSATION

(A) Commencing with the commencement date hereof, the Company shall pay to Employee a salary at the rate of $100,000 per annum, during the term hereof as long as this Agreement is in effect and shall be payable in such installments as are utilized by the Company to pay its senior management personnel. The Board of Directors of the Company shall review the performance of the Employee at September 1, 1995, September 1, 1997 and September 1, 1998 at which time the Employee will be eligible for an increase in his compensation: Employee's compensation may not be reduced for any reason whatsoever without his prior written consent (the "Base Salary").

(B) Employee shall be entitled to receive a bonus (the "Bonus") during each year of this Agreement as determined by the Company's Board of Directors.

(C) Employee shall be entitled to receive reimbursement for all his expenses incurred during the course of his performance of his duties under this Agreement upon the delivery to the Company of receipts for any such expenses, provided, however, that such expenses qualify as a deduction by the business from income under the Internal Revenue Code of 1986, as amended.

(D) The Company shall deduct from Employee's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct.

                                   ARTICLE IV

                                    BENEFITS

          (A) During the term hereof, the Company shall continue to cause Employee and his family to participate in the Company's existing medical/health plan, the level of which benefits shall not be reduced by the Company during the term hereof.

          (B) As soon as practicable following the date hereof and throughout the term hereof, the Company shall maintain disability insurance for the benefit of the Employee that shall pay Employee those disability payments set forth on Schedule A annexed hereto, commencing on the 181st day of disability and shall continue until Employee reaches the age of 65 years; the determination of Employee's qualification to receive such disability payments under this Article IV (B) shall be determined in accordance with the applicable insurance plan.

     (C) The Company will obtain and maintain during the full term hereof and at its sole cost and expense a policy of life insurance on the life of Employee in the face amount equal to 4 times Employee's base salary. Upon the conclusion of this Agreement, all right, title and interest in the policy, if any, shall be transferred to the Employee, and the Employee shall be responsible for any premiums due after such transfer. Upon either the termination of the policy or transfer of the policy to the Employee, the Company shall be entitled to the percentage of the cash surrender value of the policy, if any, as attributed to the payments made by the Company on the Employee's behalf.

     (D) For each year of the term hereof, Employee shall be entitled to four weeks paid vacation.


                                    ARTICLE V

                                 NON-DISCLOSURE

     The Employee shall not, at any time during or after the termination of his employment hereunder except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, proposed and current services and pricing, and any information relating to the Company's business (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of this employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations, marketing information, pricing and information relating to proposed expansion of the Company or the Company's business plans. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. The foregoing is intended to be confirmatory of the common law of the State of New Jersey relating to trade secrets and confidential information.


                                   ARTICLE VI

                              RESTRICTIVE COVENANT

          (A) In the event of the voluntary termination of employment with the Company or Employee's discharge in accordance with Article IX paragraph (C), Employee agrees that he will not, for a period of two years following such termination, directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is primarily involved in the manufacture, distribution and/or sale of keyboard platform trays and accessories as well as any products that the Company manufactures, distributes or sells either alone or in association with others during the term of this Agreement in the same geographical areas of operation of the Company.

         (B) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.


                                   ARTICLE VII

                                      TERM

         This Agreement shall be for a term commencing on the first date set forth above and terminating April 14, 1999 (the "Initial Term") subject, however to automatic renewals for additional three year periods (a "Renewal Term(s)") in the event that the Company does not provide written notice of termination to the Employee no later than six months prior to the expiration of the Initial Term and any Renewal Term(s) thereof unless sooner terminated pursuant to the terms hereof.

                                  ARTICLE VIII

                             DISABILITY DURING TERM

         In the event that the Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of four (4) consecutive months then, and in that event, the Company shall continue to compensate him and he shall receive his Base Salary as provided under Article III of this Agreement for such four consecutive month period commencing from the date of such total disability and continuing during the applicable period; the aforesaid obligations of the Company shall not extend beyond the Initial Term or beyond any Renewal Term of this Agreement. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive or to which he may become entitled.

                                   ARTICLE IX

                                   TERMINATION

         The Company may terminate this Agreement:

         (A) Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns and heirs shall have those rights and interests as otherwise provided in this Agreement.

         (B) Subject to the terms of Article VIII herein, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

         (C) If the Employee engaged in fraud, misappropriation of Company funds or gross negligence in the performance of his duties.

         (D) If the Company undergoes a change of control or other reorganization and the Company's successor refuses or fails to assume all of the responsibilities of the Company under this Agreement, then upon thirty days written notice to the Employee, the Company may terminate this Agreement, provided, however, the Company shall pay to the Employee the severance benefits set forth in Article XIX below.


                                    ARTICLE X

                         TERMINATION OF PRIOR AGREEMENTS

         This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, without prejudice to Employee's right to all accrued compensation prior to the effective date of this Agreement.

                                   ARTICLE XI

                                   ARBITRATION

     Any dispute arising out of the interpretation, application and/or performance of this Agreement with the sole exception of any claim, breach or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the City of Somerville, the State of New Jersey in accordance with the rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney at law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

                                   ARTICLE XII

                                  SEVERABILITY

     If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.


                                  ARTICLE XIII

                                     NOTICE

     All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.


                                   ARTICLE XIV

                                     BENEFIT

     This Agreement shall insure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                   ARTICLE XV

                                     WAIVER

     The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                   ARTICLE XVI

                                  GOVERNING LAW

     This Agreement has been negotiated and executed in the State of New Jersey, and Delaware law shall govern its construction and validity.

                                  ARTICLE XVII

                                  JURISDICTION

     Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of New Jersey and Employee hereby consents to the jurisdiction of any local, state or federal court located within the State of New Jersey.

                                  ARTICLE XVIII

                                ENTIRE AGREEMENT

     This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.

                                   ARTICLE XIX

                               SEVERANCE BENEFITS

     In the event that (a) this Agreement is not renewed by the Company upon the expiration of its initial or any renewed term(s) hereof, or (b) the Company terminates this Agreement for reasons other than those set forth in Article IX, paragraph (A) (B) or (C), or (c) the Company undergoes a change of control or other reorganization and the Company's successor refuses or fails to assume all of the responsibilities of the Company under this Agreement, upon any such termination of Employee's employment as a result thereof, the Company shall provide the following severance benefits to the Employee:

1. The Company shall pay to the Employee a severance payment in an amount equal to the greater of (i) the aggregate amount of the Employee's Base Salary that would have been payable to the Employee through the initial or any renewed term of this Agreement during which the termination occurred, or (ii) the aggregate of Employee's monthly Base Salary for each year or part thereof that the Employee was subject to the provisions of this Agreement during the initial and any renewed term(s) hereof;

2. To the extent permissible under applicable laws, the Company shall maintain its medical/health coverage for the benefit of the Employee and his family for a period of four (4) months following termination of employment for those reasons identified in this
               Article XIX.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written,


                                   COMPANY:
                                                     PROFORMIX, INC.


                                                      By: /s/ Michael G. Martin
                                                -------------------------
                                                      Michael G. Martin
                                                      President & Chief
                                                      Executive Officer


                                    EMPLOYEE:


                                       /s/ Joerg Klaube
                                   -------------------------
                                   Joerg Klaube

                                                                 EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT dated as of July 1, 1999 (the "Agreement") between Magnitude Information Systems, Inc. (the "Company") and JOHN DUNCAN, presently residing at 122 Stanford Way, Sausalito, California 94965 (the "Executive").

         WHEREAS, the Executive has represented to the Company that he has certain valuable training, expertise and standing in the development of business for companies such as the Company; and

         WHEREAS, based upon such valuable qualities the Company wishes to employ the services of Executive; and

         WHEREAS, the parties desire to enter into this Agreement in order to insure Executive's employment by the Company, in such capacities and with such duties as hereinafter set forth and to insure the Company that it will have the benefit of his continued services for at least the Term of Employment herein described;

         NOW THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

I.       EMPLOYMENT AND DUTIES

         1.1 General. The Company hereby employs the Executive, and the Executive agrees to serve as Executive Vice President of the Company upon the terms and conditions herein contained. The Executive agrees to serve the Company faithfully and to the best of is ability under the direction of the Chief Executive Officer (the "CEO"). Nothing contained herein shall restrict the Executive from acting as a director of or owning shares in other companies not in competition with the Company, provided that such services and ownership interests do not materially interfere with the Executive's performance of his duties hereunder. Executive's duties shall include but not be limited to: management and coordination of sales and sales staff; initiation of contacts with the highest echelon corporate and government contacts, participation in sales meetings, assisting in closing of sales, investor relations and such additional or other duties as may be required from time to time by the Chief Executive Officer. Executive shall report directly to the Chief Executive Officer of the Company and shall provide such reports as may be requested by the Chief Executive Officer of the Company.

         1.2 Exclusive Services. For so long as the Executive is employed by the Company, he shall devote his fiill4irne working hours to his duties hereunder. The Executive shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the prior written approval of the Chief Executive Officer or otherwise engage in activities which would interfere significantly with his faithful performance of his duties hereunder.

         1.3 Terms of Employment. The Executive's employment under this Agreement shall commence on the date hereof (the "Effective Date") and shall terminate on the earliest of (i) the Five (5) years after the Effective Date,
(ii) the death of the Executive, or (iii) the termination of the Executive's employment pursuant to this Agreement; provided however, that the term of the Executive's employment under this Agreement may be extended by mutual agreement between the parties for periods up to two years by notice of approval from the CEO to the Executive at least sixty days prior to the expiration of the then effective term of employment but not earlier than the second anniversary of the Effective Date, acceptance in writing to be tendered by the Executive within 60 days thereafter. The period commencing on the Effective Date and ending on the second anniversary of the Effective Date, or such later date to which the term of the Executive's employment shall have been extended is hereinafter referred to as the "Employment Term".

2.       SALARY

         2.1 Base Salary. From the Effective Date, the Company shall pay the Executive a base salary ("Base Salary") at a rate of $120,000.00 per annum, payable in equal installments not less frequently than bi-weekly in accordance with the Company's payroll practices, as such practices may exist from time to time, and with such increases as may be provided by the CEO. Once increased, such higher amount shall constitute the Executive's annual Base Salary.
Notwithstanding subsequent increases, during the term hereof the salary shall not be reduced below $120,000.00 per year

         2.2 Annual Increases. Annual increases will be evaluated and determined by the CEO.

         2.3 Incentives and Bonuses. The CEO may, from time to time, grant and approve incentives and bonuses based upon Executive's performance and the profits of the Company. Notwithstanding the foregoing, the Company hereby grants to the Executive the following stock options on the common shares of the Company stock (all subject to the same proportionate adjustment as affect all other current Company shareholders) exercisable during a period of seven (7) years and such options shall be subject to the following vesting requirements:
          (a) options pursuant to and for purposes and considerations as set forth in the Company's 1997 Stock Option Plan on 100,000 shares exercisable in whole or in part an exercise price of $1.00 per share which option shall vest upon the Company's gross sales exceeding $250,000 during the term of this Agreement;
          (b) Options pursuant to and for purposes and considerations as set forth in the Company's 1997 Stock Option Plan on 100,000 shares exercisable in whole or in part at an exercise price of $1.00 per share which option shall vest upon the Company's gross sales exceeding $500,000 during the term of this Agreement;
          (c) Options pursuant to and for purposes and considerations as set forth in the Company's 1997 Stock Option Plan on 100,000 shares exercisable in whole or in part at an exercise price of $1.00 per share which option shall vest upon the Company's gross sales exceeding $750,000 during the terms of this Agreement.
          (d) Options pursuant to and for purposes and considerations as set forth in the Company's 1997 Stock Option Plan on 100,000 shares exercisable in whole or in part at an exercise price of $1.00 per share which option shall vest upon the Company's gross sales exceeding $1,000,000 during the terms of this Agreement.

         2.4 Stock Options. As additional compensation for this Agreement and additional consideration for the covenants contained in Article 6 hereafter, the Company shall grant Executive vested stock options pursuant to and for purposes and considerations as set forth in the Company's 1997 Stock Option Plan on 100,000 common shares of the common stock of the Company at an exercise price of One ($1.00) Dollar per share (all subject to the same proportionate adjustment as affect all other current Company shareholders) exercisable during a period of seven (7) years from the date hereof (all subject to adjustment as aforesaid) provided however that, except in the event of the death or Permanent Disability of executive, Executive shall be an employee on the date(s) of exercise of the stock options. In the event of the death or Permanent Disability of the Executive during the Employment Term, all vested options may be exercised during a period of one (1) year after the date of death or determination of Permanent Disability. Upon any option exercise and share issuances, all appropriate taxes shall be paid by Executive or his legal representatives, as the ease may be.

3.  EMPLOYMENT BENEFTFS

         3.1 General Benefits. The Executive shall receive the following benefits during the Employment Term:

         (a) The Executive will be eligible to participate in benefit programs of the Company consistent with those benefit programs provided to other senior managers of the Company excluding any key employee stock option plan that may be adopted by the Company so long as the stock option program reflected in Section
2.3 above is in effect; and

         (b) Until expiration of Executive's COBRA benefits from his past employment, the Company shall pay Executive's medical/hospitalization COBRA premiums. Upon expiration of the COBRA benefits, the Company shall provide a fully paid medical/hospitalization policy for Executive and his family.

         3.2 Vacation. The Executive shall be entitled to 4 weeks paid vacation in accordance with Company policies and procedures. The Executive must take at least five (5) consecutive days during each twelve (12) month period.

         3.3 Reimbursement of Expenses. The Company will reimburse the Executive for reasonable, ordinary and necessary business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account of such expenditures, in accordance with Company practices consistently applied.

         3.4 Non-Renewal of Agreement. In the event this Agreement is not renewed by the Company as provided in Section 1.3, the Executive shall be entitled to three (3) months of his Base Salary as severance, payable in equal installments on the same terms as at the end of the Employment

Term ("Severance Pay").

4.       TERMINATION OF EMPLOYMENT

         4.1      Termination for Cause: Resignation

         4.1.1 General. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, the only salary to which the Executive shall be entitled is his Severance Pay and/or accrued unused vacation, if applicable, unless such termination is for a Disloyalty Termination Event (as described in Section 4.2 below), in which ease the only payment of which the Executive shall be entitled is his Base Salary as then in effect through and including the date of termination and accrued unused vacation. If the Executive resigns form his employment hereunder, the only payment to which the Executive shall be entitled is his Base Salary as then in effect through and including the date of resignation and accrued unused vacation. The Executive shall have no further rights hereunder to receive any other compensation or payments, or to participate in any other plan, arrangement, or benefit, after such termination or resignation of employment, subject to law or as otherwise provided herein.

         4.1.2 Date of Termination/Resignation. The date of termination for a Felony Termination Event of Substance Abuse (as defined in Section 4.2 below) shall be the date of the written Notice of Termination provided for in Section
4.1.3. The date of termination or cessation of employment for a Conduct, Performance or Disloyalty Termination Event shall be the thirty (30) days after the Event is finally determined through applicable Company procedures governing the conduct of employees. In the event termination for conduct, Performance of disloyalty is disputed, the Company may, at its option, suspend the Executive with fifty percent (50%) of Executive's then current pay until such dispute is resolved in accordance with this Agreement. The date of resignation shall be the date specified in the written notice of resignation from the Executive to the Company, or If no date is specified by the Executive therein, three (3) business days after receipt by the Company of written notice of resignation from the Executive. In no event shall resignation date specified by the Executive in any written notice of resignation be more than thirty (30) days from the date of such notice.


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         4.1.3 Notice of Termination for Felony Termination Event.  Unless first terminated by a written notice of the CEO, termination of the Executive's employment for a Felony Termination Evens (as defined in Section 4.2 below) shall be effected by delivery of a written notice of termination from the Company to the Executive, which notice shall specify the event or events set
forth  in  section  4.2  giving  rise  to  such   termination  (the  "Notice  of
Termination").

         4.1.4 Arbitration. All disputes involving termination of the Executive's employment for a Conduct, Performance or Disloyalty termination event shall be resolved by binding arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Agreement, and the Commercial Arbitration Rules of the AAA. In the event of any inconsistency between such rules and this Agreement, this Agreement shall control. The arbitration process shall commence when the Executive has received written notice by the Company that the Executive is being dismissed for any of the above referenced reasons. Either party may then notify the AAA who shall then supply the parties with a list of three potential arbitrators. Each party shall then have four (4) business days from the date of receipt of object to one of the potential arbitrators. The remaining potential arbitrator (and if more than one is remaining, then one shall be selected by lot) shall serve as the single arbitrator. Each partyshall then have sixty (60) days to conduct discovery pursuant to the terms and provisions of the California Code of Civil Procedure. Upon conclusion of the sixty (60) day period or such earlier time as the parties may agree the parties shall participate in an arbitration proceeding in accordance with the AAA's then current policies and procedures. The arbitration proceedings shall be conducted in California at the offices of AAA or such other place in California as the parties shall mutually agree. The arbitrator shall be empowered to impose sanctions and take such other actions as the arbitrator deems necessary to the same extent a judge could do pursuant to the California Code of Civil Procedure and applicable law. Ju4nent upon the award rendered by the arbitrator may be entered in any court having jurisdiction. Each party shall be responsible for their own expenses incurred in conjunction with any arbitration proceeding or action.

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         4.2  Cause.  Termination  for  "Cause"  shall mean  termination  of the
Executive's employment because the Executive (a) has engaged in fraudulent or criminal conduct in connection with the performance of his duties hereunder
which  conduct   materially  and  adversely  affects  the  Company  (a  "Conduct
Termination Event"), (1,) admits to or has been convicted of a crime punishable by imprisonment of more than one year (a "Felony Termination Event"), (c) has failed to perform in all material respects (following a written warning specifying such deficiency and a reasonable opportunity to cure) the normal and customary duties required of his position of employment (a "Performance Termination Event"), (d) has been disloyal to the Company by assisting competitors of the Company to the disadvantage of the Company by a breach of
Section 6 or by otherwise actively assisting competitors to the disadvantage of the Company (a "Disloyalty Termination Event"), or (e) has failed to cure after a notice of a reasonable directive issued by the CEO or a Company policy pertaining to the conduct of employees including but not limited to alcohol and substance abuse, harassment and other such actions which jeopardize the Company.

5.  PERMANENT DISABILITY

         In the event the Executive shall fail because of Illness, physical or mental disability or other incapacity, for a period of three (3) consecutive months, or for shorter periods aggregating four (4) months during any twelve-month period, to render the services provided for by this Agreement, then the Company may, by written notice of the Executive after the last day of the three (3) consecutive months of disabilly or the day on which the shorter periods of disability equal an aggregate of four months, reduce the Executive's compensation hereunder of "Permanent Disability" as follows:
                  First Four Months                     No Reduction
                  Following 12 months                   Fifty percent (50%)
                  (or less, the                         of compensation
                  balance of the
                  Employment Term)


The Executive will use his reasonable best efforts to cooperate with any physician practicing in the State of California selected by the Company to determine whether or not Permanent Disability exists. To the extent a dispute should arise with respect to whether or not Permanent Disability exists, the Executive and the Company shall each be entitled to select their own physician practicing in the State of California having appropriate and acknowledged levels of expertise in the area of the claimed disability, and the joint determination of such physicians made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement; provided that if such physicians cannot agree, the matter will be referred to arbitration in the manner set forth in Section

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4.1.4.  Any  payments  provided  for in this  Section 5 shall be  reduced to the extent that such payments, together with any disability payments received by the Executive under any disability plan, program or arrangements, exceed the Executive's Base Salary. Except (i) as to the obligation to continue to pay the Executive's medical insurance premiums for a period of 18 months following delivery of the written notice of "Permanent disability" to the Executive or
(ji) as otherwise provided herein, upon final determination of permanent disability, the Company shall have no further obligation to the Executive under this Agreement.

6.       NON-COMPETITON/NON-SOLICITATION AND CONFIDENTIALITY

         6.1 Non-competition/Non-solicitation. The Executive shall not, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, constant or agent of any person, partnership, corporation of other business organization or entity other than the Company; (a) engage in any business that is in competition with any business actively conducted by the Company or any of its subsidiaries/affiliates within the various states in which the Company or its subsidiaries/affiliates conduct business; (1,) solicit or endeavor to entice away from the Company or any of its subsidiaries/affiliates any person who is, or was during the then most recent 24-month period, employed by or a subcontractor of the Company or any of its subsidiaries/affiliates; (c) solicit or endeavor to entice away from the Company or any of its subsidiaries/affiliates any person who is, or was within the then most recent 24-month period, a customer, client or prospect of the Company or any of its subsidiaries/affiliates for a competing product; or (d) perform any services in competition with the Company or its subsidiaries/affiliates for or on behalf of any such customer, client or prospect. For purposes of this paragraph, the term "prospect" shall mean those potential customers and/or contacts of the Company and/or its subsidiaries/affiliates on the date of termination of this Agreement, as determined and included in a then existing sales prospect report maintained by the Company's sales management. The obligations of this Section 6.1 shall apply for 24 months alter termination of employment of, or resignation by the Executive as well as alter the end of the Term of Employment and during employment and shall be extended by a period of time equal to any period during which the Executive shall be in breach of such obligations.


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         6.2  Confidentiality.  The  Executive  covenants  and  agrees  with the
Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that she may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's, or any of its affiliates' or subsidiaries': products, services, facilities, applications, and methods, trade secrets and other intellectual property, Systems, procedures, manuals, confidential reports, products or
service  price  lists,   customer  lists,   technical   information,   financial
information (including the revenues, costs or profits associated with any of the Company's products), business plans, prospects or opportunities.

         6.3 Exclusive Property. The Executive covenants that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Executive relating to the business of the Company shall be and remain the property of the Company. Similarly, all patents and/or inventions or new products developed by the Executive, alone or with others during the term of this Agreement, shall constitute "work product" as such term is generally used and shall remain the property of the Company upon termination or expiration of this Agreement.

         6.4 Injunctive Relief. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 6 may result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 6 or such other relief as may be required specifically to enforce any of the covenants in this Section 6 and, to the extent it is successful on the merits, to obtain reimbursement for all its costs and expenses reasonably incurred, including reasonable attorneys fees, in connection with the enforcement of this Section 6. If for any reason a final decision of any court determines that the restetions under this Section 6 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration and scope identified in this Section 6 as will render such restrictions valid and enforceable.


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         The parties hereto  acknowledge and agree that the consideration  given for the non-competition clause contained in Section 6.1 above are the valuable and substantial stock options set forth in Section 2.4 above.

7.       MISCELLANEOUS

         7.1 Notices. All notices or communications hereunder shall be in writing, addressed as follows:

         To Company: Chief Executive Officer
                           Magnitude Information Systems, Inc.,
                           50 Tannery Road, Branch Road, Branchburg, NJ 08876

         With copy to:
                           Chief Financial Officer, Magnitude Information Systems, Inc., 50 Tannery Road, Branchburg, NJ 08876

         To the Executive:

                           John Duncan, 122 Stanford Way, Sausalito,
                           California 94965.
         Any such notice of communication shall be sent certified or registered mail, return receipt requested, or by recognized overnight delivery service, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefore, shall determine the time at which notice was give~

         7.2 Severability. If a court of competent jurisdiction determines that any term or provisions hereof is invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired and (I)) such court shall have the authority to replace such invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.


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         7.3 Assignment.  This Agreement shall inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive.

         7.4 Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive with reference to the subject matter hereof This Agreement may be amended at any time by mutual written agreement of the parties hereto.

         7.5 Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to the Executive in connection with his employment hereunder.

         7.6 Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of California without reference to rules relating to conflict of law.

         IN WITNESS WHEREOF the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand' as of the day and year first above written.

                                MAGNITUDE INFORMATION SYSTEMS, INC.


                                By:    /S/ Steven D. Rudnik
                                       ---------------------------------
                                           Steven D. Rudnik, President & CEO




                                         /S/  John Duncan
                                         -------------------------------
                                              John Duncan

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